Exhibit 10.1

EXECUTION VERSION

INVESTMENT AGREEMENT

dated as of April 14, 2024

by and among

Resideo Technologies, Inc.,

CD&R Channel Holdings, L.P.

and

Clayton, Dubilier & Rice Fund XII, L.P.

(solely for purposes of Section 4.10)

i

ii

iii

INVESTMENT AGREEMENT, dated as of April 14, 2024 (this “Agreement”), by and among Resideo Technologies, Inc., a Delaware corporation (the “Company”), CD&R Channel Holdings, L.P., a Cayman Islands exempted limited partnership (the “Purchaser”), and, solely for purposes of Section 4.10 hereof, Clayton, Dubilier & Rice Fund XII, L.P., a Cayman Islands exempted limited partnership (the “CD&R Fund”).

RECITALS:

WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, subject to the terms hereof, the “Snap One Merger Agreement”), by and among the Company, Pop Acquisition Inc. (“Merger Sub”) and Snap One Holdings Corp., pursuant to, and on the terms and subject to the conditions of which, Merger Sub will be merged with and into the Company (the “Snap One Merger”), with the Company surviving the Snap One Merger and becoming a wholly owned subsidiary of the Company as a result of the Snap One Merger;

WHEREAS, the Company proposes to issue and sell to the Purchaser shares of its preferred stock, par value $0.001 per share, designated as “Series A Cumulative Convertible Participating Preferred Stock” (the “Preferred Stock”), having the terms set forth in the Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Participating Preferred Stock in the form attached hereto as Exhibit A (the “Certificate of Designations”), subject to the terms and conditions set forth in this Agreement;

WHEREAS, the Preferred Stock will be convertible into shares of Common Stock of the Company on the terms set forth in the Certificate of Designations and this Agreement; and

WHEREAS, capitalized terms used in this Agreement have the meanings set forth in Section 6.9.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

PURCHASE; CLOSING

Section 1.1. Purchase. On the terms and subject to the conditions herein, on the Closing Date, the Company agrees to sell and issue to the Purchaser, and the Purchaser agrees to purchase from the Company, five hundred thousand (500,000) shares of Preferred Stock (the “Purchased Shares”) at a per share purchase price of one thousand dollars ($1,000) and an aggregate purchase price for all such shares of Preferred Stock of Five Hundred Million Dollars ($500,000,000) (the “Purchase Price”), which shares of Preferred Stock shall be issued to the Purchaser free and clear of any Liens (other than restrictions arising under applicable securities Laws and the restrictions set forth in this Agreement, including Section 4.10 hereof, and the Certificate of Designations).

Section 1.2. Closing.

(a) Subject to the satisfaction or waiver of the conditions set forth in this Agreement (other than those conditions that by their nature are to be satisfied by actions taken at the Closing (as herein defined), but subject to their satisfaction or waiver at the Closing), the closing of the purchase and sale by the Purchaser of the Purchased Shares pursuant to this Agreement (the “Closing”) shall take place remotely via the electronic exchange of documents and signature pages on the date of the closing of (but immediately prior to the closing of) the Snap One Merger as contemplated by the Snap One Merger Agreement (the “Snap One Closing”) or at such other date, time and place as the Company and the Purchaser mutually agree in writing (the “Closing Date”); provided that, to the extent that the Purchaser funds or causes to be funded all or any portion of the Purchase Price and the Closing Date does not occur within three (3) business days thereafter, the Company shall return such Purchase Price to the Purchaser upon written request of the Purchaser, but such return shall not otherwise limit or amend Purchaser’s obligations to fund the Purchase Price subsequently to the extent required in accordance with this Section 1.2. The Company shall provide notice to the Purchaser of the Company’s good faith estimate of the date of the Snap One Closing as soon as reasonably practicable in advance of such date and shall use commercially reasonable efforts to provide such notice at least ten (10) business days in advance of the Snap One Closing, it being understood that the failure of the Company to timely deliver such notice to Purchaser shall not otherwise relieve Purchaser of its obligations to fund the Purchase Price at the Closing.

(b) Subject to the satisfaction or waiver at or prior to the Closing of the applicable conditions to the Closing set forth in Section 1.3, at the Closing:

(1) the Company shall deliver or cause to be delivered to the Purchaser (A) evidence of the issuance of the Purchased Shares reasonably satisfactory to the Purchaser, (B) the Registration Rights Agreement, duly executed by the Company, and (C) the officer’s certificate required to be delivered by the Company to the Purchaser pursuant to Section 1.3(b)(3); and

(2) the Purchaser shall deliver or cause to be delivered (A) to a bank account designated by the Company in writing at least two (2) business days prior to the Closing Date, the Purchase Price by wire transfer of immediately available funds, (B) the Registration Rights Agreement, duly executed by the Purchaser, (C) the officer’s certificate required to be delivered by the Purchaser to the Company pursuant to Section 1.3(c), and (D) an IRS Form W-9 or an IRS Form W-8IMY indicating that the Purchaser is a withholding foreign partnership or a nonwithholding foreign partnership one hundred percent (100%) of the beneficial owner(s) of which are withholding foreign partnership(s), as applicable, duly executed by the Purchaser.

Section 1.3. Closing Conditions.

(a) The obligation of the Purchaser, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the satisfaction or waiver by the Purchaser and the Company at the Closing of the following conditions:

(1) no applicable Law enacted or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity of competent jurisdiction, or any Judgment (as defined in the Snap One Merger Agreement)

(whether temporary, preliminary or otherwise) or other legal restraint or prohibition issued, adopted or deemed applicable to such transactions by any such Governmental Entity, enjoining, prohibiting or otherwise making illegal the consummation of such transactions shall be in effect;

(2) the expiration or termination of any applicable waiting period (including any extension thereof) under the HSR Act shall have occurred; and

(3) the Snap One Merger shall have been consummated, or is being consummated substantially concurrently with or immediately following the Closing, in accordance with the terms and conditions set forth in the Snap One Merger Agreement (subject to any amendments, supplements, waivers or other modifications permitted by the last sentence of Section 4.2 or otherwise consented to in writing by the Purchaser).

(b) The obligation of the Purchaser to effect the Closing is also subject to the satisfaction or waiver by the Purchaser at the Closing of the following conditions:

(1) the Company Board shall have taken all actions necessary to, effective immediately following the Closing and in accordance with Section 4.8, cause each Initial Purchaser Designee to be elected to the Company Board as permitted by Law, and the Purchaser shall have received evidence reasonably satisfactory to it of the taking of such actions (which may take the form of a written consent or minutes of the Company Board reflecting such appointments);

(2) the Company shall have delivered to Purchaser evidence of the filing of the Certificate of Designations with the Secretary of State of the State of Delaware; and

(3) the Company shall have complied with and performed in all material respects all agreements and obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing, and shall have delivered to the Purchaser a certificate signed on behalf of the Company by a duly authorized senior executive officer of the Company to the effect that the condition set forth in this clause (3) has been satisfied.

(c) The obligation of the Company to effect the Closing is also subject to the satisfaction or waiver by the Company at the Closing of the following condition: the Purchaser shall have complied with and performed in all material respects all agreements and obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing, and the Purchaser shall have delivered to the Company a certificate signed on behalf of the Purchaser by a duly authorized senior executive officer of the Purchaser to the effect that the condition set forth in this clause (c) has been satisfied.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth (a) in the SEC Documents filed or furnished by the Company with the SEC, and publicly available, after December 31, 2020 and before the date of this Agreement (but excluding any disclosures set forth in risk factors or any “forward looking statements” within the meaning of the Securities Act or the Exchange Act) or (b) in a correspondingly identified schedule attached hereto (such schedules, collectively, the “Disclosure Schedules”), the Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date, in which case as of such date), that:

Section 2.1. Organization and Authority.

(a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, has all requisite corporate power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified (in the case of good standing, to the extent such jurisdiction recognizes such concept), except where such failure to be so qualified, individually or in the aggregate, would not be reasonably expected to have a Company Material Adverse Effect. True and accurate copies of the certificate of incorporation of the Company (the “Certificate of Incorporation”) and the bylaws of the Company (the “Bylaws”), each as in effect as of the date of this Agreement, have been made available to the Purchaser prior to the date hereof.

(b) Each material Company Subsidiary is duly organized and validly existing under the laws of its jurisdiction of organization, has all requisite corporate or other applicable entity power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified (in the case of good standing, to the extent such jurisdiction recognizes such concept), except where such failure to be so qualified, individually or in the aggregate, would not be reasonably expected to have a Company Material Adverse Effect. As used herein, “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (i) of which such Person or a subsidiary of such Person is a general partner or (ii) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, that is directly or indirectly owned by such person and/or one or more subsidiaries thereof; and “Company Subsidiary” means any Subsidiary of the Company.

Section 2.2. Capitalization.

(a) The authorized capital stock of the Company consists of 100,000,000 shares of Preferred Stock, par value $0.001 per share, and 700,000,000 shares of Common Stock, par value $0.001 per share. As of the close of business on March 31, 2024 (the “Capitalization Date”), there were 146,012,822 shares of Common Stock issued and outstanding and no shares of preferred stock of the Company issued and outstanding. As of the close of business on the Capitalization Date, (i) 1,202,522 shares of Common Stock were subject to issuance upon the exercise of stock options outstanding on such date that were granted pursuant to the Company Equity Plans (“Company Stock Options”), of which 150,000 were then unvested, (ii) 4,697,450 unvested time-based restricted stock units from awards granted pursuant to the Company Equity Plans (“Company RSUs”) were outstanding, (iii) 1,731,171 unvested performance-based restricted stock units (at target level of performance) granted pursuant to the Company Equity Plans (“Company PRSUs”) were outstanding, (iv) 5,946,055 shares of Common Stock were held by the Company in its treasury, (v) 3,411,208 shares of Common Stock were available for future awards under the Company Equity Plans and (vi) 145,857 shares of Common Stock are available for issuance under the Company’s Employee Stock Purchase Plan. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. From the Capitalization Date through and as of the date of this Agreement, no other shares of Common Stock or preferred stock have been issued other than those shares of Common Stock issued or subject to issuance upon the exercise of outstanding Company Stock Options or the vesting and settlement of Company RSUs or Company PRSUs that were outstanding as of the Capitalization Date. As of the date of this Agreement, the Company does not have outstanding shareholder rights plan or “poison pill” or any similar arrangement in effect.

(b) No bonds, debentures, notes or other Indebtedness having the right to vote (or convertible into or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. As of the date of this Agreement, except (i) pursuant to any cashless exercise provisions of any Company Stock Options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under Company Stock Options, Company RSUs or Company PRSUs, and (ii) as set forth in Section 2.2(a), the Company does not have and is not bound by any outstanding options, preemptive rights, rights of first offer, warrants, calls, commitments or other rights or agreements, in each case calling for the purchase or issuance of, or securities or rights convertible into, or exchangeable for, any shares of Common Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company.

Section 2.3. Authorization.

(a) The Company has the corporate power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of the Company (the “Company Board”), including all approvals required by Section 203 of the Delaware General Corporation Law with respect to the purchase of the Purchased Shares, any payment of dividends on the Purchased Shares other than in cash, and/or the purchase or other receipt of Common Stock upon purchase or conversion that is not violation of Section 4.10. This Agreement has been, and (as of the Closing) the other Transaction Documents will be, duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser, this Agreement is, and (as of the Closing) each of the other Transaction Documents will be, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement or the other Transaction Documents, and no other corporate proceedings (except to the extent set forth in the other Transaction Documents and except for the adoption of Company Board resolutions appointing the Purchaser Designees at Closing) or approval of the Company’s stockholders are necessary for the performance by the Company of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby (including, for the avoidance of doubt the conversion of Purchased Shares in accordance with the Certificate of Designations).

(b) Neither the execution and delivery by the Company of this Agreement, the Snap One Merger Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of any Company Group Member under any of the terms, conditions or provisions of (x) the Certificate of Incorporation, the Certificate of Designations, the Bylaws or the certificate of incorporation, charter, articles of association, bylaws or other governing instrument of any Company Subsidiary or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any Company Group Member is a party or by which it may be bound, or to which any Company Group Member or any of the properties or assets of any Company Group Member may be subject (including any of the Existing Debt Agreements, as such agreements may be amended in connection with the transactions contemplated by the Snap One Merger Agreement), or (ii) violate any law, statute, ordinance, rule, regulation, permit, franchise or any judgment, ruling, order, writ, injunction or decree applicable to any Company Group Member or any of its respective properties or assets, except in the case of clauses (i)(y) and (ii), for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Other than the securities or blue sky laws of the various states and approval or expiration of applicable waiting periods under the HSR Act, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions contemplated by this Agreement or the other Transaction Documents), except where the failure to obtain such approval or to provide or obtain such notice, registration, declaration, filing, exemption, review, authorization, order, consent or obtain the expiration of such waiting period would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received as of the date of this Agreement any notification that the SEC or the NYSE is contemplating terminating such registration or listing or otherwise.

Section 2.4. Sale and Status of Securities.

(a) Subject to the accuracy of the representations made by the Purchaser in Section 3.3, the offer, sale and issuance of the Purchased Shares (i) have been and will be made in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act, and (ii) will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state blue sky laws.

(b) (i) The Purchased Shares and (ii) the shares of Common Stock issuable upon conversion of the Purchased Shares (including shares of Preferred Stock issued as dividends thereon as provided in the Certificate of Designations) have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor as provided in this Agreement or the Certificate of Designations, the Purchased Shares will be validly issued, fully paid and nonassessable, will not be subject to preemptive rights of any other stockholder of the Company, and will effectively vest in the Purchaser good title to the Purchased Shares, free and clear of all Liens (other than restrictions arising under applicable securities Laws and the restrictions set forth in this Agreement, including Section 4.10 hereof, and the Certificate of Designations). Upon any conversion of any Purchased Shares (including shares of Preferred Stock issued as dividends thereon as provided in the Certificate of Designations), the shares of Common Stock upon such conversion will be validly issued, fully paid and non-assessable, and will not be subject to preemptive rights of any other stockholder of the Company, and will effectively vest in the Purchaser good title to all such securities, free and clear of all Liens (other than restrictions arising under applicable securities Laws and the restrictions set forth in this Agreement, including Section 4.10 hereof). The respective rights, preferences, privileges and restrictions of the Common Stock and the Preferred Stock are as stated in the Certificate of Incorporation and the Certificate of Designations and the Bylaws. The shares of Common Stock and shares of Preferred Stock to be issued upon any conversion of the Purchased Shares (including shares of Preferred Stock issued as dividends thereon as provided in the Certificate of Designations) and have been duly reserved for such issuance.

Section 2.5. SEC Documents; Financial Statements.

(a) The Company has filed all required reports, proxy statements, forms, and other documents with the U.S. Securities and Exchange Commission (the “SEC”) since December 31, 2020 (collectively, the “SEC Documents”). Each of the SEC Documents, as of its respective date, complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement, as of their respective dates, or if amended, as of the date of the last such amendment, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information relating to the Company Group is made known to the individuals responsible for the preparation of the Company’s filings with the SEC and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the Company Board’s audit committee (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, to the Knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

(c) There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required by applicable Law to be disclosed by the Company in its SEC Documents and is not so disclosed.

(d) The financial statements of the Company and its consolidated Subsidiaries included in the SEC Documents (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in each case as of the date such SEC Document was filed, and (ii) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows of the Company and its consolidated Subsidiaries for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosures and normal audit adjustments, which are not reasonably expected to be material individually or in aggregate).

Section 2.6. Undisclosed Liabilities. Except for (i) those liabilities that are reflected or reserved for in the consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, (ii) liabilities incurred since December 31, 2023 in the ordinary course of business consistent with past practice, (iii) liabilities incurred pursuant to the transactions contemplated by the Snap One Merger Agreement, Transaction Documents and the Debt Commitment Letter (as defined in the Snap One Merger Agreement), and (iv) liabilities that would not, individually or in the aggregate, be expected to have a Company Material Adverse Effect, the Company Group does not have any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto).

Section 2.7. Absence of Changes. Since December 31, 2023 through the date of this Agreement, there has not been any (i) Company Material Adverse Effect or (ii) action taken by any Company Group Member that, if such action had been taken between the date of this Agreement and the Closing Date, would violate Section 4.5 without the prior written consent of Purchaser.

Section 2.8. Brokers and Finders. Except for Evercore and Raymond James, the fees and expenses of which will be paid by the Company, no Company Group Member and none of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby.

Section 2.9. Registration Rights. Except as provided in the Registration Rights Agreement, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights to register under the Securities Act any of its presently outstanding equity securities or any of its equity securities that may be issued subsequently.

Section 2.10. Compliance with Laws; Anti-Corruption; Trade Controls.

(a) No Company Group Member is, or since January 1, 2021, has been, in violation in any respect of any applicable Law, except as would not, individually or in the aggregate, be material to the Company Group, taken as a whole. No Company Group Member is, to the Knowledge of the Company, subject to a pending investigation by a Governmental Entity with respect to compliance with any applicable Law, except for (i) such of the foregoing as would not, individually or in the aggregate, be material to the Company Group, taken as a whole, and (ii) as otherwise expressly disclosed in the SEC Documents.

(b) Since January 1, 2021, each Company Group Member and, to the Knowledge of the Company, each of its respective officers, directors, employees and agents acting in their capacities as such or otherwise on behalf of the Company Group (together with the term Company Group Member, collectively, the “Relevant Persons”), have not directly or indirectly violated or taken any act in furtherance of violating any provision of the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the U.K. Bribery Act 2010 or any other anti-corruption or anti-bribery Laws applicable to any Company Group Member.

(c) Since January 1, 2021, the Relevant Persons have not directly or indirectly taken any act in furtherance of any unlawful payment, gift, bribe, rebate, loan, payoff, kickback or any other unlawful transfer of value, or offer, promise or authorization thereof, to any Person, including any Government Official, for the purpose of: (i) improperly influencing or inducing such Person to do or omit to do any act or to make any decision in an official capacity or in violation of a lawful duty or (ii) inducing such Person to influence improperly his or her or its employer, public or private, or any Governmental Entity, to affect an act or decision of such employer or Governmental Entity, including to assist any Person in obtaining or retaining business, except as would not, individually or in the aggregate, be material to the Company Group, taken as a whole.

(d) Since January 1, 2021, the Relevant Persons have not in the course of their actions for, or on behalf of, any Company Group Member engaged directly or indirectly in transactions: (i) connected with any of North Korea, Crimea, Cuba, Iran, Syria, Myanmar or Sudan; (ii) connected with any government, country or other entity or Person that is the target of U.S. economic sanctions administered by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) or by Her Majesty’s Treasury in the U.K., or the target of any applicable U.N., E.U. or other international sanctions regime, including any transactions with specially designated nationals or blocked persons designated by OFAC or with persons on any U.N., E.U. or U.K. assets freeze list; or (iii) that is prohibited by any Law administered by OFAC, or by any other economic or trade sanctions Law of the U.S. or any other jurisdiction, except as would not, individually or in the aggregate, be material to the Company Group, taken as a whole.

(e) Since January 1, 2021, no Relevant Person is a Person whose property or interests in property are blocked or frozen under the economic sanctions laws of the U.S., the E.U. or any other jurisdiction, and no Relevant Person is designated as a denied person by the U.S. Commerce Department Bureau of Industry and Security or as a debarred party by the U.S. State Department’s Directorate of Defense Trade Control, except (in each case) as would not, individually or in the aggregate, be material to the Company Group, taken as a whole.

(f) Since January 1, 2021, the Relevant Persons have not in the course of their actions for, or on behalf of, any Company Group Member exported or reexported (including deemed exportation or reexportation) any merchandise, Software or technology in violation of the Export Administration Regulations, the International Traffic in Arms Regulations, or any other applicable export control laws of the U.S. or any other jurisdiction, except as would not, individually or in the aggregate, be material to the Company Group, taken as a whole.

(g) Since January 1, 2021, to the Knowledge of the Company, the Relevant Persons have not in the course of their actions for, or on behalf of, any Company Group Member taken any actions, refused to take any actions, or furnished any information in violation of the applicable U.S. laws restricting participation in international boycotts, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 2.11. Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to, have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received as of the date of this Agreement any notification that the SEC is contemplating terminating such registration.

Section 2.12. Existing Debt Agreements. The Company Group is as of the date hereof, and, after giving effect to the transactions contemplated hereby and by the Snap One Merger Agreement (including the Debt Financing and Equity Financing, as defined therein), as of immediately following the Closing and the Snap One Closing, shall be, in compliance in all material respects with the covenants, requirements, terms and conditions set forth in the Existing Debt Agreements. The Company has provided to Parent correct and complete copies of each Existing Indebtedness Agreement as in effect as of the date hereof.

Section 2.13. No Additional Representations. Except for the representations and warranties made by the Company in Article II, neither the Company nor any other person makes any express or implied representation or warranty with respect to any Company Group Member or their respective businesses, operations, assets, liabilities, employees, employee benefit Plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Purchaser, or any of its Affiliates or representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to any Company Group Member or their respective business, or (ii) except for the representations and warranties made by the Company in Article II, any oral or written information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date, in which case as of such date), that:

Section 3.1. Organization and Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and the Purchaser has the requisite power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.

Section 3.2. Authorization.

(a) The Purchaser has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser, and no further approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is required. This Agreement has been duly and validly executed and delivered by the Purchaser and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(b) None of the execution, delivery and performance by the Purchaser of this Agreement, the consummation of the transactions contemplated hereby, or compliance by the Purchaser with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of (x) its governing instruments or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which it may be bound, or to which the Purchaser or any of the properties or assets of the Purchaser may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Purchaser or any of its respective properties or assets except in the case of clauses (i)(y) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(c) Other than the securities or blue sky laws of the various states, and approval or expiration of applicable waiting periods under the HSR Act, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by the Purchaser of the transactions contemplated by this Agreement.

Section 3.3. Purchase for Investment. The Purchaser acknowledges that the Purchased Shares have not been registered under the Securities Act or under any state or other applicable securities laws. The Purchaser (i) acknowledges that it is acquiring the Purchased Shares and the Common Stock issuable upon conversion of the Preferred Stock pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Purchased Shares to any Person in violation of applicable securities laws, (ii) will not sell or otherwise dispose of any of the Purchased Shares or the Common Stock issuable upon conversion of the Purchased Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws (and the provisions of Section 4.7 hereof), (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchased Shares and of making an informed investment decision, (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), (v) is a “qualified institutional buyer” (as that term is defined in Rule 144A of the Securities Act), (vi) is purchasing the Purchased Shares for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities Laws, and (vii) (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares and the Common Stock issuable upon conversion of the Purchased Shares, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (x) an investment in the Purchased Shares and the Common Stock issuable upon conversion of the Purchased Shares indefinitely and (y) a total loss in respect of such investment. The Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Purchased Shares and the Common Stock issuable upon conversion of the Purchased Shares and to protect its own interest in connection with such investment.

Section 3.4. Financial Capability. Purchaser has delivered to the Company a true and complete copy of the Commitment Letter, dated as of the date hereof, entered into by and between the Purchaser and the CD&R Fund (the “Commitment Letter”), pursuant to which the CD&R Fund has committed, subject only to the terms and conditions thereof, to invest the amounts set forth therein and to pay for monetary damages in accordance with the terms set forth therein. As of the date of this Agreement, the Commitment Letter is in full force and effect and constitutes the enforceable, legal, valid and binding obligations of each of the parties thereto. At the Closing, the Purchaser will have available funds necessary to consummate the purchase and pay the Purchase Price on the terms and conditions contemplated by this Agreement. Purchaser is not aware of any reason why the funds sufficient to pay the Purchase Price will not be available on the Closing Date. There are no conditions precedent related to the funding of the full amount of the financing committed pursuant to the Commitment Letter other than as expressly set forth in the Commitment Letter.

Section 3.5. Brokers and Finders. Neither the Purchaser nor its Affiliates or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Purchaser, in connection with this Agreement or the transactions contemplated hereby.

Section 3.6. Ownership. As of the date of this Agreement, neither the CD&R Fund, the Purchaser nor any of their respective controlled Affiliates are the owners of record or the Beneficial Owners of shares of Common Stock or securities convertible into or exchangeable for, or any swaps or other derivative securities whose value is primarily correlated to, Common Stock.

Section 3.7. No Overlapping Businesses. Except as set forth on Schedule 3.7, none of the CD&R Fund, the Purchaser nor any of their Affiliates has an interest greater than five percent (5%) in a Person that owns, manages, controls or operates any business engaged in any of the lines of business in which the Company or any of its Subsidiaries is engaged.

Section 3.8. U.S. Persons. The Purchaser is not a “foreign person” as such term is defined in 31 CFR 800.224.

Section 3.9. Acknowledgment of No Other Representations or Warranties. Each of Purchaser and its Affiliates acknowledges that it has conducted its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Company and other Company Group Members. Each of Purchaser and its Affiliates acknowledges and agrees that, except for the representations and warranties contained in Article II, neither the Company nor any of its Subsidiaries, nor any other Person, makes any express or implied representation or warranty with respect to any Company Group Member or their respective businesses, operations, assets, liabilities, employees, employee benefit Plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties and the Purchaser acknowledges that neither it nor any Affiliate thereof have relied on any information or material other than the express representations and warranties set forth in Article II. In particular, without limiting the foregoing disclaimer, neither the Company nor any of its Subsidiaries, nor any other Person, makes or has made any representation or warranty to the Purchaser, or any of its Affiliates or representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to any Company Group Member or their respective business, or (ii) except for the representations and warranties made by the Company in Article II, any oral or written information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. To the fullest extent permitted by applicable Law, except with respect to the representations and warranties contained in Article II, neither the Company nor any of its Affiliates shall have any liability (except in the case of actual fraud) to Purchaser or its Affiliates or representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any other representation or warranty, either express or implied, included in any information or statements (or any omissions therefrom) provided or made available by the Company or its Affiliates to Purchaser or its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement.

ARTICLE IV

COVENANTS

Section 4.1. Filings; Other Actions.

(a) During the period commencing on the date hereof and terminating on the earlier to occur of (a) the Closing and (b) the termination of this Agreement in accordance with the provisions hereof (the “Pre-Closing Period”), each of the Purchaser, on the one hand, and the Company, on the other hand, will (and will cause their respective Affiliates to) reasonably cooperate and consult with the other and use their respective reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as may be reasonably necessary to consummate or implement the transactions contemplated by this Agreement or to evidence such events or matters. In particular, the Purchaser and the Company shall, and shall cause their Affiliates to, use all reasonable best efforts to as promptly as reasonably practicable following the date hereof (and, in the case of the HSR Act, in any event, within five (5) business days of the date hereof), submit the notifications under the HSR Act and any other applicable antitrust or similar Laws or FDI Laws, including as set forth on Schedule 4.1, with respect to the transactions contemplated hereby, including the issuance of the Purchased Shares to the Purchaser (and the issuance of Common Stock upon conversion of any Purchased Shares). The Purchaser and the Company will have the right to review in advance, and to the extent reasonably practicable, each will reasonably consult with the other, in each case subject to applicable Laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act, and cause their Affiliates to act, reasonably and as promptly as reasonably practicable. Each party hereto agrees to, and cause their Affiliates to, keep the other party reasonably apprised of the status of matters referred to in this Section 4.1. The Purchaser shall promptly furnish the Company, and the Company shall promptly furnish the Purchaser, and each shall cause their respective Affiliates to furnish the other, with copies of written communications received by it or its Affiliates from any Governmental Entity in respect of the transactions contemplated by this Agreement. Notwithstanding anything herein to the contrary, under no circumstances shall any Company Group Member be required to (x) make any payment to any Person to secure such Person’s consent, approval or authorization (excluding any applicable filing fees or other de minimis expenses that are required to be paid by the Company) or (y) proffer to, or agree to, license, dispose of, sell or otherwise hold separate or restrict the operation of any of its assets, operations or other rights. Any and all filing or similar fees payable in respect of any filings with Governmental Entities pursuant to this Section 4.1 shall be paid by the Purchaser or the applicable Affiliate thereof.

(b) Without limiting the generality of Section 4.1(a), the parties undertake to: (i) duly prepare and file with the Italian Presidency of the Council of Ministers (the “Italian FDI Authority”), within 20 calendar days after the date hereof, the application (the “Italian FDI Filing”) required to obtain the approval of the transactions contemplated hereby as a result of (a) the Italian FDI Authority issuing a decision clearing such transactions without conditions, prescriptions, recommendations or similar measures, (b) the Italian FDI Authority issuing a decision declaring such transactions outside of the scope of Law Decree No. 21/2012, or (c) the expiration of the relevant review period set forth by Article 2 of Law Decree No. 21/2012 without the Italian FDI Authority having adopted any decision (any of the foregoing clauses (a) – (c), the “Italian FDI Clearance”), and (ii) reasonably promptly provide the Italian FDI Authority with any additional information and documentation it requests for the purposes of issuing the Italian FDI Clearance. The Company undertakes to execute the Italian FDI Filing, acting as a notifying party thereto. To the extent the Italian FDI Clearance has not been obtained as of the date the Closing is otherwise required to occur hereunder, the Closing shall occur as required and each of the parties agree to use their respective reasonable best efforts to obtain such Italian FDI Clearance as soon as reasonably practicable following the Closing. The Purchaser acknowledges that, following the Closing until receipt of the Italian FDI Clearance, (x) its voting rights in respect of the Purchased Shares (and the Common Stock issuable upon conversion thereof) shall be suspended with reference to any resolution specifically concerning any Subsidiary of the Company domiciled or operating in Italy and the business carried out by the Company and its Subsidiaries with clients located in Italy, and (y) any Purchaser Designee appointed to the Company Board shall refrain from voting on resolutions concerning the matters contemplated by clause (x) of this sentence. For the avoidance of doubt, the receipt of the Italian FDI Clearance and any limitations placed on the Company in connection therewith shall not be a condition to the occurrence of the Closing.

Section 4.2. Reasonable Best Efforts to Close; Amendments to Snap One Merger Agreement.

(a) During the Pre-Closing Period, the Company and the Purchaser each will, and will cause their respective Affiliates to, use reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary under applicable Laws so as to permit consummation of the transactions contemplated hereby as promptly as reasonably practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate reasonably with the other party hereto to that end, including in relation to the satisfaction of the conditions to Closing set forth in Sections 1.3(a), (b) and (c) and reasonably cooperating in seeking to obtain any consent required from Governmental Entities or other Persons; provided, that under no circumstances shall the Purchaser or any Company Group Member be required to make any material payment (other than filing or similar fees or fees payable to a Governmental Entity and expenses of advisors in connection therewith) in respect of the obligations set forth in this Section 4.2.

(b) During the Pre-Closing Period, the Company shall not cause or permit any amendment, waiver, modification or supplement to the Snap One Merger Agreement in a manner (i) that would have the effect of increasing the Merger Consideration (as defined in Snap One Merger Agreement) or extending the Outside Date (as defined in the Merger Agreement) beyond the extensions contemplated in such definition or (ii) that is or would be reasonably likely, individually or in the aggregate, to be material and adverse to the Company Group, taken as a whole, without the prior written consent of the Purchaser.

Section 4.3. Confidentiality. Each party to this Agreement will hold, and will cause its respective Affiliates and their respective directors, managers, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is necessary in connection with any necessary regulatory approval, examination or inspection or unless disclosure is required by judicial or administrative process or by other requirement of Law or the applicable requirements of any Governmental Entity or relevant stock exchange (in which case, other than in connection with a disclosure in connection with a routine audit or examination by, or document request from, a regulatory or self-regulatory authority, bank examiner or auditor, the party disclosing such information shall provide the other party with prior written notice of such permitted disclosure to the extent lawful), and shall not use (other than for purposes of monitoring its investment in the Company or enforcing its rights under this Agreement and the other Transaction Documents), all non-public records, books, contracts, instruments, computer data and other data and information concerning the other party hereto or its Subsidiaries furnished to it by or on behalf of such other party or its representatives pursuant to this Agreement or otherwise in connection with the investment contemplated to be made pursuant to the terms hereof, including in connection with any due diligence investigation undertaken by the Purchaser and its Affiliates and their respective representatives in connection with the foregoing (except to the extent that such Information can be reasonably demonstrated to have been or be (a) previously known by such party from other sources, provided that such source was not known by such party to be bound by a contractual, legal or fiduciary obligation of confidentiality to the other party, (b) in the public domain through no violation of this Section 4.3 by such party or (c) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall, and shall cause their respective Affiliates not to, release or disclose such Information to any other Person, except its auditors, attorneys, financial advisors, and other consultants and advisors to the extent the disclosure thereto is reasonable in connection with the transactions contemplated hereby or for purposes of monitoring its investment in the Company or enforcing its rights under this Agreement and the other Transaction Documents. Each party shall be responsible for any breach of this

Section 4.3 by any Affiliate thereof or any of their respective directors, managers, officers, employees, agents, consultants and advisors. Without limiting the foregoing, that certain confidentiality agreement, dated as of December 30, 2023 entered into between the Purchaser and the Company (or the applicable Affiliates thereof) (the “Confidentiality Agreement”) shall remain in full force and effect until the occurrence of the Closing, and the terms set forth herein shall be in addition to (and not in lieu of) the terms set forth in the Confidentiality Agreement; provided that, the Confidentiality Agreement and all obligations thereunder shall be automatically terminated with no further obligations thereunder, effective immediately upon the Closing, without any further action required by the parties hereto or thereto.

Section 4.4. State Securities Laws. During the Pre-Closing Period, the Company shall use its reasonable best efforts to (a) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of the Purchased Shares and (b) cause such authorization, approval, permit or qualification to be effective as of the Closing.

Section 4.5. Interim Operating Covenants. Except as set forth on Schedule 4.5, during the Pre-Closing Period, the Company shall, and shall cause each other member of the Company Group to use their respective reasonable best efforts (i) to operate its business in the ordinary course in substantially the same manner in which it previously has been conducted and (ii) preserve intact in all material respects its business and assets and its relationships with customers, suppliers, employees and others having business dealings with it. Without limiting the generality of the foregoing, during the Pre-Closing Period, without the prior written consent of the Purchaser, the Company shall not, and shall cause each other member of the Company Group to not:

(a) declare, or make payment in respect of, any dividend or other distribution upon any shares of capital stock of the Company;

(b) redeem, repurchase or acquire any capital stock of the Company, other than repurchases of capital stock from employees, officers or directors of any Company Group Member for purposes of the payment of the exercise price of a Company Stock Option or for purposes of tax withholding pursuant to, or as required by, any of the Company Group’s agreements or Plans in effect as of the date hereof;

(c) take any other action that, if taken following the Closing, would (i) require the prior written consent of the holders of the Preferred Stock pursuant to the Certificate of Designations, or (ii) result in an adjustment to the Conversion Price pursuant to the Certificate of Designations unless (in the case of this clause (ii)) such adjustment is effected upon the Closing and the issuance of the Preferred Stock pursuant to this Agreement;

(d) issue any shares of capital stock, or securities exercisable for, exchangeable for or convertible into capital stock, of the Company or its Subsidiaries (other than issuances to the Company or any wholly owned Subsidiary thereof) (i) to any private equity sponsor or similar institutional investor or (ii) in an amount exceeding $25,000,000 in the aggregate (excluding for this purpose issuances of securities referenced in clause (1) of the definition of Exempted Securities); or

(e) agree or commit to do any of the foregoing.

Section 4.6. Tax Matters.

(a) The Purchaser and the Company agree that it is their intention that, for U.S. federal (and applicable state and local) income Tax purposes (such tax treatment, the “Intended Tax Treatment”), (i) the Purchased Shares are equity (and not debt), (ii) not to treat the Purchased Shares (based on their terms as set forth in the Certificate of Designations) as “preferred stock” within the meaning of Section 305 of the Code, and Treasury Regulation Section 1.305-5 for U.S. federal income tax and withholding tax purposes, and (iii) the Holders shall not be required to include in income as a dividend any amounts in respect of the Purchased Shares unless and until dividends are declared and paid in cash thereon in accordance with the terms of the Certificate of Designations. The Company will, and will cause any paying agent or other agent of the Company to, report consistently with, and take no positions or actions inconsistent with (including on any IRS Form 1099 or any other information return) the Intended Tax Treatment (including by way of withholding) unless otherwise required by (A) a change in Law that is binding on the Company or (B) a final determination of a taxing authority that is binding on the Company.

(b) The Company and its paying agent shall be entitled to withhold Taxes on all payments on the Purchased Shares and the Common Stock issuable upon conversion thereof to the extent required by applicable Law. The Company shall use reasonable best efforts to (i) notify a Holder at least ten (10) business days prior to any withholding on payments to a Holder, and (ii) give the Holder a reasonable opportunity to provide any form or certificate to reduce or eliminate such withholding.

(c) At or prior to the Closing, the Company shall deliver to the Purchaser a duly executed certificate from the Company issued to the Purchaser, dated as of the Closing Date, complying with Treasury Regulations Section 1.1445-2(c)(3), together with the notification in accordance with Treasury Regulations Section 1.897-2(h). Further, at a Holder’s request in connection with any sale, redemption, or other exchange of Purchased Shares or Common Stock held by a Holder, the Company shall use reasonable efforts to determine within fifteen (15) days of receipt of request from the Holder whether it is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (a “USRPHC”) and shall promptly notify the Holder in writing of its determination of its status as a USRPHC and shall provide to the Holder a statement in accordance with Treasury Regulations Section 1.897-2(h)(1) where it determines the interest being sold is not a United States real property interest within the meaning of Section 897 of the Code, or otherwise inform the Holder in writing that it cannot make such certification under applicable law.

(d) For so long as any Purchased Shares or any shares of Common Stock issuable upon conversion of the Purchased Shares are outstanding, the Company is and will remain classified as a corporation for U.S. federal income tax purposes.

Section 4.7. Transfer Restrictions.

(a) In order to induce the Company to consummate the transactions contemplated by this Agreement, the Purchaser hereby agrees that, except as set forth in the remaining provisions of this Section 4.7, from the Closing until the day that is twenty-four (24) months after the Closing Date (the “Lock-up Period”), the Purchaser Parties shall not, directly or indirectly, in any single transaction or series of related transactions: (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to (collectively, “Transfer”) any of the Purchased Shares (or any shares of Preferred Stock issued as dividends on the Purchased Shares) or any shares of Common Stock received upon conversion thereof or any shares of capital stock received in exchange for or as a distribution on or with respect to such Purchased Shares or shares of Preferred Stock or Common Stock (such shares, collectively, the “Lock-up Shares”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or voting rights in respect of, any of the Lock-up Shares, for cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b). The Purchaser hereby authorizes the Company during the Lock-up Period to cause its transfer agent for the Lock-up Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Lock-up Shares for which the Purchaser (or any Purchaser Party) is the record or beneficial holder with respect to any Transfer of Lock-Up Shares during the Lock-Up Period that is prohibited in accordance with this Section 4.7. Following the Lock-Up Period, the Purchaser hereby agrees that the Purchaser Parties shall not Transfer the Purchased Shares (or any shares of Preferred Stock issued as dividends on the Purchased Shares) unless such shares are converted into Common Stock in connection with such Transfer; provided, that the Purchaser Parties shall be permitted to Transfer the Purchased Shares (and any shares of Preferred Stock issued as dividends on the Purchased Shares) without converting such shares into Common Stock if the Common Stock ceases to be listed or quoted on the NYSE or another U.S. national securities exchange or automated inter-dealer quotation system. Notwithstanding the foregoing provisions of this Section 4.7(a), any Purchaser Party may Transfer the Lock-up Shares (i) to another Purchaser Party, but only if such other Purchaser Party agrees in writing for the benefit of the Company (in form and substance reasonably satisfactory to the Company) to be bound by the terms of this Agreement and if the transferee and the transferor agree for the express benefit of the Company that the transferee shall Transfer the Lock-up Shares so Transferred back to the transferor at or before such time as the transferee ceases to be a Purchaser Party; (ii) to any other person to the extent such Transfer has been approved in writing by a majority of the Company Board excluding the Purchaser Designees; (iii) to the Company (including by way of surrender or repurchase) or any Company Subsidiary; (iv) pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any change of control transaction involving the Company or any Subsidiary, in each case of this clause (iv), approved by the Company Board or any liquidation, dissolution or winding up of the Company; and/or (v) pursuant to a pledge in respect of a Permitted Loan or a Transfer to the lender thereof in connection with a foreclosure of such pledge, in each case, in accordance with terms of this Agreement. Notwithstanding anything to the contrary herein, in the event of an exercise of the Conversion Option (as defined in the Certificate of Designations) with respect to any of the Preferred Stock pursuant to the Certificate of Designations, a Purchaser Party shall be permitted to Transfer all or any portion of the Common Stock issued upon conversion of such Preferred Stock at any time following such conversion, but subject to the remaining limitations set forth in Section 4.7(b)(2).

(b) Notwithstanding Section 4.7(a), the Purchaser Parties shall not at any time (including after the end of the Lock-up Period), directly or indirectly, without the prior written consent of the majority of the Company Board excluding the Purchaser Designees, in any single transaction or series of related transactions, Transfer any of the Lock-up Shares:

(1) other than in accordance with all applicable Laws and the other terms and conditions of this Agreement; or

(2) to any Person that is a Prohibited Transferee, other than any Transfer on the open market in reliance upon Rule 144 of the Securities Act or pursuant to a valid Registration Statement (including a Registration Statement filed pursuant to the Registration Rights Agreement).

The Purchaser Parties shall not be deemed to have breached their obligations under Section 4.7(b)(2) as it relates to Prohibited Transferees with respect to the Transfer of Purchased Shares to any Person (including through a Block Sale (as defined in the Registration Rights Agreement)) so long as the Purchaser Parties act in good faith, based on generally available public information and the advice of its legal and financial advisors and after reasonable inquiry, determine that neither such Person nor its Affiliates is a Prohibited Transferee. The reporting by a Person of its ownership of the securities of an issuer on Schedule 13G shall be deemed to establish conclusively that such person is not an Activist Investor with respect to such issuer for purposes of the definition of “Activist Investor”, except to the extent such person subsequently (but prior to such Transfer) files a Schedule 13D with respect to such issuer; provided that any such determination for any Person with respect to one issuer shall not preclude such Person from otherwise being an Activist Investor.

(c) Any attempted Transfer in violation of this Section 4.7 shall be null and void ab initio.

(d) Subject to the terms set forth in this Section 4.7(d), the Purchaser Parties shall be permitted to pledge the shares of Preferred Stock (or shares of Common Stock issuable or issued upon conversion thereof) in respect of one or more bona fide loans made to the Purchaser Parties by a Person who is not (and whose Affiliates are not) Prohibited Transferees (each, a “Permitted Loan”); provided, that, (i) at least five (5) Business Days prior to the execution of definitive documentation in respect of any such Permitted Loan and the consummation thereof, the Purchaser Parties shall provide prior written notice to the Company of the identity of the lender or lenders thereunder and shall provide such other information about the lenders or the loan reasonably requested by the Company to comply with, or monitor compliance with, this Agreement, and (ii) any such Permitted Loan shall not be a Margin Loan. Notwithstanding the foregoing or anything to the contrary herein, any Permitted Loan entered into by such Purchaser Party shall only be with (or provided by) one or more commercial banks or financial institutions that are not Prohibited Transferees (such financial institutions or banks excluding any Prohibited Transferee, collectively referred to herein as “lenders”), and no Prohibited Transferee shall be permitted to have any direct or indirect interest in any such Permitted Loan (whether by participation or otherwise) and the definitive documentation in respect of any such Permitted Loan shall provide that any transfer, assignment or participation to any Prohibited Transferee will be void. Nothing contained in this Agreement shall prohibit or otherwise restrict the ability of any lender (or its securities affiliate) or collateral agent to foreclose upon and sell, dispose of or otherwise transfer the shares of Preferred Stock and/or shares of Common Stock (including shares of Common Stock issued upon conversion of the Preferred Stock following foreclosure on a Permitted Loan) pledged to secure the obligations of the borrower following an event of default under a Permitted Loan, provided that no such sale, disposition or other transfer may be made to a Prohibited Transferee. Notwithstanding the foregoing or anything to the contrary herein, in the event that any lender or other creditor with respect to a Permitted Loan (including any agent or trustee on their behalf) or any Affiliate of the foregoing exercises any rights or remedies in respect of the shares of Preferred Stock (or shares of Common Stock issuable or issued upon conversion thereof) or any other collateral for any Permitted Loan or Transfers or causes the Transfer of any shares of Preferred Stock (or shares of Common Stock issuable or issued upon conversion thereof), no lender, creditor, agent, trustee or transferee or Affiliate of any of the foregoing (including any subsequent transferee of any of the foregoing but excluding, for the avoidance of doubt, the Purchaser Parties) shall be entitled to any rights under this Agreement under Article IV, except under this Section 4.7(d), or Article V (it being understood that such lender shall continue to have the economic rights associated with the ownership of the Preferred Stock as set forth in the Certificate of Designations (including the right to dividends and priority returns in the event of a liquidation)), unless such lender, creditor, agent, trustee or transferee shall execute and deliver to the Company a written agreement pursuant to which it agrees to be bound by this Agreement on terms reasonably acceptable to the Company. Subject to the terms set forth in this and the immediately succeeding sentence, on or after the Closing Date, if requested by a Purchaser Party, at the sole cost and expense of the Purchaser Parties, the Company will use reasonable best efforts to provide such cooperation and assistance as may be reasonably requested in connection with such Purchaser Party obtaining any Permitted Loan, provided that any cooperation and assistance as the Purchaser may reasonably request will not unreasonably disrupt the operation of the Company’s business, which cooperation may include entering into such customary agreements (including an issuer agreement) in forms reasonably acceptable to the Company, and using commercially reasonable efforts to cause any transfer agent to take such actions and enter into such agreements, as are reasonably requested by a Purchaser Party. In connection with any cooperation or assistance contemplated pursuant to the foregoing sentence, neither the Company nor any of its Subsidiaries shall (A) be required to pay any fees, expenses or other amounts in connection with obtaining any Permitted Loan, (B) be required to enter into, or cause any other person to enter into, any agreement or instrument unless it is on terms reasonably acceptable to the Company or (C) have any liability or obligation under any Permitted Loan or any related document or any other agreement or document in connection with any Permitted Loan (except for this Agreement and any agreement entered into by the Company or any such Subsidiary in accordance with this Section 4.7). In addition, nothing herein will require the Company or its Subsidiaries to provide (or be deemed to require the Company to prepare) any pro forma financial statements, projections or other prospective or non-public information in connection with any Permitted Loan.

(e) Notwithstanding anything in this Agreement or elsewhere to the contrary, no sale by any Purchaser Party (other than any CD&R Designee) of the Preferred Stock or any shares of Common Stock issuable or issued upon conversion of any of the Preferred Stock or purchase by any Purchaser Party of any Common Stock of the Company (either directly or indirectly through another Person) shall be subject to any policies, procedures or limitations (other than any applicable federal securities laws and any other applicable laws) otherwise applicable to the CD&R Designees with respect to trading in the Company’s securities and the Company acknowledges and agrees that such policies, procedures or limitations applicable to the CD&R Designees shall not be violated by any such transfer or purchase, other than any applicable federal securities laws and any other applicable laws.

(d) The Company shall, at Purchaser’s sole cost and expense, provide such reasonable cooperation as reasonably requested by the Purchaser and its Affiliates in connection with any transfer not prohibited by this Section 4.7.

Section 4.8. Board Representation.

(a) From and after the Closing, until such time as the Purchaser Parties collectively no longer Beneficially Own a number of shares of Purchased Shares equal to (i) at least ten percent (10%) of the outstanding shares of Common Stock, determined on an As-Converted Common Stock basis (provided, that, for purposes of calculating the percentage As-Converted Common Stock ownership for this Section 4.8, any Exempted Securities shall be excluded and deemed not outstanding), the Purchaser shall be entitled to designate two (2) persons, who shall be Partners, Managing Directors, Advisors or Principals of the Purchaser, CD&R or any CD&R Affiliate and reasonably acceptable to the Company at the time of such designation, to serve on the Company Board (such individuals who are so reasonably acceptable to the Company, the “Purchaser Designees” and each a “Purchaser Designee”) and (ii) at least five percent (5%) (but less than the 10% contemplated in the foregoing clause (i)) of the outstanding shares of Common Stock, determined on an As-Converted Common Stock basis (provided, that, for purposes of calculating the percentage As-Converted Common Stock ownership for this Section 4.8, any shares issued pursuant to clauses (1), (2) and (5) of the definition of Exempted Security shall be excluded and deemed not outstanding), the Purchaser shall be entitled to designate one (1) Purchaser Designee. At such time that the Purchaser is no longer entitled to designate one or both Purchaser Designees pursuant to the previous sentence, the Purchaser shall promptly cause one or both Purchaser Designees, as applicable, to offer to resign from the Company Board. The Purchaser Designees shall initially be those persons named on Schedule 4.8(a)(ii) of this Agreement (the “Initial Purchaser Designees”), each of whom has been determined to be reasonably acceptable to the Company. A person that is a Purchaser Designee shall remain and be regarded as a Purchaser Designee for purposes of this Agreement for the remainder of such person’s term on the Company Board or, if earlier, death or resignation. The Company’s obligations to have any Purchaser Designee appointed to the Company Board or nominate any Purchaser Designee for election as a director at any meeting of the Company’s stockholders pursuant to this Section 4.8, as applicable, shall in each case be subject to such Purchaser Designee’s satisfaction of all requirements regarding service as a director of the Company under applicable Law, stock exchange rules regarding service as a director of the Company, and the Company’s corporate governance or other guidelines and director onboarding and membership requirements, in each case, that are generally applicable to all directors. The Purchaser Parties will cause each Purchaser Designee to make himself or herself reasonably available for interviews and to consent to such reference and background checks or other investigations and provide such information as the Company Board may reasonably request to determine the Purchaser’s Designee’s eligibility and qualification to serve as a director of the Company Board and otherwise comply with the corporate governance or other guidelines and director onboarding and membership requirements of the Company that are generally applicable to all directors thereof.

(b) From and after the Closing, subject to Section 4.7(a), the Company shall take such actions as are reasonably necessary to cause the Purchaser Designees to be nominated as members of the Company Board and shall, subject to applicable Law and the exercise of the fiduciary duties of the Company Board, include in any proxy statement prepared, used, delivered or publicly filed by the Company to solicit the vote of its stockholders in connection with any meeting of Company stockholders the recommendation of the Company Board that stockholders of the Company vote in favor of the Purchaser Designees and solicit votes in favor of the election of the Purchaser Designees to Company Board consistent with the Company’s efforts to solicit votes in favor of the election of the Company’s other nominees to the Company Board.

(c) The Company, the Purchaser and each Purchaser Designee shall enter into a confidentiality and non-disclosure agreement on reasonably acceptable terms and which shall provide that a Purchaser Designee shall be permitted to disclose confidential or non-public information received by such Purchaser Designee in its capacity as a member of the Company Board to representatives of the Purchaser Parties on the terms and subject to reasonable conditions and limitations set forth therein.

(d) For so long as a CD&R Person or Purchaser Designee is serving on the Company Board, (i) the Company shall not implement or maintain any trading policy, equity ownership guidelines (including with respect to the use of Rule 10b5-1 plans and preclearance or notification to the Company of any trades in the Company’s securities) or similar guideline or policy with respect to the trading of securities of the Company that applies to any Purchaser Party (including a policy that limits, prohibits or restricts any Purchaser Party from entering into any hedging or derivative arrangements), in each case other than with respect to any CD&R Person or Purchaser Designee solely in his or her individual capacity, except as provided herein, (ii) any share ownership requirement for any Purchaser Designee serving on the Board of Directors will be deemed satisfied by the securities owned by any Purchaser Party and under no circumstances shall any of such policies, procedures, processes, codes, rules, standards and guidelines impose any restrictions on any Purchaser Party’s transfers of securities pursuant to the Registration Rights Agreement or otherwise, subject to compliance with applicable securities Laws, (iii) under no circumstances shall any policy, procedure, code, rule, standard or guideline applicable to the Company Board be violated by any Purchaser Designee receiving compensation from any Purchaser Party and (iv) no Purchaser Designee shall be excluded or required to recuse himself or herself from any meetings or materials of the Company Board as a result of or in connection with his or her affiliation with the CD&R Group or the CD&R Group’s ownership of any Preferred Stock or Common Stock except in connection with a transaction with, or dispute involving, the Purchaser or any other member of the CD&R Group, and, in each case of the foregoing clauses (i), (ii), (iii) and (iv), it is agreed that any such policies in effect from time to time that purport to impose terms inconsistent with this Section 4.8 shall not apply to the extent inconsistent with this Section 4.8 (but shall otherwise be applicable to the Purchaser Designee).

(e) To the fullest extent permitted by the DGCL and subject to any express agreement that may from time to time be in effect, including the confidentiality provisions set forth in this Agreement, to the extent in compliance with applicable Law, the Company agrees that any Purchaser Designee, CD&R Person, CD&R Group and any CD&R Affiliate or any portfolio company thereof (collectively, “Covered Persons”) may, and none of the foregoing shall have any duty not to, (i) invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries, (ii) do business with any client, customer, vendor or lessor of any of the Company or its Affiliates, and/or (iii) make investments in any kind of property in which the Company may make investments. To the fullest extent permitted by the DGCL, to the extent in compliance with applicable Law, the Company renounces any interest or expectancy to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person. Except as set forth below, the Company agrees that in the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person and (y) the Company or its Subsidiaries, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or its Subsidiaries. To the fullest extent permitted by the DGCL, the Company hereby renounces any interest or expectancy in any potential transaction or matter of which the Covered Person acquires knowledge and waives any claim against each Covered Person that such Covered Person is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (C) does not communicate information regarding such corporate opportunity to the Company, in each case, except for any corporate opportunity which is expressly offered to a Covered Person in his or her capacity as a member of the Company Board, it being understood that any such corporate opportunity shall belong to the Company

(f) Purchaser and the Company agree that, effective as of the Closing, the provisions set forth in this Section 4.8 and any related definitions will be replicated and set forth in the Certificate of Designations.

Section 4.9. Preemptive Rights.

(a) From the Closing until such time as the Purchaser Parties cease to Beneficially Own at least twenty five percent (25%) of the Purchased Shares received by the Purchaser pursuant to this Agreement (adjusted for subdivisions, stock-splits, combinations, recapitalizations or similar events; and provided that any shares of Common Stock issued upon conversion of shares of Preferred Stock shall be treated as that number of shares of Preferred Stock from which such shares of Common Stock were converted), if the Company makes any public or non-public offering of any Equity Securities or any securities to one or more Persons (other than a Purchaser Party) that are convertible or exchangeable into (or exercisable for) Equity Securities, including, for the purposes of this Section 4.9, warrants, options or other such rights to purchase such Equity Securities (any such security, a “New Security”) (other than (1) pursuant to any employee or director benefit Plan or the granting or exercise of employee stock options or RSUs or PRSUs or other equity incentives pursuant to the Company Equity Plans (or any successor or additional equity incentive Plans of the Company for the benefit of employees, directors or other service providers of the Company) or employment or consulting or other service provider arrangements with the Company or any of its Subsidiaries, (2) issuances made as consideration for any acquisition (by sale, merger in which the Company is the surviving corporation, or otherwise) by the Company or any Subsidiary thereof of equity in, or assets of, another Person, business unit, division or business, (3) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event, (4) issuances of Equity Securities issued upon conversion or exchange of, or as a dividend on, shares of Preferred Stock or other Equity Securities then outstanding and that were issued in compliance with the terms of this Agreement, and (5) Equity Securities issued to (i) lenders in connection with bona fide debt financings, (ii) to joint venture or strategic partners in exchange for contribution of assets (other than cash, cash equivalents or marketable securities) or services (in each case, other than a relationship focused on the raising of equity capital) approved by the Board of Directors) (such securities contemplated for issuance pursuant to clauses (1) through (5) of this proviso, “Exempted Securities”), Purchaser and each Purchaser Party to whom Purchaser later transfers any shares of Preferred Stock purchased on the Closing Date (or any shares of Common Stock issued upon conversion of such shares of Preferred Stock) shall be afforded the opportunity to acquire from the Company such Purchaser Party’s Preemptive Rights Portion of such New Securities for the same price as that offered to the other purchasers of such Equity Securities or other securities (except, in the case of any Equity Securities otherwise subject to a public offering, the purchase price shall be the gross price of such Equity Securities and shall not be net of any underwriters’ discount, commission or similar fee); provided, that the Purchaser Parties shall not be entitled to acquire the portion of any New Securities pursuant to this Section 4.9 to the extent the portion of the issuance of such New Securities to the Purchaser Parties would require approval of the stockholders of the Company pursuant to the rules and listing standards of the NYSE (or another Acceptable Exchange (as defined in the Certificate of Designations)), in which case the Company may, with respect to the portion of such New Securities so subject to approval of stockholders of the Company, consummate the proposed issuance of New Securities to other Persons without compliance with this Section 4.9(a) but subject to compliance by the Company with Section 4.9(f) below.

(b) Subject to the foregoing proviso in Section 4.9(a), the amount of New Securities that each Purchaser Party shall be entitled to purchase in the aggregate shall be determined by multiplying (1) the total number of such offered shares of New Securities by (2) a fraction, the numerator of which is the number of shares of As-Converted Common Stock held by such Purchaser Party, as of the date of the Preemptive Rights Notice (or as of a date as close as reasonably practicable to such date), and the denominator of which is the number of shares of As-Converted Common Stock outstanding as of the date of the Preemptive Rights Notice (or as of a date as close as reasonably practicable to such date) (the “Preemptive Rights Portion”).

(c) If the Company proposes to offer New Securities that are subject to the preemptive rights of the Purchaser as set forth in this Section 4.9, it shall give the Purchaser written notice (the “Preemptive Rights Notice”) of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of New Securities and other anticipated material terms and timing upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering) at least five (5) business days prior to such issuance (or, in the case of a registered public offering, at least five (5) business days prior to the commencement of such registered public offering) (provided that, to the extent the terms of such offering cannot reasonably be provided five (5) business days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in any event prior to such issuance) and the Company shall provide reasonable detail to Purchaser if it determines that the proviso to Section 4.9(a) limits in whole or in part the number of New Securities that the Purchaser Parties may acquire. The Company may provide such notice to the Purchaser on a confidential basis prior to public disclosure of such offering. The Purchaser may notify the Company in writing at any time on or prior to the earlier of (i) three (3) business days following the delivery of the Preemptive Rights Notice, and (ii) the second (2nd) business day immediately preceding the date of such issuance (or, if notice of all such terms has not been given earlier than the second (2nd) business day immediately preceding the date of such issuance, at any time prior to such issuance) whether any of the Purchaser Parties will exercise such preemptive rights and as to the amount of New Securities the Purchaser Parties desires to purchase, up to the maximum amount calculated pursuant to Section 4.9(b). Such notice to the Company shall constitute a binding commitment by the Purchaser Parties to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. Subject to the Company’s timely delivery of the Preemptive Rights Notice, the failure of Purchaser Parties (or any of them) to respond by the time a response is required pursuant to this Section 4.9(c) shall be deemed to be a waiver of the Purchaser Parties’ purchase rights under this Section 4.9 only with respect to the offering described in the applicable Preemptive Rights Notice.

(d) Each Purchaser Party shall purchase the New Securities that it has elected to purchase under this Section 4.9 concurrently with the related issuance of such New Securities by the Company (subject to the receipt of any required approvals from any Governmental Entity to consummate such purchase by such Purchaser Party); provided, that if such related issuance is prior to the fifteenth (15th) business day following the date on which such Purchaser Party has notified the Company that it has elected to purchase New Securities pursuant to this Section 4.9, then each Purchaser Party shall purchase such New Securities within fifteen (15) business days following the date of the related issuance. If the proposed issuance by the Company of securities which gave rise to the exercise by the Purchaser Parties of its preemptive rights pursuant to this Section 4.9 shall be terminated or abandoned by the Company without the issuance of any securities, then the purchase rights of the Purchaser Parties pursuant to this Section 4.9 shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by the Purchaser Parties in respect thereof shall be refunded in full.

(e) In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Company Board; provided, however, that such fair value as determined by the Company Board shall not exceed the aggregate market price of the securities being offered as of the date the Company Board authorizes the offering of such securities.

(f) In the event that the Purchaser Parties are not entitled to acquire any New Securities pursuant to this Section 4.9 because such issuance would require the Company to obtain stockholder approval in respect of the issuance of such New Securities to the Purchaser Parties pursuant to the rules and listing standards of NYSE (or another Acceptable Exchange), the Company, including in the case of clause (i) acting through the Company Board, shall, upon the Purchaser’s reasonable request delivered to the Company in writing within five (5) business days following its receipt of the written notice of such issuance to Purchaser pursuant to Section 4.9(c), at Purchaser’s election, (i) waive the restrictions set forth in Section 4.10 solely to the extent necessary to permit any Purchaser Party to acquire, prior to the date that is six months following such issuance, such number of New Securities that were not issued by application of the proviso to Section 4.9(a); (ii) consider and discuss in good faith modifications proposed by the Purchaser Parties to the terms and conditions of such portion of the New Securities which would otherwise be issued to the Purchaser Parties such that the Company would not be required to obtain stockholder approval in respect of the issuance of such New Securities as so modified; and/or (iii) solely to the extent that stockholder approval is required in connection with the issuance of Equity Securities (including New Securities) to Persons other than the Purchaser Parties, use reasonable best efforts to seek stockholder approval in respect of the issuance of any New Securities to the Purchaser Parties.

(g) The election by any Purchaser Party to not exercise its subscription rights under this Section 4.9 in any one instance shall not affect its right as to any subsequent proposed issuance.

(h) The Company and the Purchaser Parties shall cooperate in good faith to facilitate the exercise of the Purchaser Parties’ rights pursuant to this Section 4.9, including using reasonable best efforts to secure any required approvals or consents (other than the approval of the stockholders of the Company unless otherwise expressly specified in Section 4.9(f)).

Section 4.10. Standstill. Each of CD&R Fund and the Purchaser Parties agree that during the Standstill Period, without the prior written approval of the Company Board, CD&R Fund and the Purchaser Parties shall not, directly or indirectly, and shall cause their respective Affiliates not to (either individually, or in concert with any other Person, or as a “group” (as such term is used in Section 13(d)(3) of the Exchange Act)):

(1) acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire (except in nonpublic communications that would not reasonably be expected to require the Company, the Purchaser Parties, any of their respective Affiliates or any other Person to make any public announcement or other disclosure with respect thereto, including pursuant to Section 13 of the Exchange Act), by purchase or otherwise, of record or through Beneficial Ownership, directly or indirectly, any Equity Securities, loans or debt securities of the Company or any of its Subsidiaries or direct or indirect rights to acquire any Equity Securities, loans or debt securities of the Company or any of its Subsidiaries, any securities or rights convertible into or exchangeable for any such Equity Securities, loans or debt securities or any options or other derivative securities or contracts or instruments in any way related to the price of Equity Securities, loans or debt securities of the Company or any of its Subsidiaries or substantially all of the assets or property of the Company and its Subsidiaries (but in any case excluding any issuance by the Company or any Subsidiary thereof of any of the foregoing (A) to any Purchaser Designee as compensation for their membership on the Company Board or (B) as a result of a dividend payment on, or the conversion of, the Preferred Stock pursuant to the provisions of the Certificate of Designations); provided, that notwithstanding the foregoing or any other limitation imposed by this Agreement, CD&R Fund, Purchaser Parties and their respective Affiliates shall be permitted to acquire shares of Common Stock in the open market or otherwise so long as, after giving effect to the acquisition thereof, CD&R Fund, Purchaser Parties and their respective Affiliates, in the aggregate, would not Beneficially Own or have economic exposure to greater than 19.9% of the then outstanding Common Stock assuming the conversion into Common Stock of all shares of Preferred Stock held by the

CD&R Fund, the Purchaser Parties and their respective Affiliates; provided further that, for the avoidance of doubt, the foregoing limitation shall in no manner limit the Company’s obligation to pay dividends or any other premiums (including redemption premiums) on the Preferred Stock in accordance with the provisions set forth in the Certificate of Designation (and, for purposes of the foregoing calculation, the CD&R Fund, Purchaser Parties and their respective Affiliates’ Beneficial Ownership and economic exposure shall not be impacted by any such premiums or dividends to the extent in excess of 19.9%);

(2) other than solely to effectuate the nomination and election of the Purchaser Designees pursuant to Section 4.8, make or in any way participate or engage in any “solicitation” of “proxies” or consents (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC, to vote, or knowingly seek to advise or influence any Person with respect to voting of, any voting securities of the Company or any of its Subsidiaries, or call or seek to call a meeting of the Company’s stockholders (or action by written consent in lieu thereof) or initiate or make any stockholder proposal for action by the Company’s stockholders, other than with respect to the designation of any Purchaser Designees pursuant to this Agreement or the solicitation of “proxies” or consents with respect to the election of Persons nominated to be directors by the Company Board, seek election to or to place a representative on the Company Board or seek the removal of any director from the Company Board;

(3) make any announcement with respect to, or offer, propose or indicate an interest in (in each case with or without conditions) (except in nonpublic communications that would not reasonably be expected to require the Company, the Purchaser Parties, any of their respective Affiliates or any other Person to make any public announcement or other disclosure with respect thereto, including pursuant to Section 13 of the Exchange Act), any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or purchase of all or substantially all of the assets of the Company or its Subsidiaries, or any other extraordinary transaction involving the Company or any Subsidiary of the Company or any of their respective securities or assets, or enter into any negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person (other than advisors of the CD&R Fund, the Purchaser Parties and their respective Affiliates, in such advisors’ capacity as such) regarding any of the foregoing;

(4) effect or seek to effect (including by entering into negotiations, agreements or understandings with any third person), offer or propose (except in nonpublic communications that would not reasonably be expected to require the Company, the Purchaser Parties, any of their respective Affiliates or any other Person to make any public announcement or other disclosure with respect thereto, including pursuant to Section 13 of the Exchange Act) to effect, or cause or participate in, or in any way assist or facilitate (including through the provision of financing) any other Person to effect or seek, offer or propose to effect or participate in a merger, consolidation, division, acquisition or exchange of any Equity Securities of the Company or any Subsidiary thereof or any material portion of the assets thereof, change of control transaction, recapitalization, restructuring, liquidation or similar transaction involving the Company or any of its Subsidiaries;

(5) otherwise act, alone or in concert with others, to seek to control or influence, in any manner, management or the Company Board, the Company or any of its Subsidiaries;

(6) make any public proposal or public statement of inquiry or publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing;

(7) other than in respect of purchases of Common Stock not prohibited by clause (1), take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a transaction or any of the events described in this Section 4.10;

(8) enter into any negotiations, arrangements or understandings with any third party (including security holders of the Company, but excluding, for the avoidance of doubt, any Purchaser Parties) with respect to any of the foregoing, including forming, joining or in any way participating in a “group” (as such term is used in Section 13(d)(3) of the Exchange Act) with any third party with respect to any securities of the Company or its Subsidiaries or otherwise in connection with any of the foregoing;

(9) request the Company or any of its representatives, directly or indirectly, to amend or waive any provision of this Section 4.10, provided that this clause shall not prohibit the Purchaser Parties from making a confidential request to the Company seeking an amendment or waiver of the provisions of this Section 4.10, which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that does not require public disclosure thereof by any Person;

(10) contest the validity of this Section 4.10 or make, initiate, take or participate in any demand or action (legal or otherwise) to alter or terminate any provision of this Section 4.10;

(11) deposit any Equity Securities owned thereby (whether Beneficial Ownership or record ownership) in any voting trust or subject any such Equity Securities to any arrangement or agreement (other than customary brokerage accounts, margin accounts, prime brokerage accounts and the like) with respect to the voting of any such Equity Securities, other than any such voting trust, arrangement or agreement solely among CD&R Fund, the Purchaser Parties and their respective Affiliates and granting proxies in solicitations approved by the Board;

(12) engage in any short sale or any purchase, sale, or grant of any option, warrant, convertible security, share appreciation right, or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than any index fund, exchange traded fund, benchmark fund or broad basket of securities) that derives any significant part of its value from a decline in the market price or value of any of the securities or loans of the Company or its Subsidiaries; or

(13) advise, assist, knowingly encourage or direct any Person to do, or to advise, assist, encourage or direct any other person to do, any of the foregoing;

provided, however, that nothing in this Section 4.10 will limit (1) the Purchaser Parties’ ability to submit on a confidential basis any communication or proposal to the Company Board that would not reasonably be expected to require the Company, the Purchaser Parties, any of their respective Affiliates or any other Person to make any public announcement or other disclosure with respect thereto, including pursuant to Section 13 of the Exchange Act, (2) the Purchaser Parties’ ability to vote (subject to the terms of this Agreement and other Transaction Documents) or Transfer (subject to Section 4.7 and the other Transaction Documents) their shares of Preferred Stock or Common Stock, or otherwise exercise rights under their shares of Preferred Stock pursuant to the Certificate of Designations, (3) the preemptive rights of any Purchaser Party pursuant to Section 4.9, or (4) the ability of any Purchaser Designee to act in his or her capacity as a member of the Company Board, including, but not limited to, his or her ability to vote or otherwise exercise his or her fiduciary duties.

Section 4.11. Legend.

(a) Purchaser agrees that any certificates or other instruments representing the Preferred Stock or Common Stock subject to this Agreement will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF APRIL 15, 2024, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(b) Upon request of Purchaser, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate for any Preferred Stock or Common Stock to be Transferred in accordance with the terms of this Agreement and the second paragraph of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement (and, for the avoidance of doubt, immediately prior to any termination of this Agreement). Purchaser acknowledges that the Preferred Stock and Common Stock issuable upon conversion of the Preferred Stock or, if applicable, issued pursuant to this Agreement have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Preferred Stock or Common Stock issuable upon conversion of the Preferred Stock or, if applicable, issued pursuant to this Agreement, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

Section 4.12. [RESERVED].

Section 4.13. Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction, pays dividends in kind on the Preferred Stock or if the Company proposes to take or omit to take any other action under Section 4.9 (including granting to the Purchaser the right to participate in any issuance of New Securities) or if there is any other event or circumstance that may result in the CD&R Group and/or any CD&R Person being deemed to have made a disposition or acquisition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act to or from the Company (including the purchase by the Purchaser of any New Securities under Section 4.9), and if any CD&R Person is serving on the Company Board at such time or has served on the Company Board during the preceding six months, then upon request of the Purchaser or any Purchaser Party and so long as the taking of any the actions contemplated hereby are in compliance with applicable Law (including the fiduciary duties of the Company Board or applicable committee thereof), including Rule 16b-3 under the Exchange Act, the Company shall use its reasonable best efforts to cause (i) the Company Board or a committee of the Company Board composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act to pre-approve such acquisition or disposition of equity securities of the Company or derivatives thereof (which transaction, for the avoidance of doubt, must be in compliance with the terms of this Agreement) for the express (and only) purpose of exempting the CD&R Group’s or any CD&R Person’s interests (in each case, to the extent such persons may be deemed to be a director or “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder to the extent applicable and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and the Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by the CD&R Group or any CD&R Person of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of the Purchaser or its Affiliates will serve on the board of directors (or its equivalent) of such other issuer, then the Company shall use reasonable best efforts to cause such other issuer to pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the CD&R Group’s and any CD&R Person’s (in each case, to the extent such persons may be deemed to be a director or “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder to the extent applicable.

Section 4.14. D&O Indemnification / Insurance Priority Matters. Each Purchaser Designee who serves as a member of the Company Board (including a CD&R Director) (collectively, the “Section 4.14 Persons”) shall be eligible to enter into an indemnification agreement consistent with then-current form entered into by other directors of the Company. The Company acknowledges and agrees that any Section 4.14 Person who is a partner, member, employee, advisor or consultant of any member of the CD&R Group may have certain rights to indemnification, advancement of expenses and/or insurance provided by the applicable member of the CD&R Group (collectively, the “CD&R Indemnitors”). The Company acknowledges and agrees that the Company shall be the indemnitor of first resort with respect to any indemnification, advancement of expenses and/or insurance provided in the Certificate of Incorporation, Bylaws and/or indemnification agreement to any Section 4.14 Person, in his or her capacity as a director of the Company or any of its Subsidiaries, as applicable (such that the Company’s obligations to such indemnitees in their capacities as directors are primary and any obligation of the CD&R Indemnitors to advance expenses or to provide indemnification or insurance for the same expenses or liabilities incurred by such indemnitees are secondary). Such indemnitees shall, in their capacities as directors, be entitled to all the rights to indemnification, advancement of expenses and entitled to insurance to the extent provided under (a) the Certificate of Incorporation and/or Bylaws of the Company as in effect from time to time and/or (b) such other agreement, if any, between the Company and such indemnitees, without regard to any rights such indemnitees may have against the CD&R Indemnitors. No advancement or payment by the CD&R Indemnitors on behalf of such indemnitees with respect to any claim for which such indemnitees have sought indemnification, advancement of expenses or insurance from the Company in their capacities as directors shall affect the foregoing and the CD&R Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitees against the Company.

Section 4.15. NYSE Listing. Prior to the Closing, the Company shall submit a supplemental listing application to NYSE with respect to the transactions contemplated by this Agreement (including the terms of the Preferred Stock) and shall have received notification from NYSE that the listing of additional shares review process has been accepted; it being understood that such acceptance may be contingent on limitations or modifications to the terms of this Agreement or the Certificate of Designations; provided that if such limitations or modifications are so required, the Company and the Purchaser shall work in good faith to adopt alternative terms that as nearly as practicable in the aggregate replicate the terms of this Agreement and the Certificate of Designations prior to giving effect to such limitations and modifications. In connection with the foregoing, the Company shall (i) use reasonable best efforts to include the Purchaser in any oral discussions with the NYSE, (ii) provide Purchaser with copies of any correspondence between the Company and the NYSE and will provide Purchaser and its counsel with a reasonable opportunity to review and comment on any proposed correspondence between the Company and the NYSE or its staff and shall give reasonable and good faith consideration to any comments thereon made by Purchaser or its counsel and (iii) promptly provide Purchaser with final copies of any correspondence sent by it to the NYSE. At any time that any Preferred Stock is outstanding, the Company shall from time to time take all lawful action within its control to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion requirements of all shares of the Preferred Stock then outstanding and (y) shall not effect any voluntary deregistration under the Exchange Act or any voluntary delisting of the Common Stock from NYSE except as part of a Change of Control (as defined in the Certificate of Designations).

Section 4.16. Anti-Takeover Provisions. From and after the date hereof, the Company shall use reasonable best efforts to, and shall cause each of its Subsidiaries to (a) use reasonable best efforts to take all reasonable action necessary within their control (other than waiving any of the Company’s rights under this Agreement) so that no “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation or any anti-takeover or similar provision in the Certificate of Incorporation, bylaws or similar organizational documents of the Company or any of the Company Subsidiaries is applicable to the Purchaser Parties Beneficially Owning the Preferred Stock, the Common Stock to be issued upon conversion of the Preferred Stock, acquiring additional Preferred Stock and Common Stock or any New Securities, and (b) not adopt or repeal, as the case may be, any shareholder rights plan, “poison pill” or similar measure that is applicable to any of the foregoing or which would prevent any of the Purchaser Parties from exercising any of the rights contemplated hereby or by the Certificate of Designations or from acquiring Preferred Stock, Common Stock or New Securities without violation of this Agreement.

Without limiting the generality of the foregoing and without limiting or waiving the approval already obtained from the Company Board in connection with the execution and delivery of this Agreement, from time to time, upon the request of any of the Purchaser Parties, the Company shall take such further actions as reasonably requested by any of the Purchaser Parties such that the Company Board approves in advance any transaction permitted pursuant to the terms of this Agreement that would result in one or more of the Purchaser Parties becoming an “interested stockholder” within the meaning Section 203 of the Delaware General Corporation Law.

ARTICLE V

INDEMNITY

Section 5.1. Indemnification by the Company. Subject to the terms set forth in this Article V, from and after the Closing, the Company agrees to indemnify the Purchaser and its Affiliates and its and their respective officers, directors, managers, employees, partners, representatives and agents (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, and pay, any and all actual losses, damages, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of outside counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them) (collectively, “Losses”), whether or not involving a Third Party Claim, incurred by or asserted against such Purchaser Related Parties, as a result of or arising out of (i) the failure of the representations or warranties made by the Company contained in Article II or in any certificate delivered pursuant hereto to be true and correct, or (ii) the breach of any of the covenants of the Company contained herein; provided, that in the case of the foregoing clause (i), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty as set forth in Section 5.5; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given written notice (stating in reasonable detail the basis of the claim for indemnification) to the Company shall constitute the date upon which such claim has been made; provided, further, for the purposes of calculating the amount of Losses and for determining whether a breach of any representation or warranty has occurred for purposes of this Section 5.1, all materiality, Company Material Adverse Effect and similar qualifiers contained in Article II shall be disregarded therefrom.

Section 5.2. Indemnification by the Purchaser. Subject to the terms set forth in this Article V, from and after the Closing, the Purchaser agrees to indemnify the Company and its Subsidiaries and its and their respective officers, directors, managers, employees, partners, representatives and agents (collectively, “Company Related Parties”) from, and hold each of them harmless against, and pay, any and all Losses, whether or not involving a Third Party Claim, incurred by or asserted against such Company Related Parties as a result of or arising out of (i) the failure of any of the representations or warranties made by the Purchaser contained in Article III or in any certificate delivered pursuant hereto to be true and correct or (ii) the breach of any of the covenants of the Purchaser contained herein; provided, that in the case of the immediately preceding clause (i), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty as set forth in Section 5.5; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Company Related Party shall have given written notice (stating in reasonable detail the basis of the claim for indemnification) to the Purchaser shall constitute the date upon which such claim has been made.

Section 5.3. Indemnification Procedure.

(a) A claim for indemnification for any matter not involving a Third Party Claim may be asserted by written notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification that it may claim in accordance with this Article V, except as otherwise provided in Sections 5.1 and 5.2 and except to the extent that the indemnifying party is materially prejudiced by such failure.

(b) Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each, a “Third Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third Party Claim; provided, that failure or delay to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder, except to the extent that the Indemnifying Party is materially prejudiced by such failure or delay. Such notice shall specify in reasonable detail the nature and the basis of such Third Party Claim to the extent then known. The Indemnifying Party shall have the right to assume and control the defense of, and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to assume and control the defense or settle such Third Party Claim, it shall promptly, and in no event later than fifteen (15) business days after notice of such indemnification claim, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all reasonable respects in the defense thereof and/or the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and related to such Third Party Claim and in the Indemnified Party’s possession or control. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its own expense, to participate in the defense of such asserted liability and any negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within fifteen (15) business days of when the Indemnified Party provides written notice of a Third Party Claim, failed to assume the defense or settlement of such Third Party Claim and notify the Indemnified Party of such assumption, or (B) the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying

Party, then, in each case, the Indemnified Party shall have the right to select a separate counsel and, upon prompt notice to the Indemnifying Party, to assume such settlement or legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party; provided, that the Indemnified Parties shall not be entitled to reimbursement of fees and expenses of more than one firm of separate counsel (other than in respect of appropriate local counsel in the applicable jurisdiction). Notwithstanding any other provision of this Agreement, neither the Indemnifying Party nor the Indemnified Party shall settle any indemnified claim without the written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed), unless the settlement thereof (x) does not involve any Governmental Entity and (y) imposes no liability, restriction or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing by, the Indemnified Party or the Indemnifying Party, as applicable.

Section 5.4. Tax Matters. All indemnification payments under this Article V shall be treated as adjustments to the Purchase Price for U.S. federal income tax purposes, except as otherwise required by applicable Law.

Section 5.5. Survival. The representations and warranties of the parties contained in this Agreement shall survive for twelve (12) months following the Closing. The covenants and agreements of the parties contained in this Agreement required to be performed prior to the Closing Date shall survive for twelve (12) months following the Closing. All other covenants or other agreements of the parties contained in this Agreement that are required to be performed after the Closing Date shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance.

Section 5.6. Limitations on Indemnification.

(a) In the case of any matter for which a party may seek indemnification under this Article V:

(1) no Losses shall be indemnifiable under Section 5.1(i) or Section 5.2(i) unless and until the Purchaser Related Parties or the Company Related Parties, as the case may be, have suffered, incurred, sustained or become subject to Losses referred to in Section 5.1(i) or Section 5.2(i), respectively, in excess of one percent (1%) of the Purchase Price (the “Deductible”), in which case the Indemnified Parties shall be entitled to recover the amount of such Losses in excess of the Deductible; provided, however, that this Section 5.6(a)(1) shall not apply to the failure of any of the representations and warranties of the Company contained in Section 2.1(a), 2.2, 2.3(a), Section 2.4, or Section 2.8 or the failure of any of the representations and warranties of the Purchaser contained in Section 3.1, Section 3.2(a) or Section 3.5 to be true and correct; and

(2) no Losses shall be indemnifiable pursuant to Section 5.1(i) or Section 5.2(i) as a result of or arising out of the failure of any of the representations and warranties of the Company or the Purchaser, as applicable, to be true and correct (other than the representations and warranties of the Company contained in Section 2.1(a), 2.2, 2.3(a), Section 2.4, or Section 2.8 and the representations and warranties of the Purchaser contained in Section 3.1, Section 3.2(a) or Section 3.5) if the amount of Losses with respect to such indemnity claim is less than $100,000 (each such claim referred to in this Section 5.6(a)(2) being referred to as a “De Minimis Claim”), and no such De Minimis Claim shall be counted towards the Deductible.

(b) In calculating amounts payable to an Indemnified Party, the amount of any indemnified Losses shall be determined without duplication of any other Loss for which an indemnification payment has been made, shall be increased by any net Tax detriment (determined on a with and without basis) actually incurred by an Indemnified Party or its Affiliates or its direct and indirect partners, as a result of the receipt or accrual of the indemnification payment required to be made hereunder in respect of such Losses and shall be computed net of (i) payments actually recovered by the Indemnified Party under any insurance policy with respect to such Losses or pursuant to any contribution rights, (ii) any amounts actually recovered by the Indemnified Party from any Person with respect to such Losses (including pursuant to any indemnification agreement or arrangement with any third party) and (iii) any net Tax Benefit (determined on a with and without basis) actually realized by the Indemnified Party or its Affiliates or its direct and indirect partners, in each of clauses (i), (ii) and (iii), calculated net of any out-of-pocket documented reasonable expenses related to the receipt of such recovery, including any incremental insurance premium costs (it being understood that with respect to (i) and (ii), each Indemnified Party shall use its reasonable best efforts to pursue all available insurance recoveries and indemnification). For the purposes hereof, “Tax Benefit” shall mean any refund of Taxes paid or credit of or reduction in the amount of Taxes which otherwise would have been paid in the year such Losses were incurred or in the following year.

(c) In respect of any Loss for which indemnification may be sought pursuant to this Article V, nothing herein shall relieve an Indemnified Party from its duty to mitigate its Losses under applicable Laws. If an Indemnified Party shall have failed to mitigate any Loss to the extent required by the preceding sentence, then notwithstanding anything contained in this Agreement to the contrary, neither the Company nor the Purchaser (as the case may be) shall be required to indemnify such Indemnified Party for that portion of the Losses that would reasonably be expected to have been avoided if such Indemnified Party had not failed to mitigate any Loss to the extent required by the preceding sentence.

(d) Upon making payment to an Indemnified Party for any claim for indemnification pursuant to this Article V, the Indemnifying Party shall be subrogated to the extent of such payment to the rights of the Indemnified Party against any other Persons with respect to the subject matter of such claim, and the Indemnified Party shall take such actions, at the cost and expense of the Indemnifying Party, as the Indemnifying Party may reasonably require to perfect such subrogation or to pursue such rights against such other Persons as the Indemnified Party or its Affiliates may have; provided, however, that the Indemnifying Party shall not be subrogated with respect to any cost of recovery to an Indemnified Party or any indemnified Losses not covered by reason of a limitation of liability provision set forth in this Article V.

Section 5.7. Limitation on Damages. Notwithstanding any other provision of this Agreement, except in the case of actual fraud, neither party hereto shall have any liability to the other party pursuant to Article V, in respect of any claim made pursuant to Section 5.1(i) or Section 5.2(i), in excess of the Purchase Price, and neither party shall be liable for any exemplary or punitive damages, remote or speculative Losses or any other damages arising out of or in connection with this Agreement or the transactions contemplated hereby to the extent not reasonably foreseeable (in each case, unless any such damages are specifically awarded pursuant to a Third Party Claim).

Section 5.8. Exclusive Remedy. Except in the case of actual fraud, from and after the Closing, recovery pursuant to this Article V shall constitute the Indemnified Parties’ sole and exclusive remedy for any and all Losses relating to or arising from this Agreement and the transactions contemplated hereby; provided, however, that the foregoing shall not be deemed to deny any party injunctive or equitable relief when it is otherwise available under Section 6.14 or applicable Law (it being understood that this provision does not impact any rights that the Company has as a third party beneficiary of the Commitment Letter prior to the Closing). Notwithstanding anything to the contrary in this Agreement or any of the other Transaction Documents, nothing shall limit any claims or recoveries in respect of actual fraud.

ARTICLE VI

MISCELLANEOUS

Section 6.1. Expenses. Except as set forth in this Agreement, including Section 4.1, Section 4.5(a) and Section 4.12, each party will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement; provided, that, subject to the occurrence of the Closing and the receipt of reasonably supporting documentation in respect thereof, the Company shall reimburse the Purchaser for its reasonable and documented out-of-pocket costs and expenses incurred in connection with the evaluation (including due diligence), negotiation and consummation of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby (including the Snap One Merger), including fees and expenses of its outside legal counsel and accounting advisors incurred in connection with any of the foregoing; provided, however that such reimbursed costs and expenses shall not exceed the amount set forth on Schedule 6.1. In the event that the Company brings an action against the Purchaser or CD&R Fund to enforce the terms of the Commitment Letter, then the non-prevailing party in such action shall reimburse the prevailing party for its costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with such action.

Section 6.2. Amendment; Waiver. This Agreement may be amended, modified and supplemented in any and all respects only by an instrument in writing signed by each of the parties. Any agreement on the part of a party to any extension or waiver with respect to this Agreement shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 6.3. Counterparts; Electronic Transmission. This Agreement may be executed in one or more counterparts (including by ..pdf,.tif,.gif, .jpg or similar attachment to email (any such delivery, an “Electronic Delivery”)), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page of this

Agreement by Electronic Delivery shall be deemed to be an original and effective as delivery of a manually executed counterpart of this Agreement. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 6.4. Governing Law. This Agreement, and all claims, controversies or causes of action arising in connection herewith (whether sounding in tort, statute or contract), shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 6.5. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING THE PERFORMANCE THEREOF) OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT MAKES THIS WAIVER VOLUNTARILY AND THAT THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.5.

Section 6.6. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered by hand, or sent by email, or sent by reputable overnight courier service and shall be deemed to have been duly delivered and received hereunder when given when so delivered by hand, or, if mailed, one Business Day after mailing by reputable overnight courier service or, if emailed, on the date of dispatch by the sender thereof (to the extent that no “bounce back” or similar message indicating nondelivery is promptly received with respect thereto), in each case, to the intended recipient as set forth below (or to such other recipient as designated in a written notice to the other parties hereto in accordance with this Section 5.7):

(a) If to Purchaser:

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, NY 10152

Attention:  Andrew Campelli

Michael Pratt

Email:    ACampelli@cdr-inc.com

mpratt@cdr-inc.com

with a copy to (which copy alone shall not constitute notice):

Kirkland & Ellis LLP

333 W Wolf Point Plaza

Chicago, IL 60654

Attention:  Richard J. Campbell, P.C.

Kyle P. Elder, P.C.

Email: richard.campbell@kirkland.com

  kyle.elder@kirkland.com

(b) If to the Company:

Resideo Technologies Inc.

16100 N. 71st Street, Suite 550

Scottsdale, Arizona 85254

E-mail: Jeannine.lane@resideo.com

Attention: Jeannine Lane

with a copy to (which copy alone shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

E-mail: rleaf@willkie.com

  jfertman@willkie.com

  tprakash@willkie.com

Attention: Russell L. Leaf

 Jared N. Fertman

 Tej Prakash

Section 6.7. Entire Agreement. This Agreement and the other Transaction Documents, together with any Exhibit hereto or thereto and the Disclosure Schedules constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof.

Section 6.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties; provided, however, that (a) the Purchaser may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more of its Affiliates either (a) in accordance with a Transfer pursuant to Section 4.7 of Purchased Shares or Common Stock issued upon the conversion thereof, or (b) prior to the Closing, provided that in the case of this clause (b), such assignment would not reasonably be expected to delay the Closing or require the submission of additional filings with any Governmental Entity. In the event of an assignment contemplated by this Section 6.8, such assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned; provided, that no such assignment will relieve the Purchaser of its obligations hereunder prior to the Closing. Any purported assignment without such consent shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 6.9. Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and, unless specified otherwise, references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(1)	the term “business day” means any day that is not a Saturday, a Sunday or any other day on which commercial banks are generally required or authorized by Law to be closed in New York City, New York;

(2)	the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(3)	the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(4)	the phrase “to the extent” means the degree to which a matter extends (rather than “if”);

(5)	the word “or” is not exclusive; and

(6)	the term “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(7)	“accredited investor” shall have the meaning set forth in Section 3.3.

(8)

“Activist Investor” means, as of any date, any Person that has, directly or indirectly through its Affiliates, whether individually or as a member of a publicly disclosed “group” (as such term is used in Section 13(d)(3) of the Exchange Act), within the three-year period immediately preceding such date (i) publicly made, engaged in or been a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any “solicitation” of “proxies” (as such terms are defined in Regulation 14A as promulgated by the SEC), including in connection with a proposed change in control or other extraordinary or fundamental transaction involving any such company or any of its Subsidiaries, or a public proposal for the election or replacement of any directors of any such company, unless in each case and for the avoidance of doubt, in support of a proposal approved by the board of directors of such publicly traded company prior the investor taking such public action, (ii) publicly called, or publicly sought to call, a meeting of stockholders of any publicly traded company or publicly initiated any stockholder proposal or meeting agenda item for action by stockholders of any such publicly traded company (including through action by written consent), in each case not approved by the board of directors (or equivalent) of such company prior to first public disclosure thereof, (iii) commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act) to acquire equity securities of any publicly traded company that was not approved (at or before the time of commencement) by the board of directors (or equivalent) of such company, or (iv) publicly disclosed any intention, plan, arrangement or other Contract to do any of the foregoing.

(9)

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other person; provided, that (i) portfolio companies in which any Person or any of its Affiliates has an investment shall not be deemed an Affiliate of such Person (other than for purposes of Section 3.5, Section 3.6, Section 3.7, Section 3.9 and Section 4.3), (ii) no Company Group Member, and none of the Company’s other controlled Affiliates, will be deemed to be Affiliates of Purchaser for purposes of this Agreement and (iii) each Company Subsidiary shall be deemed an Affiliate of the Company and of each other Company Subsidiary. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(10)	“Agreement” shall have the meaning set forth in the Preamble.

(11)

“Antitrust Laws” means the Sherman Act, 15 U.S.C. §§ 1-7, as amended; the Clayton Act, 15 U.S.C. §§ 12-27, 29 U.S.C. §§ 52-53, as amended; the HSR Act; the Federal Trade Commission Act, 15 U.S.C. § 41-58, as amended; and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

(12)

“As-Converted Common Stock” means at the time of determination (i) the issued and outstanding Common Stock, (ii) shares of Common Stock issuable upon conversion of all issued and outstanding shares of Preferred Stock (including shares of Preferred Stock issued as dividends thereon pursuant to the Certificate of Designations), disregarding for this purpose the last sentence of Section 6(a)(i)(B) of the Certificate of Designations, and (iii) shares of Common Stock issuable upon the conversion, exchange or settlement of any other issued and outstanding securities or rights of or issued by the Company but only to the extent at the time of determination the holder thereof has the right to so convert, exchange or settle such securities or rights.

(13)

“Beneficial Ownership” or “Beneficially Own” shall have the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining any Person’s Beneficial

Ownership, such person shall be deemed to be the Beneficial Owner of any Equity Securities which may be acquired by such person, whether within sixty (60) days or thereafter, upon the conversion, exchange, redemption or exercise of any warrants, options, rights or other securities issued by the Company or any Company Subsidiary or that primarily relate to Equity Securities of the Company.

(14)	“Bylaws” shall have the meaning set forth in Section 2.1(a).

(15)	“Capitalization Date” shall have the meaning set forth in Section 2.2(a).

(16)	“CD&R” shall mean Clayton, Dubilier & Rice, LLC or a successor thereto.

(17)	“CD&R Affiliate” shall mean any of CD&R, any private equity fund managed or advised by CD&R or any general partner thereof, or any of their respective Affiliates.

(18)

“CD&R Director” shall mean each Purchaser Designee and any other person that is a managing director, officer, advisor or employee of CD&R or other CD&R management entity or general partner, in each case, that is serving on the Company Board.

(19)	“CD&R Fund” shall have the meaning set forth in the Preamble.

(20)	“CD&R Group” shall mean the Purchaser together with its Affiliates, including CD&R Affiliates.

(21)	“CD&R Person” shall mean any CD&R Director.

(22)	“Certificate of Designations” shall have the meaning set forth in the Recitals.

(23)	“Certificate of Incorporation” shall have the meaning set forth in Section 2.1(a).

(24)	“Closing” shall have the meaning set forth in Section 1.2(a).

(25)	“Closing Date” shall have the meaning set forth in Section 1.2(a).

(26)	“Code” means the United States Internal Revenue Code of 1986, as amended.

(27)

“Commitment Letter” means that certain Commitment Letter by and between CD&R Fund and Purchaser, dated as of the date hereof, a copy of which has been delivered to the Company concurrently with the execution of this Agreement.

(28)	“Common Stock” means the shares of common stock, par value $0.001 per share, of the Company.

(29)	“Company” shall have the meaning set forth in the Preamble.

(30)	“Company Board” shall have the meaning set forth in Section 2.3(a).

(31)

“Company Competitor” means, at any time, (a) any Person (other than the Company and its Subsidiaries) that, directly or indirectly (including through its Affiliates), is primarily engaged in (i) the manufacture or development of comfort, energy management, water valve or life safety or security solutions that are designed for installation or implementation in the home or office, or (ii) the distribution of low-voltage security and life safety products, audio visual, data com, wire and cable, and smart home solutions or that otherwise distributes products or services of a nature specified in clause (i) immediately above, in each case for this clause (ii) for commercial and residential markets, and for purposes of clauses (i) and (ii) immediately above, a Person will be deemed to be primarily engaged in the relevant business if (A) either it derives more than fifteen percent (15%) of its consolidated revenue or earnings before interest, taxes, depreciation and amortization from such business in the most recently completed fiscal year thereof immediately prior to the relevant date of determination, or (B) the consolidated revenue or EBITDA derived from such business is fifteen percent (15%) or more of the consolidated revenue or EBITDA of the Company, in each case for the mostly recently completed fiscal year of such Person (or business) or the Company, as applicable; provided that, for purposes of determining primary engagement pursuant to this clause (a), the businesses and engagements of any Person shall be considered together with all businesses and engagements of such Person’s direct or indirect Subsidiaries and parent entities, (b) without limiting the generality of the preceding clause (a), any of the Persons listed in Schedule A to this Agreement or any Person that directly or indirectly controls such Persons or any Person referred to in clause (a) above, and (c) any controlled Affiliate of any such Person in the preceding clause (a) or clause (b).

(32)

“Company Equity Plans” means the Amended and Restated 2018 Stock Incentive Plan of the Company and its Affiliates, the UK Sharebuilder Plan of the Company and the 2018 Stock Plan for Non-Employee Directors of the Company, as amended from time to time in the ordinary course of business, and the forms of award agreements thereunder.

(33)	“Company Group” means the Company and the Company Subsidiaries from time to time.

(34)	“Company Group Member” means any corporation, partnership, joint venture, limited liability company, unincorporated association, trust or other entity within the Company Group.

(35)

“Company Material Adverse Effect” means, with respect to the Company, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets, liabilities, results of operations or financial condition of the Company Group, taken as a whole; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute, or be taken into account in determining whether a Company Material

Adverse Effect has occurred: (A) any decrease in the market price of the Company’s Common Stock on NYSE, (B) any failure by the Company to meet any internal or public revenue or earnings projections, (C) any Effect that results from changes affecting the industry in which the Company operates, or the United States economy generally, or any Effect that results from changes affecting general worldwide economic or capital market conditions, (D) except with respect to Section 2.3(b), any Effect caused by the announcement or pendency of the transactions contemplated by this Agreement or the Snap One Merger Agreement; (E) acts of war or terrorism or natural disasters, (F) actions or omissions of the Company expressly required by the terms of this Agreement, the Snap One Merger Agreement and the transactions contemplated hereby and thereby, including compliance with the covenants set forth herein or therein (excluding Section 4.5 of this Agreement), or any action taken or omitted to be taken by the Company at the written request of the Purchaser; (G) changes in GAAP or other accounting standards (or any interpretation thereof); or (H) changes in any Laws or other binding directives issued by any Governmental Entity or interpretations or enforcement thereof; provided, however, that (x) the exceptions in clause (A) and (B) shall not prevent or otherwise affect a determination that any Effect underlying such decrease or failure has resulted in, or contributed to, a Company Material Adverse Effect, (y) with respect to clauses (C), (E), (G) and (H), such Effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred, but only to the extent such Effects disproportionately affect the Company Group, taken as a whole, relative to other companies operating in the same industry as the Company Group.

(36)	“Company PRSUs” shall have the meaning set forth in Section 2.2(a).

(37)	“Company RSUs” shall have the meaning set forth in Section 2.2(a).

(38)	“Company Stock Options” shall have the meaning set forth in Section 2.2(a).

(39)	“Company Subsidiary” shall have the meaning set forth in Section 2.1(b).

(40)	“Contract” means any written or oral agreement, arrangement, commitment or other instrument or obligation.

(41)	“DGCL” means the General Corporation Law of the State of Delaware, as amended.

(42)	“Disclosure Schedules” shall have the meaning set forth in Article II.

(43)	“Effect” means any change, event, effect, state of facts, occurrence, development or circumstance.

(44)

“Equity Securities” means the equity securities of the Company, including the Common Stock, Preferred Stock and any other securities, options, warrants, rights or instruments that are convertible into or exercisable or exchangeable for shares of Common Stock or that derive their value principally from the appreciation or depreciation in the value of the Common Stock.

(45)

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

(46)	“Exchange Act” shall have the meaning set forth in Section 2.5.

(47)	“Existing Debt Agreements” means the Debt Financing Documents as defined in the Certificate of Designations.

(48)

“FDI Laws” means all applicable foreign and domestic Laws that are designed or intended to prohibit, restrict, review, or regulate foreign investments for national security, public order, state security or similar policy objective (other than Antitrust Laws).

(49)	“GAAP” shall have the meaning set forth in Section 2.5(d).

(50)

“Government Official” means any (i) officer, employee or other Person acting for or on behalf of any Governmental Entity or public international organization or (ii) holder of, or candidate for, public office, political party or official thereof or member of a royal family, or any other Person acting for or on behalf of the foregoing.

(51)

“Governmental Entity” means any transnational, multinational, domestic or foreign federal, state, provincial or local governmental, regulatory or administrative authority, instrumentality, department, court, arbitrator, agency, commission or official, including any political subdivision thereof, any state-owned or state-controlled enterprise, or any non-governmental self-regulatory agency, commission or authority.

(52)	“Holder” shall have the meaning set forth in the Certificate of Designations.

(53)	“HSR Act” means the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.

(54)

“Indebtedness” means, with respect to any Person, all obligations (including all obligations in respect of principal, interest, penalties, fees and premiums and all fees, expenses, payments and costs associated with prepayment, termination, redemption, breakage or unwinding) of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) in respect of reimbursement obligations under letters of credit, bankers’ acceptances, bank overdrafts, surety or performance bonds and similar instruments, (d) for the deferred purchase price of goods or services, including earn-outs, but excluding trade payables and other current liabilities incurred in the ordinary course of business, (e) under leases required to be classified as capital leases under GAAP, (f) under hedging or swap obligations or similar arrangements, (g) that are secured by a Lien (as defined in the Snap One Merger Agreement) (other than a Permitted Liens (as defined in the Snap One Merger Agreement)) on any assets or properties of such Person and (h) guarantees of, or assurances to a creditor against, a loss with respect to the obligations described in clauses (a) through (g) above of any other Person. Notwithstanding the foregoing, “Indebtedness” shall not include any intercompany obligations or any accounts payable or accrued expenses arising in the ordinary course of business, or obligations under leases that are properly accounted for as operating leases under GAAP.

(55)	“Knowledge of the Company” means the actual knowledge, after reasonable inquiry, of the individuals set forth in Schedule 1.1.

(56)	“Law” or “Laws” mean any statute, law, ordinance, treaty, rule, code, regulation or other binding directive issued, promulgated or enforced by any Governmental Entity.

(57)

“Lien” means any mortgage, deed of trust, pledge, option, power of sale, retention of title, right of pre-emption, right of first refusal, hypothecation, security interest, encumbrance, claim, lien or charge of any kind, or an agreement, arrangement or obligation to create any of the foregoing.

(58)	“Lock-up Period” shall have the meaning set forth in Section 4.9.

(59)	“Lock-up Shares” shall have the meaning set forth in Section 4.9.

(60)

“Margin Loan” means any loan where the borrowing ability under the loan, rates, acceleration terms or other rights or terms are tied to the trading price of stock and the primary credit support for such loan is such stock and the proceeds therefrom.

(61)

“Multiemployer Plan” means (x) a “multiemployer plan” as defined in Section 3(37) of ERISA that is maintained in the United States and (y) a non-U.S. defined-benefit pension plan for the benefit of employees of multiple unrelated employers, in each case, to which any Company Group Member contributes or is or has been required to contribute.

(62)	“New Security” shall have the meaning set forth in Section 4.9(a).

(63)	“Non-Recourse Party” shall have the meaning set forth in Section 6.18.

(64)	“NYSE” means the New York Stock Exchange (or its successor).

(65)	“OFAC” shall have the meaning set forth in Section 2.10(d).

(66)	“Person” means an individual, a corporation, a general or limited partnership, a limited liability company, an association, a trust, other legal entity or organization or Governmental Entity.

(67)

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) maintained for current or former employees of the Company, any Company Subsidiary or any other person with whom the Company is considered a single employer under Section 414 of the Code or Title IV of ERISA, to which any Company Group Member is required to contribute, including any pension, profit-sharing, retirement, death, disability, supplemental retirement, welfare benefit, retiree health, and life insurance plan, agreement or arrangement, or any other compensation plan, policy, program, agreement or arrangement, including any employment, change in control, bonus, equity or equity-based compensation, retention, severance, termination, deferred compensation or other similar agreement, arrangement, plan, policy or program that any Company Group Member, maintains, sponsors, is a party to, or as to which any Company Group Member otherwise has or would reasonably be expected to have any material obligation or material liability, but excluding any Multiemployer Plans.

(68)	“Pre-Closing Period” shall have the meaning set forth in Section 4.1.

(69)	“Preemptive Rights Portion” shall have the meaning set forth in Section 4.9(b).

(70)	“Preferred Stock” shall have the meaning set forth in the Recitals.

(71)

“Prohibited Transferee” means (a) any Company Competitor, (b) any Person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) who, individually or together with their Affiliates, either before or after giving effect to the Transfer, Beneficially Owns (or would Beneficially Own) five percent (5%) or more of any class or series (or the voting power of any class or series) of equity securities of the Company or (c) any Activist Investor; provided, that a “Prohibited Transferee” shall not include any Company Competitor, Activist Investor or other Person or group engaged in a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction involving, or other acquisition of control of, the Company or any of its Subsidiaries that, in each case, is approved by the Board.

(72)	“Purchase Price” shall have the meaning set forth in the Section 1.1.

(73)	“Purchased Shares” shall have the meaning set forth in Section 1.1.

(74)	“Purchaser” shall have the meaning set forth in the Preamble.

(75)	“Purchaser Designee” shall have the meanings set forth in Section 4.8(a).

(76)	“Purchaser Parties” means Purchaser and any CD&R Affiliate.

(77)	“Purchaser Related Parties” shall have the meaning set forth in Section 5.1.

(78)	“Registration Rights Agreement” means that certain Registration Rights Agreement, the form of which is set forth as Exhibit B.

(79)	“Relevant Persons” shall have the meaning set forth in Section 2.10(b).

(80)	“SEC” shall have the meaning set forth in Section 2.5(a).

(81)	“SEC Documents” shall have the meaning set forth in Section 2.5(a).

(82)	“Securities Act” shall have the meaning set forth in Section 2.5.

(83)	“Snap One Merger” shall have the meaning set forth in the Recitals.

(84)	“Snap One Merger Agreement” shall have the meaning set forth in the Recitals.

(85)	“Software” means all computer software, whether in source code and object code formats, including mobile applications, in any and all forms and media, and all related documentation.

(86)

“Standstill Period” means the longer of (x) the 36-month period following the Closing Date and (y) the period beginning on the Closing Date and ending on the date that is twelve (12) months after the date on which a Purchaser Designee is no longer serving on the Company Board (whether due to resignation or otherwise) and the Purchaser Parties no longer have the right pursuant to this Agreement to designate any Purchaser Designee to serve on the Board; provided that the Standstill Period shall immediately terminate and expire (and the restrictions of Section 4.10 shall cease to apply and shall be of no further force and effect) upon the Company entering into, other than in the case of a spin-off transaction, a definitive written agreement to consummate any merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction that is approved by the Company Board and which results in (i) stockholders of the Company immediately prior to such transaction ceasing to own, directly or indirectly, at least 50.1% voting securities of the Company (or any successor or parent entity thereto) immediately following such transaction, (ii) a majority of the assets of the Company being sold to a Person (other than wholly-owned Subsidiaries of the Company) or (iii) the commencement of a tender offer or exchange offer for at least 50.1% voting securities of the Company (or any successor or parent entity thereto) and the Company Board does not recommend rejection of such exchange or tender within 10 Business Days of the announcement of such tender offer or exchange offer.

(87)	“Subsidiary” shall have the meaning set forth in Section 2.1(b).

(88)

“Taxes” means any federal, state, local, provincial or non-U.S. taxes, charges, fees, levies or other assessments, including income, capital gains, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, production, goods and services, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental (including taxes under section 59A of the Code), real property, personal property, ad valorem, escheat, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers’ compensation, withholding, estimated or other similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest, penalties and additions to tax thereon, related liabilities and additions thereto).

(89)	“Termination Date” shall mean the Outside Date, as defined in the Snap One Merger Agreement (including giving effect to any extension contemplated in such definition) .

(90)	“Third Party” shall mean a Person other than any member of the CD&R Group or any of their respective Affiliates.

(91)	“Transaction Documents” means this Agreement, the Certificate of Designations the Registration Rights Agreement and the Commitment Letter.

(92)	“Transfer” shall have the meaning set forth in Section 4.7.

(93)	“Voting Debt” shall have the meaning set forth in Section 2.2(b).

Section 6.10. Captions. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.11. Severability. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 6.12. No Third Party Beneficiaries. Except as expressly provided herein, nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto (and their permitted assigns), any benefit, right or remedies; provided that, the Purchaser Related Parties and the Company Related Parties are express third party beneficiaries with respect to Article V, the Covered Persons are express third party beneficiaries of Section 4.8(e), the Purchaser Parties are express third party beneficiaries of Article IV, the CD&R Group are express third party beneficiaries of Section 4.13 and the CD&R Indemnitors are express third party beneficiaries of Section 4.14.

Section 6.13. Public Announcements. Subject to each party’s disclosure obligations imposed by Law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and, except to the extent prohibited by Law, neither the Company nor the Purchaser will, or permit their Affiliates to, make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which consent shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure, provided that the foregoing consultation and consent requirements shall not apply with respect to any disclosures made by either party (or their respective Affiliates) following the initial public announcement of this Agreement and the transactions contemplated hereby so long as such disclosure is consistent in all material respects with such initial public announcement or the communications plan agreed between the parties in writing in connection with, prior to or following the Closing. In the event any party hereto brings any action, claim, complaint, suit, action or other proceeding to enforce specifically the performance of the terms and provisions of this Agreement prior to the Closing, the Termination Date shall automatically be extended by (i) the amount of time during which such action, claim, complaint, suit, action or other proceeding is pending, plus twenty (20) business days, or (ii) such other time period established by the court presiding over such action, claim, complaint, suit, action or other proceeding.

Section 6.14. Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in any court referred to in Section 6.15, without the necessity of proving actual damages or the inadequacy of monetary damages as a remedy (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), and the Company as a third party beneficiary shall have the right of specific performance as provided in the Commitment Letter, this being (in each case) in addition to any other remedy to which they are entitled at law or in equity. Each of the parties acknowledges and agrees that the right of specific enforcement is an integral part of the transactions contemplated hereby and without such right, none of the parties would have entered into this Agreement. Each of the parties further agrees not to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

Section 6.15. Jurisdiction. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any Delaware state court sitting in New Castle County) and any appellate court from any of such courts (the “Chosen Courts”) for the purpose of any claim, suit, action, litigation, arbitration, whether judicial or administrative (each, a “Proceeding”) arising out of or relating to this Agreement, and each of the parties hereby irrevocably agrees that all claims with respect to such Proceeding may be heard and determined exclusively in such court. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Chosen Courts in the event any Proceeding arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) irrevocably consents to the service of process in any Proceeding arising out of or relating to this Agreement, on behalf of itself or its property, in accordance with Section 6.6 (provided, that nothing in this Section 6.15 shall affect the right of any party to serve legal process in any other manner permitted by Law) and (iv) agrees that it will not bring any Proceeding relating to this Agreement in any court other than the Chosen Courts. The parties hereto agree that a final trial court judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. The foregoing shall not restrict any party’s right to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment, or to bring suit for the recognition or enforcement of any judgment obtained in any Chosen Court.

Section 6.16. Termination. Prior to the Closing, this Agreement may only be terminated:

(a) by mutual written agreement of the Company and the Purchaser;

(b) by the Company or the Purchaser, upon written notice to the other party given at any time on or after the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 6.16(b) shall not be available to a party if the failure of such party to perform any of its obligations under this Agreement has been the principal cause of or directly resulted in the failure of the Closing to occur on or before such date and such failure to perform such obligations constitutes a breach of this Agreement;

(c) by the Company or the Purchaser, upon written notice to the other party given at any time after the valid termination of the Snap One Merger Agreement in accordance with its terms; provided, however, that the right to terminate this Agreement pursuant to this Section 6.16(c) shall not be available to a party if the failure of such party to perform any of its obligations under this Agreement has been the principal cause of or directly resulted in the termination of the Snap One Merger Agreement;

(d) by the Company, if the Purchaser fails to perform any of its covenants or obligations contained in this Agreement such that the conditions to Closing set forth in Section 1.3(c) would not be satisfied, which failure to perform (i) cannot be cured prior to the Termination Date or, if capable of being cured, has not been cured prior to the earlier of (x) thirty (30) days after the giving of written notice by the Company to Purchaser of such failure to perform (which notice shall include reasonable detail regarding such breach), and (y) the Termination Date (provided, that the Company has not failed to perform any of its covenants or obligations contained in this Agreement such that the conditions to Closing set forth in Section 1.3(b) would not be satisfied); or

(e) by the Purchaser, if the Company fails to perform any of its covenants or obligations contained in this Agreement such that the conditions to Closing set forth in Section 1.3(b) would not be satisfied, which failure to perform (i) cannot be cured prior to the Termination Date or, if capable of being cured, has not been cured prior to the earlier of (x) thirty (30) days after the giving of written notice by the Purchaser to the Company of such failure to perform (which notice shall include reasonable detail regarding such breach), and (y) the Termination Date (provided, that the Purchaser has not failed to perform any of its covenants or obligations contained in this Agreement such that the conditions to Closing set forth in Section 1.3(c) would not be satisfied);

Section 6.17. Effects of Termination. In the event of termination of this Agreement by either the Company or Purchaser as provided in Section 6.16, this Agreement shall forthwith become void and have no force and effect (other than Section 4.3, this Section 6.17 and the remaining provisions of Article VI which provisions shall survive such termination), without any liability or obligation on the part of the parties (or their respective Affiliates) except that no such termination shall relieve any party from any obligation or liability arising out of or resulting from the willful and material breach by such party of any provision set forth in this Agreement prior to such termination. No termination of this Agreement shall effect the rights and obligations of the parties and third party beneficiaries under the Commitment Letter that survive the termination of this Agreement in accordance with the terms of the Commitment Letter. In addition, nothing herein shall impact the effectiveness of the Confidentiality Agreement which shall remain in full force and effect until the Closing or the earlier termination in accordance with its terms and shall not be affected by the termination of this Agreement. For purposes of this Agreement, “willful and material breach” means, with respect to any representation, warranty, agreement or covenant set forth in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching party with actual or constructive knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have, based on reasonable due inquiry) that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute a breach of this Agreement. For the avoidance of doubt, a willful and material breach by either party shall be deemed to include any failure by such party to consummate the Closing if it is obligated to do so hereunder.

Section 6.18. Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto (and, in the case of the CD&R Fund, only with respect to its obligations under Section 4.10), including entities that become parties hereto after the date hereof, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated by this Agreement, the other Transaction Documents or the Snap One Merger Agreement or in respect of any representations made or alleged to be made in connection herewith or therewith, provided that the foregoing shall in no way limit any rights or remedies of the Company expressly set forth in the Commitment Letter. Without limiting the rights of either party against the other party hereto, in no event shall either party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party, provided that the foregoing shall in no way limit any rights or remedies of the Company expressly set forth in the Commitment Letter.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

RESIDEO TECHNOLOGIES, INC.

By:	/s/ John Heskett
Name: John Heskett
Title: VP Corporate Development and Treasurer

CD&R Channel Holdings, L.P.

By:	CD&R Investment Associates XII, Ltd., its general partner

By:	/s/ Rima Simson
Name: Rima Simson
Title: Vice President, Treasurer and Secretary

CLAYTON, DUBILIER & RICE FUND XII, L.P. (solely for purposes of Sections 4.10)

By:	CD&R Associates XII, L.P., its general partner

By:	CD&R Investment Associates XII, Ltd., its general partner

By:	/s/ Rima Simson
Name: Rima Simson
Title: Vice president, Treasurer and Secretary

[Signature Page to Investment Agreement]

Exhibit A

Form of Certificate of Designations

[See attached.]

Final Form

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES A CUMULATIVE CONVERTIBLE PARTICIPATING PREFERRED STOCK

OF RESIDEO TECHNOLOGIES, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to the authority expressly vested in the Board of Directors of Resideo Technologies, Inc., a Delaware corporation (the “Corporation”), by the Certificate of Incorporation, the Board of Directors has by resolution duly provided for the issuance of and created a series of preferred stock of the Corporation, par value $0.001 per share, and in order to fix the designation and amount and the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of such series of preferred stock, has duly adopted resolutions setting forth such rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of such series of preferred stock as set forth in this Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Participating Preferred Stock (this “Certificate”).

Section 1. Number of Shares and Designation. 500,000 shares of preferred stock of the Corporation shall constitute a series of preferred stock designated as Series A Cumulative Convertible Participating Preferred Stock (the “Preferred Stock”). Subject to and in accordance with the provisions of Section 11(b), the number of shares of Preferred Stock may be increased (to the extent of the Corporation’s authorized and unissued preferred stock) by further resolution duly adopted by the Board of Directors and the filing of a certificate of increase with the Secretary of State of the State of Delaware.

Section 2. Rank. Each share of Preferred Stock shall rank equally in all respects and shall be subject to the provisions herein. The Preferred Stock shall, with respect to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (i) rank senior and prior to the Corporation’s common stock, par value $0.001 per share (the “Common Stock”), and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms does not expressly rank senior to, or on parity with, the Preferred Stock as to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (all of such equity securities, including the Common Stock, are collectively referred to herein as “Junior Securities”), (ii) rank junior to each class or series of equity securities of the Corporation, whether currently issued or issued in the future without violation of this Certificate, that by its terms expressly ranks senior to the Preferred Stock as to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (all of such equity securities are collectively referred to herein as “Senior Securities”), and (iii) rank on parity with each class or series of equity securities of the Corporation, whether currently issued or issued in the future without violation of this Certificate, that expressly provides that it ranks on parity with the Preferred Stock as to payment of dividends, redemption payments or rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as “Parity Securities”). The respective definitions of Junior Securities, Senior Securities and Parity Securities shall also include any securities, rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Senior Securities or Parity Securities, as the case may be.

Section 3. Definitions.

(a) As used herein, the following terms shall have the meanings set forth below or in the section cross-referenced below, as applicable, whether used in the singular or the plural:

“Acceptable Exchanges” means The NASDAQ Global Select Market and NYSE (or either of their respective successors).

“Accrued Dividends” means, as of any date, with respect to any share of Preferred Stock, all dividends that have accrued pursuant to Section 4(a)(ii), whether or not declared, but that have not, as of such date, been paid as Cash Dividends. “Accrued Dividends” shall include Interim Accrued Dividends and Compounded Dividends on such share. For the avoidance of doubt, for all purposes of this Certificate, any Preferred Dividends that accrue in a Payment Period shall be Interim Accrued Dividends prior to the Preferred Dividend Payment Date and, to the extent not paid as Cash Dividends on a Preferred Dividend Payment Date, shall as of such Preferred Dividend Payment Date be Compounded Dividends and added to the Accumulated Amount.

“Accumulated Amount” means, with respect to any share of Preferred Stock, as of any date of determination, the sum of (a) the Liquidation Preference plus (b) the Compounded Dividends with respect to such share of Preferred Stock as of such date.“

Additional Excess Conversion Shares” means the positive difference (if any) between the number of Excess Conversion Shares determined pursuant to the proviso to the definition of Excess Conversion Shares minus the number of Excess Conversion Shares determined pursuant to the definition of Excess Conversion Shares prior to giving effect to the proviso to such definition.

“Affiliate” has the meaning given to such term in the Investment Agreement.

“Beneficially Own” and “Beneficial Ownership” has the meaning given such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of Capital Stock of any Person shall be calculated in accordance with the provisions of such rule, but without taking into account any contractual restrictions or limitations on voting or other rights; provided, however, that for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person, whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities.

“Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors for the purposes in question.

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“Business Day” means any day that is not a Saturday, a Sunday or any other day on which commercial banks are generally required or authorized by Law to be closed in New York City, New York.

“By-laws” means the Amended and Restated By-Laws of the Corporation, as amended from time to time.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Certificate” has the meaning set forth in the preamble.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time.

“Change of Control” means the occurrence, directly or indirectly, of any of the following:

(i) any purchase, merger, acquisition or other transaction or series of related transactions immediately following which any Person or Group (excluding the Investor or its Affiliates or any Group including the Investor or its Affiliates) shall Beneficially Own, directly or indirectly, Voting Stock entitling such Person or Group to exercise more than 50% of the total voting power of all classes of Voting Stock of the Corporation, other than as a result of any such transaction in which (x) the holders of securities that represented 100% of the Voting Stock of the Corporation immediately prior to such transaction are substantially the same as the holders of securities that represent a majority of the total voting power of all classes of Voting Stock of the surviving Person or any parent entity thereof immediately after such transaction and (y) the holders of securities that represented 100% of the Voting Stock of the Corporation immediately prior to such transaction own directly or indirectly Voting Stock of the surviving Person or any parent entity thereof in substantially the same proportion to each other as immediately prior to such transaction;

(ii) any transaction or series of related transactions immediately following which the Persons who Beneficially Own 100% of the Voting Stock of the Corporation immediately prior to such transaction or transactions cease to Beneficially Own more than 50% of the Voting Stock of the Corporation, any successor thereto or any parent entity thereof immediately following such transaction or transactions; or

(iii) (x) the Corporation merges or consolidates with or into any other Person, another Person merges with or into the Corporation, or the Corporation conveys, sells, transfers or leases (including through a division) all or substantially all of the Corporation’s assets to another Person or (y) the Corporation engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than any such transaction:

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(A) which is effected solely to change the Corporation’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;

(B) a sale, lease or transfer to a Subsidiary or a Person that becomes a Subsidiary of the Corporation; or

(C) where the Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such merger or consolidation).

“Change of Control Effective Date” has the meaning set forth in Section 10(b).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in Section 2.

“Common Stock Dividend Record Date” has the meaning set forth in Section 4(a)(iv).

“Common Stock Liquidity Conditions” will be satisfied if and only if:

(a)

the offer and sale of all shares of Common Stock (including any Excess Conversion Shares) by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Corporation to remain effective and usable, by the Holder to sell all such shares of Common Stock, continuously during the period from, and including, the Conversion Option Date or Redemption Date, as applicable, to, and including, the two (2) year anniversary after the date each such share of Common Stock is issued;

(b)

each share of Common Stock referred to in clause (a) above (i) will, when issued and when sold or otherwise transferred pursuant to the registration statement referred to in such clause (a) (1) be admitted for book-entry settlement through The Depository Trust Company with an “unrestricted” CUSIP number; and (2) unless sold to the Corporation or an Affiliate of the Corporation, not be evidenced by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws, and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on the Acceptable Exchanges;

(c)

the Corporation has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (b)(ii) for which the applicable or threatened delisting or suspension has not been cured, remediated or otherwise removed;

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(d)

the number of shares of Common Stock issuable upon conversion of all shares of Preferred Stock pursuant to such Conversion Option, or at the time of such Redemption Notice, would not exceed the number of authorized, but unissued, shares of Common Stock then available to be issued by the Corporation; and

(e)

the Corporation shall have confirmed, in writing, that the Lock-up Period (as defined in the Investment Agreement) shall be deemed to have expired effective upon the consummation of the applicable conversion (including any conversion resulting from the exercise of a Conversion Right following a Redemption Notice); it being understood and for the avoidance of doubt, that the limitations set forth in Section 4.7(b)(2) of the Investment Agreement and the definition of Prohibited Transferee (as defined in the Investment Agreement) shall remain in effect in accordance with their terms.

“Common Stock Trading Price” means, as of any Trading Day, the closing price of a share of Common Stock on such Trading Day (as reported on Bloomberg, based on composite transactions for the NYSE).

“Compounded Dividends” means, with respect to any share of Preferred Stock, as of any date of determination, (a) if a Preferred Dividend Payment Date has occurred since the Issuance Date, the aggregate Accrued Dividends with respect to such share as of the Preferred Dividend Payment Date immediately preceding such date of determination (determined, for the avoidance of doubt, after giving effect to the payment of Cash Dividends, if any, on such immediately preceding Preferred Dividend Payment Date) or (b) if no Preferred Dividend Payment Date has occurred since the Issuance Date of such share, zero.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Conversion Date” has the meaning set forth in Section 6(b)(iii).

“Conversion Notice” has the meaning set forth in Section 6(b)(i).

“Conversion Option” has the meaning set forth in Section 6(a)(i)(A).

“Conversion Option Date” has the meaning set forth in Section 6(a)(i)(A).

“Conversion Option Measurement Period” has the meaning set forth in Section 6(a)(i)(A).

“Conversion Price” means, as of any date, the Initial Conversion Price, as adjusted pursuant to Section 9.

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“Conversion Right” has the meaning set forth in Section 6(a)(i)(B).

“Convertible Securities” means indebtedness or shares of Capital Stock convertible into or exchangeable for Common Stock.

“Corporation” has the meaning set forth in the preamble.

“Debt Financing Documents” means the (i) Indenture, dated as of August 26, 2021, among Resideo Funding, Inc., the Corporation, the other guarantors named therein, and U.S. Bank National Association, as trustee, as supplemented by that certain First Supplemental Indenture, dated April 1, 2022, Second Supplemental Indenture, dated May 19, 2022, Third Supplemental Indenture, dated September 26, 2022 and Fourth Supplemental Indenture, dated April 11, 2023, (ii) Amendment and Restatement Agreement, dated as of February 12, 2021, by and among the Corporation, Resideo Holding Inc., Resideo Intermediate Holding Inc., Resideo Funding Inc., certain other subsidiaries of the Corporation, the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of March 28, 2022, Second Amendment to Amended and Restated Credit Agreement, dated as of June 30, 2023, and (iii) Indemnification and Reimbursement Agreement, dated October 14, 2018, between Honeywell International Inc. and New HAPI Inc. (and subsequently assigned to the Corporation), as amended by that certain First Amendment to Indemnification and Reimbursement, dated as of April 21, 2021, Second Amendment to Indemnification and Reimbursement, dated as of July 28, 2020, Third Amendment to Indemnification and Reimbursement, dated as of November 16, 2020, Fourth Amendment to Indemnification and Reimbursement, dated as of February 12, 2021, Fifth Amendment to Indemnification and Reimbursement, dated as of April 14, 2024.

“DGCL” has the meaning set forth in the preamble.

“Dividend Payment Record Date” has the meaning set forth in Section 4(a)(iv).

“Dividend Rate” means 7.00% per annum; provided that, upon the occurrence and during the continuation of a Triggering Event, the Dividend Rate shall be increased to 10.00% per annum (the “Noncompliance Additional Rate”) in accordance with Section 4(b).

“Ex-Date” means, with respect to an issuance, dividend or distribution on shares of Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange).

“Excess Conversion Shares” means, prior to receipt of any Requisite Stockholder Approval, in connection with any conversion of shares of Preferred Stock (disregarding for this purpose the last sentence of Section 6(a)(i)(B)), that number of shares (and only that number of shares) of Common Stock (if any) that would result in the Holder thereof, when taken together with all other shares of Common Stock Beneficially Owned by such Holder as of the time of such

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conversion, Beneficially Owning Voting Stock of the Corporation exceeding 19.9% of the Stockholder Voting Power; provided that if the calculation of Excess Conversion Shares determined prior to giving effect to this proviso would allow for a conversion of the Preferred Stock into a number of shares of Common Stock that exceeds the maximum number of shares of Common Stock that may then be issued in such conversion of Preferred Stock in accordance with the listing requirements and policies of NYSE absent the receipt of the Requisite Stockholder Approval, the “Excess Conversion Shares” shall instead be that number of shares (and only that number of shares) of Common Stock (if any) that would, in connection with any conversion of all shares of Preferred Stock and disregarding for this purpose the last sentence of Section 6(a)(i)(B), result in a violation of the listing requirements and policies of NYSE absent the receipt of the Requisite Stockholder Approval.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Property” has the meaning set forth in Section 7(a).

“Group” means any “group” as such term is used in Section 13(d)(3) of the Exchange Act.

“Holder” means, at any time, any Person in whose name shares of Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of such shares of Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

“Implied Quarterly Dividend Amount” means, with respect to any share of Preferred Stock, as of any date, the product of (a) the Accumulated Amount of such share on the first day of the applicable Payment Period (or in the case of the first Payment Period for such share, as of the Issuance Date of such share) multiplied by (b) one-fourth of the Dividend Rate applicable on such date; provided that if the Dividend Rate adjusts in accordance with the definition thereof, clause (b) of this definition shall be appropriately adjusted to reflect such adjusted Dividend Rate.

“Initial Conversion Price” means $26.92 per share of Common Stock.

“Interim Accrued Dividends” means with respect to any share of Preferred Stock outstanding during a Payment Period with respect to which the Preferred Dividend Payment Date has not yet occurred, the aggregate Preferred Dividends that have accrued on such share of Preferred Stock as of the date of determination.

“Investment Agreement” means that certain Investment Agreement, dated as of April 14, 2024, by and among the Corporation, CD&R Channel Holdings, L.P.. and Clayton, Dubilier & Rice Fund XII, L.P. (solely for purposes of Sections 4.10 thereof), as the same may be amended from time to time.

“Investor” means, collectively, one or more CD&R Affiliates (as defined in the Investment Agreement) who acquire shares of Preferred Stock pursuant to the Investment Agreement.

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“Issuance Date” means, with respect to a share of Preferred Stock, the date of issuance of such share of Preferred Stock.

“Junior Securities” has the meaning set forth in Section 2.

“Law” has the meaning set forth in the Investment Agreement.

“Liquidation” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, including any reorganization or liquidation of the Corporation pursuant to applicable federal, state or local bankruptcy or insolvency law.

“Liquidation Preference” means, with respect to each share of Preferred Stock, $1,000.00 per share, as appropriately adjusted for any stock split, stock division or stock combination affecting the Preferred Stock.

“Majority Vote” means the vote or written consent of holders of outstanding shares of Preferred Stock, voting as a separate class on an as-converted basis, representing a majority of the aggregate Accumulated Amount on all outstanding shares of Preferred Stock.

“Market Price” means, with respect to any particular security on any particular date, (i) if such security is listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the volume weighted average price per share (as reported on Bloomberg based, in the case of a listed security, on composite transactions for the principal U.S. national or regional securities exchange on which such security is listed or quoted) of such security for the period of ten (10) consecutive Trading Days preceding the date of determination (or for any other period specified for this purpose in the applicable provision of this Certificate), or (ii) if such security is not listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the fair market value of such security on the date of determination, as determined by a nationally recognized independent investment banking firm that has for this purpose (x) been selected by the Board of Directors and (y) been consented to by Majority Vote.

“NYSE” means the New York Stock Exchange (or its successor).

“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

“Original Issuance Date” means the date of closing pursuant to the Investment Agreement.

“Parity Securities” has the meaning set forth in Section 2.

“Participating Dividends” has the meaning set forth in Section 4(a)(i).

“Payment Period” means, with respect to a share of Preferred Stock, the period beginning on the day after the preceding Preferred Dividend Payment Date (or if no Preferred Dividend Payment Date has occurred since the Issuance Date of such share of Preferred Stock, the day that would have been the day after the preceding Preferred Dividend Payment Date had the Issuance Date with respect to such share of Preferred Stock occurred prior to such date) to and including the next Preferred Dividend Payment Date.

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“Person” means an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Preferred Dividend Payment Date” means, with respect to any share of Preferred Stock, January 15, April 15, July 15 and October 15 of each year (each, a “Quarterly Date”), commencing on the first Quarterly Date immediately following the Issuance Date; provided, that if any such Quarterly Date is not a Business Day then the “Preferred Dividend Payment Date” shall be the next Business Day immediately following such Quarterly Date.

“Preferred Dividends” has the meaning set forth in Section 4(a)(ii).

“Preferred Stock” has the meaning set forth in Section 1.

“Pro Rata Repurchase” means any purchase of shares of Common Stock by the Corporation or any Affiliate thereof (other than, if applicable, the Investor or any of its Affiliates) pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including shares of capital stock, other securities or evidences of indebtedness of a Subsidiary of the Corporation), or any combination thereof, effected while any shares of Preferred Stock are outstanding; provided, however, that “Pro Rata Repurchase” shall not include any purchase of shares by the Corporation or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro Rata Repurchase means the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Purchased Shares” has the meaning set forth in Section 9(a)(iv).

“Redemption Date” has the meaning set forth in Section 10(a).

“Redemption Notice” has the meaning set forth in Section 10(a).

“Redemption Price” has the meaning set forth in Section 10(a).

“Register” means the securities register maintained in respect of the Preferred Stock by the Corporation, or to the extent the Corporation has engaged a transfer agent, such transfer agent.

“Reorganization Event” means any of the following transactions, but in all cases shall not include a spin-off transaction:

(i) any reorganization, consolidation, merger, share exchange, statutory exchange, tender or exchange offer or other similar business combination involving the Corporation and another Person, in each case, pursuant to which the Common Stock will be converted into, or exchanged for, cash, securities or other property of the Corporation or another Person;

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(ii) any reclassification, recapitalization or reorganization of the Common Stock into securities other than the Common Stock; or

(iii) any direct or indirect sale, assignment, conveyance, transfer, lease or other disposition (including in connection with any Liquidation and including by division) by the Corporation of all or substantially all of its assets or business, in each case under this clause (iii), pursuant to which the Common Stock will be converted into cash, securities or other property.

“Requisite Stockholder Approval” means the affirmative vote of a majority of the votes cast at a regular or special meeting of the stockholders of the Corporation (at which a quorum is present), in accordance with the NYSE listing rules for the approval of the conversion and the voting of Excess Conversion Shares as provided for in this Certificate without limitation.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Securities” has the meaning set forth in Section 2.

“Stockholder Voting Power” means the aggregate number of shares of Voting Stock of the Corporation (on an as-converted to Common Stock basis), with the calculation of such aggregate number of shares of Voting Stock being conclusively made for all purposes under this Certificate and the Certificate of Incorporation, absent manifest error, by the Corporation based on the Corporation’s review of the Register, the Corporation’s other books and records, each Holder’s public filings pursuant to Section 13 or Section 16 of the Exchange Act and any other written evidence reasonably satisfactory to the Corporation regarding any Holder’s beneficial ownership of any securities of the Corporation.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any other Person of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more other Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). For the purposes hereof, the term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Trading Day” means a day on which the NYSE is open for the transaction of business.

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“Transfer Restrictions” means, when and as applicable to such Transfer, the restrictions on Transfer (as defined in the Investment Agreement) set forth in Section 4.7 of the Investment Agreement.

“Triggering Event” means: (i) the Corporation’s failure to pay any Participating Dividends when required pursuant to, and in accordance with, Section 4(a)(i) or to pay (or accrue and compound, as applicable) Preferred Dividends on each Preferred Dividend Payment Date pursuant to, and in accordance with, Section 4(a)(ii) and Section 4(a)(iii); (ii) the Corporation’s failure to comply with its obligations to effect the conversion of shares of Preferred Stock (including to reserve and keep available for issuance the requisite number of shares of Common Stock and Preferred Stock) in compliance with Section 6 giving effect to the last sentence of Section 6(a)(i)(B), (iii) the Corporation’s violation of any restrictions set forth in this Certificate relating to payment of dividends or distributions to the holders of Common Stock or other Capital Stock, (iv) the Corporation taking any action described in Section 11(b) without the prior Majority Vote, (v) the Corporation’s failure to maintain the listing of the Common Stock on an Acceptable Exchange (or, in the case of any Exchange Property in connection with any Reorganization Event (other than a Reorganization Event that (i) constitutes a Change of Control and (ii) results in the equity securities of the Corporation (or any successor thereto) being exchanged or, in the case of the Preferred Stock, redeemed for cash), such applicable Exchange Property) or (vi) if, at any time of determination, the exercise of any Conversion Option or Conversion Right (whether or not actually exercised) with respect to all shares of Preferred Stock would result in the issuance of Additional Excess Conversion Shares.

“Voting Stock” means (a) with respect to the Corporation, the Common Stock, the Preferred Stock and any other Capital Stock of the Corporation having the right to vote generally in any election of directors of the Board of Directors and (b) with respect to any other Person, all Capital Stock of such Person having the right to vote generally in any election of directors of the board of directors of such Person or other similar governing body.

(b) In addition to the above definitions, unless the context requires otherwise:

(i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;

(ii) the word “including” shall be deemed to be followed by the words “without limitation”;

(iii) references to “$” or “dollars” means the lawful coin or currency the United States of America;

(iv) the phrase “to the extent” means the degree to which something extends (and not “if”); and

(v) references to “Section” are references to Sections of this Certificate.

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Section 4. Dividends.

(a) Holders of the issued and outstanding shares of Preferred Stock shall be entitled to receive dividends on the terms described below:

(i) Holders of shares of Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the shares of Common Stock (other than dividends paid in the form of Common Stock, Convertible Securities or Options with respect to which adjustments to the Conversion Price shall be made in accordance with this Certificate) as if immediately prior to each Common Stock Dividend Record Date, all shares of Preferred Stock then outstanding were converted into shares of Common Stock (including any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)). Dividends payable pursuant to this Section 4(a)(i) (the “Participating Dividends”) shall be payable on the same date that such dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by this Section 4(a)(i) are paid at the same time to the Holders of the Preferred Stock.

(ii) In addition to any dividends pursuant to Section 4(a)(i), dividends on each share of Preferred Stock shall accrue and accumulate on a daily basis, whether or not declared and whether or not the Corporation has funds legally available for the payment of such dividends, at the Dividend Rate multiplied by the Accumulated Amount on such share from and after the Issuance Date of such share until the redemption, conversion or other cancellation thereof (the “Preferred Dividends”). At the election of the Corporation with respect to each Preferred Dividend Payment Date, all Preferred Dividends accrued on a share of Preferred Stock since the immediately preceding Preferred Dividend Payment Date (as determined in accordance with the remaining provisions of this clause (ii) and clause (iii) below) shall either (x) if, as and when so authorized and declared by the Board of Directors, be paid in cash to the holder thereof on such Preferred Dividend Payment Date (any Preferred Dividend or portion of a Preferred Dividend paid in such manner, a “Cash Dividend”), or (y) to the extent not so paid in cash in accordance with the foregoing clause (x) automatically become Compounded Dividends and added to the Accumulated Amount for such share as of such Preferred Dividend Payment Date. The amount of Preferred Dividends accruing with respect to any share of Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount as of such day by (y) the actual number of days in the Payment Period in which such day falls; provided, however, that if during any Payment Period the Dividend Rate is increased, then after the date of such increase the amount of Preferred Dividends accruing with respect to any share of Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount (recalculated to take into account such increased Dividend Rate) by (y) the actual number of days in such Payment Period. The amount of Preferred Dividends payable with respect to any share of Preferred Stock for any Payment Period shall equal the sum of the daily Preferred Dividends amounts calculated in accordance with the prior sentence of this Section 4(a)(ii) with respect to such share during such Payment Period. Preferred Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward).

(iii) Any election by the Corporation to pay a Cash Dividend with respect to any Payment Period shall be applied consistently to all Preferred Dividends paid to all Holders with respect to such Payment Period. For the avoidance of doubt, it is understood that no Preferred Dividends may be declared and paid in securities or otherwise “in kind.”

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(iv) Each Participating Dividend or Preferred Dividend shall be paid pro rata to the Holders of shares of Preferred Stock entitled thereto based on the ownership of such Preferred Stock. Each Participating Dividend or Preferred Dividend shall be payable to the Holders of Preferred Stock as they appear on the Register at the close of business on the record date designated by the Board of Directors for such dividends (each such date, a “Dividend Payment Record Date”), which (i) with respect to Participating Dividends, shall be the same day as the record date for the payment of dividends to the holders of shares of Common Stock (the “Common Stock Dividend Record Date”), and (ii) with respect to Preferred Dividends, shall be not more than thirty (30) days nor less than ten (10) days preceding the applicable Preferred Dividend Payment Date.

(b) Upon the occurrence of a Triggering Event, the Dividend Rate shall increase to the Noncompliance Additional Rate from and including the date on which the Triggering Event shall occur and be continuing through but excluding the date on which all then occurring Triggering Events are no longer continuing. The Dividend Rate shall not be increased further pursuant to this Section 4(b) for a subsequent Triggering Event occurring while the Noncompliance Additional Rate is in effect pursuant to this Section 4(b).

(c) At any time during which a Triggering Event shall occur and be continuing, without the consent of the Holders by Majority Vote, no dividends shall be declared or paid or set apart for payment, or other distributions declared or made, upon any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Corporation, directly or indirectly (except, subject to and in accordance with the provisions of Section 6 hereof, by conversion into or exchange for Junior Securities or the payment of cash in lieu of fractional shares in connection therewith) (other than repurchases of shares of Common Stock from applicable employees, officers or directors of the Corporation, in the ordinary course of business, following such employees’, officers’ and directors’ termination of employment or engagement with the Corporation and its Subsidiaries). Without limiting the foregoing, without the consent of the Holders by Majority Vote, the Corporation shall not (i) declare, pay or set aside for payment any dividends or distributions upon any Junior Securities or (ii) repurchase, redeem or otherwise acquire any Junior Securities (other than repurchases of shares of Common Stock from employees, officers or directors of the Corporation in the ordinary course of business) for any consideration or pay any moneys or make available for a sinking fund for the redemption of any shares of such Junior Securities, unless, in each case, the Corporation, in its good faith judgment, reasonably determines that (A) immediately before and after the taking of such action, the fair value of the Corporation’s assets would exceed the sum of its debts (including, for this purpose, the aggregate Accumulated Amount and the aggregate Interim Accrued Dividends of the Preferred Stock), (B) immediately after the taking of such action, the Corporation would be able to pay all of its debts (including, for this purpose, the aggregate Accumulated Amount and the aggregate Interim Accrued Dividends of the Preferred Stock) as they are reasonably expected to come due and (C) such action is otherwise in compliance with applicable Law.

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Section 5. Liquidation Rights.

(a) In the event of any Liquidation, each Holder shall be entitled to receive liquidating distributions out of the assets of the Corporation, before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Securities, including the Common Stock, for such Holder’s shares of Preferred Stock in an amount equal to the greater of (i) the sum of (A) the aggregate Accumulated Amount and (B) the aggregate Interim Accrued Dividends of such shares as of the date of the Liquidation and (ii) the amount such Holder would have received had such shares of Preferred Stock, immediately prior to such Liquidation, been converted into shares of Common Stock (including in respect of any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)) pursuant to Section 6, without regard to any of the limitations on conversion or convertibility contained therein; provided that, any such distributions or payments shall be made solely to the extent of funds legally available for distribution to its stockholders.

(b) In the event the assets of the Corporation available for distribution to stockholders upon a Liquidation shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of Preferred Stock pursuant to Section 5(a), such assets, or the proceeds thereof, shall be distributed among the Holders ratably in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled upon such Liquidation.

(c) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets, capital stock or business of the Corporation (other than in connection with the liquidation, dissolution or winding up of the Corporation) nor the merger, consolidation, share exchange, statutory exchange or any other business combination transaction of the Corporation into or with any other Person shall by itself be deemed to be a Liquidation for purposes of this Section 5.

Section 6. Conversion.

(a) Conversion of Preferred Stock.

(i) Subject to and in accordance with the provisions of this Section 6, shares of Preferred Stock may be converted into shares of Common Stock as follows:

(A) If (a) at any time after the Original Issuance Date, the Common Stock Trading Price exceeds 200% of the then applicable Conversion Price for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (such period, the “Conversion Option Measurement Period”) and (b) the Corporation, at its option, delivers a written notice of conversion to the Holders of the Preferred Stock within 10 Business Days following the conclusion of the applicable Conversion Option Measurement Period, then each share of Preferred Stock outstanding shall be converted (the “Conversion Option”), as of the date of such notice (the “Conversion Option Date”), into such number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/10,000th of a share) equal to the quotient of (A) the sum of (1) the Accumulated Amount and (2) the Interim Accrued Dividends on such share as of the Conversion Option Date, divided by (B) the Conversion Price of such share in effect as of the Conversion Option Date; provided that the Corporation shall not be entitled to exercise the Conversion Option unless as of the Conversion Option Date all of

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the Common Stock Liquidity Conditions are satisfied; provided further that if any shares of Common Stock issuable in connection with any Conversion Option would constitute Excess Conversion Shares, the Corporation may not exercise the Conversion Option with respect to such Excess Conversion Shares which shall remain outstanding and shall remain subject to the rights and limitations set forth herein. The election by the Corporation not to exercise the Conversion Option with respect to any Conversion Option Measurement Period shall not limit the right of the Corporation to make such an election with respect to any subsequent Conversion Option Measurement Period.

(B) Subject to the last sentence of this Section 6(a)(i)(B), each Holder of shares of Preferred Stock shall have the right (the “Conversion Right”), at any time and from time to time, at such Holder’s option, to convert all or any portion of such Holder’s shares of Preferred Stock into fully paid and non-assessable shares of Common Stock. Upon a Holder’s election to exercise its Conversion Right, each share of Preferred Stock for which the Conversion Right is exercised shall be converted into such number of shares of Common Stock (calculated as to each conversion to the nearest 1/10,000th of a share) equal to the quotient of (A) the sum of (1) the Accumulated Amount and (2) the Interim Accrued Dividends on such share as of the Conversion Date, divided by (B) the Conversion Price of such share in effect at the time of conversion. Notwithstanding anything to the contrary contained in this Certificate, prior to the Requisite Stockholder Approval and without limiting any subsequent ability to convert such Preferred Stock to the extent such subsequent conversion would not result in the issuance of Excess Conversion Shares, in no event shall the number of shares of Preferred Stock converted pursuant to this Section 6(a)(i)(B) result in the issuance of any Excess Conversion Shares at such time.

(ii) No fractional shares of Common Stock shall be issued upon the conversion of any shares of Preferred Stock. If more than one share of Preferred Stock subject to conversion is held by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the sum of (A) the aggregate Accumulated Amount and (B) the aggregate Interim Accrued Dividends as of the Conversion Date on all shares of Preferred Stock so subject. If the conversion of any share or shares of Preferred Stock results in a fractional share of Common Stock issuable after application of the immediately preceding sentence, the Corporation shall pay a cash amount in lieu of issuing such fractional share in an amount equal to the value of such fractional interest multiplied by the Market Price of a share of Common Stock on the Trading Day immediately prior to the Conversion Date.

(iii) The Corporation will at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting conversions of the Preferred Stock into shares of Common Stock, a number of shares of Common Stock equal to 110% of the number of shares of Common Stock issuable upon conversion of all then outstanding shares of Preferred Stock (including any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)). The Corporation shall take all action permitted by Law, including calling meetings of stockholders of the Corporation and soliciting proxies for any necessary vote of the stockholders of the Corporation, to amend the Certificate of Incorporation to increase the number of authorized and unissued shares of Common Stock, if at any time there shall be insufficient authorized and unissued shares of Common Stock to permit such reservation. The Corporation covenants that the Preferred Stock and all Common Stock that may be issued upon conversion of Preferred Stock shall upon issuance be duly authorized, fully paid and non-

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assessable and will not be subject to preemptive rights or subscription rights of any other stockholder of the Corporation. The Corporation further covenants that the Corporation shall, at its sole expense, cause to be authorized for listing or quotation on the NYSE, all Common Stock issuable upon conversion of the Preferred Stock, subject to official notice of issuance. The Corporation will use its reasonable best efforts to ensure that such Common Stock may be issued without violation of any applicable Law. Notwithstanding anything set forth herein to the contrary, the Corporation shall have no obligation to seek or obtain the Requisite Stockholder Approval except as expressly contemplated by Section 4.9 of the Investment Agreement.

(b) Mechanics of Conversion.

(i) If the Corporation exercises the Conversion Option and delivers notice thereof in accordance with Section 6(a)(i)(A), the Corporation shall promptly following the Conversion Option Date update or cause to be updated the Register, effective as of the Conversion Option Date, to reflect the shares of Common Stock held by such Holders as a result of the Conversion Option and shall comply with clause (b) of Common Stock Liquidity Conditions.

(ii) The Conversion Right of a Holder of Preferred Stock pursuant to Section 6(a)(i)(B) shall be exercised by the Holder by delivering written notice to the Corporation that the Holder elects to convert all or a portion of the shares of Preferred Stock held by such Holder (a “Conversion Notice”) and specifying the name or names (with address or addresses) in which shares of Common Stock are to be issued and (if so required by the Corporation or the Corporation’s transfer agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or the transfer agent, as applicable, duly executed by the Holder or its legal representative. As promptly as practicable after the receipt of the Conversion Notice, and the payment of required taxes or duties pursuant to Section 13(a), if applicable, and in no event later than three Trading Days thereafter, the Corporation shall update or cause to be updated the Register to reflect the shares of Common Stock held by such Holder as a result of such conversion and shall issue and shall deliver or cause to be issued and delivered to such Holder, or to such other Person on such Holder’s written order (A) evidence of such issuance reasonably satisfactory to such Holder, and (B) cash for any fractional interest in respect of a share of Common Stock arising upon such conversion settled as provided in Section 6(a)(ii).

(iii) The conversion of any share of Preferred Stock shall be deemed to have been made (i) in connection with any Conversion Option, at the close of business on the Conversion Option Date, and (ii) in connection with any exercise of the Conversion Right, at the close of business on the date of giving the Conversion Notice or, if later, the payment of required taxes or duties pursuant to Section 13(a), if applicable (the “Conversion Date”). Until the Conversion Date with respect to any share of Preferred Stock has occurred, such share of Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein, including that such share shall (A) accrue and accumulate Preferred Dividends and participate in Participating Dividends pursuant to Section 4 and (B) entitle the Holder thereof to the voting rights provided in Section 11; provided, however, that any such shares that are redeemed pursuant to Section 10 shall not be entitled to be converted. Without limiting the generality of the foregoing, if any Common Stock otherwise issuable upon the proposed conversion of any Preferred Stock would result in the conversion of Excess Conversion Shares, then the Corporation’s obligation to deliver such consideration will not be extinguished,

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and the Corporation will deliver such consideration (and the relevant shares of Preferred Stock shall be deemed converted) as soon as reasonably practicable after such delivery will not result in the issuance of Excess Conversion Shares. Without limiting the foregoing, to the extent not reasonably ascertainable from public filings of the Company or the Holder or its Affiliates, the Holder shall provide reasonably prompt written notice to the Corporation upon Holder’s determination that issuance of such Common Stock will no longer result in the conversion of Excess Conversion Shares. If any Holder requests conversion of Preferred Stock that would result in the issuance of Excess Conversion Shares, the Corporation shall remain obligated to issue on the Conversion Date all shares of Common Stock that do not constitute Excess Conversion Shares.

(c) Corporation’s Obligations to Issue Common Stock. Subject to Section 6(a)(i)(A), the last sentence of Section 6(a)(i)(B) and the compliance with the terms and conditions of this Certificate applicable to the conversion of Preferred Stock, the Corporation’s obligations to issue and deliver shares of Common Stock upon conversion of shares of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of Law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to any Holder in connection with the issuance of such shares of Common Stock.

Section 7. Reorganization Events.

(a) Treatment of Preferred Stock Upon a Reorganization Event. Subject to applicable Law, upon the occurrence of any Reorganization Event, (i) if the Corporation is the surviving company in such Reorganization Event, each share of Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding following such Reorganization Event (or be exchanged for an equivalent share of another class or series of preferred stock having rights, powers and preferences, and the qualifications, limitations and restrictions substantially identical to those set forth herein); provided, that (x) each share of Preferred Stock or any such replacement preferred stock as applicable shall become convertible into the kind and amount of securities, cash and other property that the Holder of such share of Preferred Stock (other than the counterparty to the Reorganization Event or an Affiliate of such other party) would have received in such Reorganization Event had such share of Preferred Stock, immediately prior to such Reorganization Event, been converted into the applicable number of shares of Common Stock using the Conversion Price immediately prior to such Reorganization Event (including in respect of any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)) (such securities, cash and other property, the “Exchange Property”), without interest on such Exchange Property, and (y) appropriate adjustments shall be made to the conversion provisions set forth in Section 6 and the adjustment to conversion price provisions set forth in Section 9 and the other provisions of this Certificate as determined reasonably and in good faith by the Board of Directors to place the Holders (whether with respect to the Preferred Stock or any such replacement preferred stock as applicable) in as nearly as equal of a position as possible with respect to such matters following such Reorganization Event as compared to immediately prior to such Reorganization Event, or (ii) if the Corporation is not the

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surviving company in such Reorganization Event or will be dissolved in connection with such Reorganization Event, each share of Preferred Stock outstanding immediately prior to such Reorganization Event shall be converted or exchanged into a security of the Person surviving such Reorganization Event or such other continuing parent entity in such Reorganization Event having rights, powers and preferences, and the qualifications, limitations and restrictions thereof, as nearly equal as possible to those provided herein (with such adjustments as are appropriate to place the Holders in as nearly as equal of a position as possible following such Reorganization Event as compared to immediately prior to such Reorganization Event).

(b) Form of Consideration. In the event that shares of Preferred Stock become convertible into Exchange Property in connection with a Reorganization Event and the holders of Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the Exchange Property shall be based on the types and amounts of consideration available for election by the holders of Common Stock and the holders of Preferred Stock shall be entitled to the same election on as nearly equal as possible terms applicable to the Common Stock; provided, however, that, to the extent the applicable transaction agreement provides for adjustments or limitations to such elected types and amounts of consideration that are generally applicable to holders of Common Stock making such elections, the Exchange Property will be subject to such adjustments and limitations.

(c) Successive Reorganization Events. The provisions of this Section 7 shall similarly apply to successive Reorganization Events.

(d) Notice of Reorganization Events. The Corporation (or any successor) shall, no later than 10 days following the execution of definitive agreements in respect of any Reorganization Event, provide written notice thereof to the Holders and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property, and any available election with respect to the Exchange Property that may be made. Failure to deliver such notice shall not affect the operation of this Section 7 except to the extent such failure prejudices the Holders.

(e) Requirements of Reorganization Events. The Corporation shall not, without consent of the Holders acting by Majority Vote, enter into any agreement for, or consummate, any transaction or series of transactions constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 7, (ii) to the extent that the Corporation is not the surviving company in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Preferred Stock into a security of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event, (iii) if the primary Exchange Property in any Reorganization Event consists of securities, such Exchange Property (and only such Exchange Property) shall be listed (or, as applicable, be convertible into securities listed) on an Acceptable Exchange and (iv) the issuer(s) of the Preferred Stock or any replacement preferred stock contemplated by Section 7(a) of this Certificate owns after such Reorganization Event, directly or indirectly, a substantial portion the assets of the Corporation immediately preceding such Reorganization Event (and, if applicable, immediately preceding the first of the series of related transactions that included the Reorganization Event) (the “Pre-Reorg Assets”) and cash or other consideration in lieu thereof with respect to the Pre-Org Assets not so owned thereof.

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(f) Change of Control. For the sake of clarity, if a Reorganization Event constitutes a Change of Control and the Corporation has delivered a COC Redemption Notice, then Section 10(b) shall take precedence over this Section 7 to the extent there is any inconsistency between such sections.

Section 8. [Reserved].

Section 9. Adjustments to Conversion Price.

(a) Adjustments to Conversion Price. Except as provided in Section 9(d), the Conversion Price shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation declares a dividend or makes a distribution on the Common Stock payable in shares of Common Stock, then the Conversion Price in effect at the opening of business on the Ex-Date for such dividend or distribution shall be adjusted to the price determined by multiplying the Conversion Price at the opening of business on such Ex-Date by the following fraction:

OS0

OS1

where,

OS0 = the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Date for such dividend or distribution.

OS1 = the sum of the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

If any dividend or distribution described in this Section 9(a)(i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date and time the Board of Directors determines not to make such dividend or distribution, to such Conversion Price that would exist had such adjustment not been made.

(ii) Subdivisions, Splits and Combination of the Common Stock. If the Corporation subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination by the following fraction:

OS0

OS1

where,

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OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

If the Conversion Price is adjusted in connection with any subdivision, split or combination described in this Section 9(a)(ii) but the outstanding shares of Common Stock are, for any reason, not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors determines not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would exist had such adjustment not been made.

(iii) Other Distributions.

(A) If the Corporation distributes to all holders of shares of Common Stock any Convertible Securities or Options or any other assets for which there is no corresponding distribution in respect of the Preferred Stock pursuant to Section 4(a)(i) (other than pursuant to (x) a “spin-off”, whereupon the Conversion Price will be equitably adjusted to allocate the economic value associated with the Preferred Stock as between the Corporation and the entity that is “spun-off” , or (y) a rights plan which is subject to Section 9(a)(v) below), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 – FMV

SP0

where,

SP0 = the Market Price of a share of Common Stock on the date immediately prior to the Ex-Date for such distribution.

FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on the Ex-Date for such distribution, in the case of a non-cash distribution or with respect to the non-cash portion of a distribution, if any, as determined (i) by the good faith determination of the Board of Directors or (ii) if, within five Business Days following notice from the Corporation of the value determined by the Board of Directors pursuant to clause (i), the Holders of a majority of the outstanding shares of Preferred Stock object in good faith to such determination, then the fair market value will be determined by a nationally recognized independent investment banking firm that has for this purpose (x) been selected by the Board of Directors, and (y) is reasonably acceptable to the Holders acting by Majority Vote; provided, that such value, whether determined pursuant to the foregoing clause (i) or (ii), shall not for the purposes hereof in any event be equal to or greater than the Market Price of a share of Common Stock on such date.

In the event that such distribution described in this Section 9(a)(iii) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

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(iv) Certain Repurchases of Common Stock. If the Corporation effects a Pro Rata Repurchase of Common Stock that involves the payment by the Corporation of consideration per share of Common Stock that exceeds the Market Price of a share of Common Stock on the Effective Date of such Pro Rata Repurchase; provided that if part or all of the consideration is not cash, the fair market value of the non-cash consideration shall be determined by a nationally recognized independent investment banking firm that has for this purpose (x) been selected by the Board of Directors, and (y) been consented to by the Holders by Majority Vote, then the Conversion Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase shall be adjusted (such adjustment to become effective immediately prior to the opening of business on the day following the Effective Date of such Pro Rata Repurchase) by multiplying the Conversion Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by the following fraction:

(OS0 x SP0) – AC
SP0 x OS1

Where,

SP0 = the Market Price of a share of Common Stock on the Trading Day immediately preceding the first public announcement of the intent to effect such Pro Rata Repurchase.

OS0 = the number of shares of Common Stock outstanding at the Effective Date of such Pro Rata Repurchase, including, if applicable, any shares validly tendered and not withdrawn or exchanged shares.

OS1= the number of shares of Common Stock outstanding at the Effective Date of such Pro Rata Repurchase, including, if applicable, any shares validly tendered or exchanged and not withdrawn, minus the number of shares purchased in such Pro Rata Repurchase (which shares shall equal the Purchased Shares (as defined below) if such Pro Rata Repurchase is effected pursuant to a tender offer or exchange offer).

AC = the aggregate cash and fair market value of the other consideration payable in such Pro Rata Repurchase, and in the case of non-cash consideration, as determined by a nationally recognized independent investment banking firm that has for this purpose (x) been selected by the Board of Directors, and (y) been consented to by Holders by Majority Vote, based, in the case of a tender offer or exchange offer, on the number of shares actually accepted for purchase (the “Purchased Shares”).

In the event that Conversion Price is adjusted in connection with any Pro Rata Repurchase described in this Section 9(a)(iv) and such Pro Rata Repurchase is not, for any reason, consummated, the Conversion Price shall be readjusted, effective as of the date the Board of Directors determines such Pro Rata Repurchase, to such Conversion Price that would exist had such adjustment not been made.

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In the event that the Corporation, or one of its Affiliates, is obligated to purchase shares of Common Stock pursuant to any such Pro Rata Repurchase, but the Corporation, or such Affiliate, is permanently prevented by applicable Law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such Pro Rata Repurchase had not been made.

(v) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Preferred Stock into Common Stock, the Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the shares of Common Stock, in which case (and only in such case) the Conversion Price will be adjusted at the time of separation as if the Corporation had issued the rights to all holders of the Common Stock in an issuance triggering an adjustment pursuant to Section 9(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) Other Adjustments.

(i) The Corporation may make decreases in the Conversion Price, in addition to any other decreases required by this Section 9, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of Options for Common Stock) or from any event treated as such for income tax purposes.

(ii) If the Corporation takes any action affecting the Common Stock, other than an action described in Section 9(a), which upon a determination by the Board of Directors, in its good faith discretion (such determination intended to be a “fact” for purposes of Section 151(a) of the DGCL), would materially adversely affect the conversion rights of the Holders of shares of Preferred Stock, the Conversion Price shall be adjusted, to the extent permitted by Law, in such manner, if any, and at such time, as the Board of Directors determines in good faith to be equitable in the circumstances.

(c) Successive Adjustments. Successive adjustments in the Conversion Price shall be made, without duplication, whenever any event specified in Section 9(a) or Section 9(b) shall occur.

(d) Rounding of Calculations; Minimum Adjustments. All adjustments to the Conversion Price shall be calculated to the nearest one-tenth (1/10th) of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this Section 9(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further that on any Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

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(e) Statement Regarding Adjustments; Notices. Whenever the Conversion Price is to be adjusted in accordance with one or more of Section 9(a) or Section 9(b), the Corporation shall: (i) compute the Conversion Price in accordance with Section 9(a) or Section 9(b), taking into account the one cent threshold set forth in Section 9(d); (ii) (x) in the event that the Corporation shall give notice or make a public announcement to the holders of Common Stock of any action of the type described in Section 9(a) (but only if the action of the type described in Section 9(a) would result in an adjustment to the Conversion Price or a change in the type of securities or property to be delivered upon conversion of the Preferred Stock), the Corporation shall, at the time of such notice or announcement, and in the case of any action which would require the fixing of a record date, at least ten (10) days prior to such record date, give notice to each Holder by mail, first class postage prepaid, at the address appearing in the Register, which notice shall specify the record date, if any, with respect to any such action, the approximate date on which such action is to take place and the facts with respect to such action as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion or redemption of the Preferred Stock or (y) in the event that the Corporation does not give notice or make a public announcement as set forth in subclause (x) of this clause (ii), the Corporation shall, as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to one or more of Section 9(a) or Section 9(b), taking into account the one cent threshold set forth in Section 9(d) (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event, in the same manner and with the same detail as the notice set forth in subclause (x) of this clause (ii); and (iii) whenever the Conversion Price shall be adjusted pursuant to one or more of Section 9(a) or Section 9(b), the Corporation shall, as soon as practicable following the determination of the revised Conversion Price, (x) file at the principal office of the Corporation, a statement showing in reasonable detail the facts requiring such adjustment, the Conversion Price that shall be in effect after such adjustment and the method by which the adjustment to the Conversion Price was determined and (y) cause a copy of such statement to be sent in the manner set forth in subclause (x) of clause (ii) to each Holder.

(f) Certain Adjustment Rules. If an adjustment in the Conversion Price made hereunder would reduce the Conversion Price to an amount below par value of the Common Stock, then such adjustment in Conversion Price made hereunder shall reduce the Conversion Price to the par value of the Common Stock. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 9, the Corporation shall use its reasonable best efforts to take any and all actions which may be necessary, including obtaining regulatory, NYSE (or such exchange or automated quotation system on which the Common Stock is then listed) or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock issuable upon conversion of the Preferred Stock in compliance with the applicable listing standards of NYSE (or such exchange or automated quotation system on which the Common Stock is then listed).

Section 10. Redemption.

(a) Optional Redemption. Subject to and in accordance with the provisions of this Section 10, the Corporation shall have the right, at its option, at any time following the third anniversary of the Original Issuance Date to redeem (i) all or (ii) any portion of the shares of Preferred Stock then outstanding at a redemption price per share in cash (the “Optional Redemption Price”) equal to two times (2x) the sum of (A) the Accumulated Amount and (B) the Interim Accrued Dividends of each such share of Preferred Stock as of the date of such redemption;

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provided, that any Interim Accrued Dividends that have accrued since the most recent Preferred Dividend Payment Date shall instead be calculated at one times (1x) (not 2X) the amount of such current period Interim Accrued Dividends; provided, further, that any redemption under this Section 10 for less than all of the shares of Preferred Stock then outstanding must redeem sufficient shares of Preferred Stock such that the redemption will be treated as a payment in exchange for stock pursuant to Section 302(b) of the Code for United States federal income tax purposes (for the avoidance of doubt, taking into account any equity interests held in the Corporation by the Investor) and must not result in the Investor’s Beneficial Ownership of the Common Stock (on an as-converted to Common Stock basis) falling below three percent (3%) of the Common Stock then outstanding as of the Redemption Date (on an as-converted to Common Stock basis); provided, further, that the Corporation shall not be entitled to exercise its option to redeem pursuant to this Section 10(a) unless as of the Optional Redemption Date all of the Common Stock Liquidity Conditions are satisfied. The Corporation may exercise its right to require redemption under this Section 10 by sending a written notice to each Holder of Preferred Stock (the “Optional Redemption Notice”) specifying (x) the date on which the redemption shall occur (the “Optional Redemption Date”), which shall be a Business Day that is no earlier than 10 days and no later than 60 days from the date the Redemption Notice is sent and (y) the aggregate number of shares of Preferred Stock which are being redeemed pursuant to such redemption and the aggregate and per-share purchase price therefor. If fewer than all of the shares of Preferred Stock then outstanding are to be redeemed pursuant to this Section 10(a), then such redemption shall occur on a pro rata basis with respect to all Holders of Preferred Stock based on the total number of shares of Preferred Stock then held by such Holder relative to the total number of shares of Preferred Stock then outstanding.

(b) Redemption in Connection with a Change of Control. In the event of a Change of Control, the Corporation (or its successor in the Change of Control, or an Affiliate thereof) shall have the option, exercisable during the period beginning on the effective date of the Change of Control (the “Change of Control Effective Date”) and ending on the date that is 20 Business Days after the Change of Control Effective Date, to purchase all (but not less than all) of the shares of Preferred Stock then outstanding at a purchase price per share, payable in cash (the “COC Redemption Price” and together with the Optional Redemption Price, each (as applicable) the “Redemption Price”), equal to one hundred fifty percent (150%) of the sum of (A) the Accumulated Amount and (B) the Interim Accrued Dividends of each such share of Preferred Stock as of the date of such purchase (a “Change of Control Redemption”); provided, that any Interim Accrued Dividends that have accrued since the most recent Preferred Dividend Payment Date shall instead be calculated at 100% (not 150%) of the amount of such current period Interim Accrued Dividends. In order to exercise the Change of Control Redemption, the Corporation shall deliver written notice (a “COC Redemption Notice” and together with an Optional Redemption Notice, a “Redemption Notice”) to the Holders specifying that the Change of Control Redemption is being exercised, the number of shares of Preferred Stock to be acquired in connection therewith, the aggregate and per share purchase price therefor and the date which such redemption shall occur (the “COC Redemption Date” and together with the Optional Redemption Date, each (as applicable) a “Redemption Date”) on the Change of Control Effective Date; provided, further, that, as a condition to the Corporation’s exercise of its redemption option pursuant to this Section 10(b), the Corporation must provide written notice of the Change of Control to each Holder within 10 days following the execution of the definitive agreements with respect to such Change of Control.

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(c) Effectiveness of Redemption. Redemption pursuant to Section 10(a) or Section 10(b) shall become effective on the applicable Redemption Date and the aggregate Redemption Price for such redeemed shares shall be due and payable in cash to the record Holder of the shares of Preferred Stock being redeemed on such date. From and after the applicable Redemption Date, dividends and distributions will cease to accrue on such redeemed shares of Preferred Stock, such redeemed shares of Preferred Stock shall no longer be deemed outstanding and all rights of the Holders with respect to such redeemed shares of Preferred Stock will terminate, except the right to receive the aggregate Redemption Price for such redeemed shares of Preferred Stock held by each such Holder.

(d) Information. During the period between the delivery of the Optional Redemption Notice and the Optional Redemption Date, if requested by the Holder, the Corporation shall provide reasonable access to the books and records of the Corporation, and provide a reasonable opportunity for the Holder to meet with the executive officers of the Corporation for the purpose of assisting the Holder in evaluating whether to convert the Preferred Stock into Common Stock in lieu of the redemption of such Preferred; provided that in no event shall the Corporation be required to provide any information that would cause such information to no longer be subject to the attorney-client privilege (or a similar privilege) or where disclosure is prohibited by Law, but if any such disclosure is so limited, the Corporation shall cooperate with the Holder to determine a reasonable manner to allow for prompt disclosure of such information to the Holder.

(e) Contingencies. Any Redemption Notice or Conversion Notice may be delivered subject to contingencies set forth therein (which may include, for the avoidance of doubt, the actual consummation of a Change of Control) and may be revoked if any such contingencies are not satisfied or as otherwise set forth therein.

(f) Partial Redemption. If a portion, but less than all, of the shares of Preferred Stock held by any Holder are purchased in accordance with this Section 10 on any particular Redemption Date, the Corporation shall promptly thereafter reflect in the Register the remaining shares of Preferred Stock held by such Holder. Such shares of Preferred Stock shall remain subject to the terms of this Certificate, including with respect to the Corporation’s right to redeem such shares (including in connection with a subsequent Change of Control). The election of the Corporation not to redeem the Preferred Stock at any time or in connection with any Change of Control shall not limit the Corporations right to exercise a future redemption in accordance with the terms of this Certificate.

(g) Conversion. Notwithstanding anything to the contrary in this Section 10, each Holder of shares of Preferred Stock to be redeemed by the Corporation may elect to convert all or any portion of the shares of Preferred Stock held by such Holder into Common Stock in accordance with the provisions of Section 6 (taking into account the limitation in the last sentence of Section 6(a)(i)(B) and any contingencies contemplated by Section 10(e)) at any time prior to the Redemption Date, which election, for the avoidance of doubt, may be made subject to the same

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or similar contingencies to which any such redemption by the Corporation is made subject. Without limiting the generality of the foregoing, in the event that any such conversion is being effected in connection with, or as part of a Change of Control or any redemption by the Corporation in accordance with this Section 10 is otherwise made conditional on another event or happening (or the absence of any event or happening), the Holder may condition such conversion on the effectiveness of such Change of Control (or such earlier time as the consideration payable to holders of Common Stock in respect of such Change of Control is determined) or such other event or happening (or the absence of such event or happening), in which case such conversion shall be deemed effective as of immediately prior to any such redemption of such shares; provided that if such conversion in connection with any such redemption of the Preferred Stock would result in the issuance of any Excess Conversion Shares, such election to convert, solely with respect to such Excess Conversion Shares, shall be deemed an election by such Holder to (x) in the case of a Change of Control, receive, upon consummation of such Change of Control, an amount in cash equal to the aggregate amount such Holder would have received had all such Excess Conversion Shares converted into Common Stock and such Holder received in respect of the shares of Common Stock issuable upon such conversion (including for all purposes of this proviso Excess Conversion Shares and disregarding the limitation in the last sentence of Section 6(a)(i)(B)) the aggregate consideration payable to such holder in respect of all such shares of Common Stock so issuable upon conversion and (y) in connection with any redemption that is not a Change of Control Redemption, at the option of the Corporation, either (i) receive the greater of (A) the Redemption Price and (B) the Common Stock Trading Price on the last Trading Day preceding the Redemption Date multiplied by the Excess Conversion Shares into which Preferred Stock would have converted but for the limitation in the last sentence of Section 6(a)(i)(B) or (ii) continue to hold such Preferred Stock which would have converted into Common Stock but for the limitation in the last sentence of Section 6(a)(i)(B), with the Corporation having no right to redeem such Preferred Stock until the earlier of (I) a Change of Control (in which case, upon election to redeem by the Corporation, the foregoing clause (x) would apply) and (II) a time at which the conversion limitation in the last sentence of Section 6(a)(i)(B) would not be applicable to limit any conversion by the Holder of any such remaining shares of Preferred Stock.

Section 11. Voting Rights.

(a) General. The Holders of shares of Preferred Stock shall be entitled to vote with the holders of the Common Stock on all matters submitted to a vote of stockholders of the Corporation, except as otherwise provided herein or as required by applicable Law, voting together with the holders of Common Stock as a single class. For such purposes, each Holder shall be entitled to a number of votes in respect of the shares of Preferred Stock owned of record by it equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted (taking into account the limitation in the last sentence of Section 6(a)(i)(B), applied ratably with respect to each outstanding share of Preferred Stock) as of the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited. For the avoidance of doubt, the Holders of shares of Preferred Stock shall not be entitled to any voting rights in respect of any Excess Conversion Shares prior to the Requisite Stockholder Approval. The Holders of shares of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Certificate of Incorporation and the By-laws as if they were holders of record of Common Stock for such meeting.

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(b) Class Voting Rights. So long as any shares of Preferred Stock are outstanding, in addition to any other vote required by applicable Law, the Corporation may not take any of the following actions (including by means of merger, consolidation, division, reorganization, recapitalization or otherwise) without the prior approval of the Holders by Majority Vote (it being understood that this Section 11(b) shall not limit the ability of the Corporation to undertake a redemption or conversion of the Preferred Stock as provided for in this Certificate or to consummate a Change of Control or Reorganization Event that complies with the terms of this Certificate (including, without limitation, the provisions of this Section 11(b)):

(i) amend, alter, repeal or otherwise modify any provision of the Certificate of Incorporation, this Certificate or the By-laws in a manner that would alter or change the terms or the powers, preferences, rights or privileges of the Preferred Stock as to affect them adversely;

(ii) authorize, create, increase the authorized amount of, or issue any class or series of Senior Securities or Parity Securities, including any debt securities convertible by their terms into shares Senior Securities or Parity Securities;

(iii) redeem, repurchase or pay dividends on Junior Securities except as permitted in accordance with Section 4(c) of this Certificate;

(iv) increase or decrease the authorized number of shares of Preferred Stock (except for the cancellation and retirement of shares set forth in Section 13(c)) or issue additional shares of Preferred Stock;

(v) (1) amend, restate, supplement, modify or replace the Debt Financing Documents to include limitations on the ability of the Corporation to accrue Preferred Dividends as Compounded Dividends in accordance with Section 4(a) that are more restrictive in any material respect than those set forth in the Debt Financing Documents in effect as of the Original Issuance Date or (2) enter into any agreements or arrangements relating to indebtedness (a) containing provisions relating to the ability of the Corporation or its Subsidiaries to accrue Preferred Dividends as Compounded Dividends in accordance with Section 4(a) that are more restrictive in any material respect than those set forth in the Debt Financing Documents as of the Original Issuance Date (or subsequently amend, restate, supplement or otherwise modify any such agreements to include limitations on the ability of the Corporation to accrue Preferred Dividends as Compounded Dividends in accordance with Section 4(a) that are more restrictive in any material respect than those set forth in the Debt Financing Documents as of the Original Issuance Date); or

(vi) adopt any plan of Liquidation or file any voluntary petition for bankruptcy, receivership or any similar proceeding.

(c) The consent or votes required in Section 11(b) shall be in addition to any approval of stockholders of the Corporation which may be required by Law or pursuant to any provision of the Certificate of Incorporation or the By-laws. Each Holder of shares of Preferred Stock will have one vote per share on any matter on which Holders of shares of Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.

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Section 12. Transfers and Transfer Agent.

(a) The Corporation shall appoint a transfer agent of recognized standing with respect to the Preferred Stock (which may be the same transfer agent with respect to the Common Stock) and may remove such transfer agent in accordance with the agreement between the Corporation and such transfer agent; provided that the Corporation shall appoint a successor transfer agent of recognized standing who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice to the Holders. When a Holder requests to register the transfer of shares of Preferred Stock, provided that such transfer is not in violation of the Transfer Restrictions, the Corporation or the Corporation’s transfer agent, as applicable, shall register the transfer as requested if its reasonable requirements for such transaction are met. Any transfer made not in compliance with the forgoing shall be disregarded and deemed void.

Section 13. Miscellaneous.

(a) Taxes. The issuance or delivery of shares of Preferred Stock, shares of Common Stock or other securities issued on account of Preferred Stock pursuant hereto, or certificates representing such shares or securities, shall be made without charge to the Holder for such shares or certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, including any share transfer, documentary, stamp or similar tax; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Preferred Stock, shares of Common Stock or other securities in a name other than that in which the shares of Preferred Stock with respect to which such shares or other securities were issued, delivered or registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and the transferee or payee, as the case may be, shall pay or bear the cost of any such tax, and the Corporation shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable. Without limiting Section 4.6(c) of the Investment Agreement, all payments and distributions (or deemed distributions) on the shares of Preferred Stock (and any share of Common Stock issued upon the conversion of any share of Preferred Stock) shall be subject to withholding and backup withholding of taxes to the extent required by applicable Law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.

(b) Good Faith. The Corporation shall not, by amendment of the Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets, or otherwise, take any action the primary purpose of which is to avoid the observance or performance of any of the terms of this Certificate.

(c) Status of Shares. Shares of Preferred Stock which have been converted, redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more, subject to and in accordance with the provisions of Section 11, designated as part of a particular series of Preferred Stock by the Board of Directors.

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(d) Notices. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, addressed: (i) if to the Corporation, to its office at 16100 N. 71st Street, Suite 550, Scottsdale, Arizona 85254, Attention: General Counsel (Jeannine.lane@resideo.com), with a copy (which may be delivered by email but in all cases shall not constitute notice) to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019 attn: Russell Leaf, Esq. and Jared Fertman, Esq. (rleaf@willkie.com; jfertman@willkie.com), or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the Register or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by written notice similarly given.

(e) Waiver and Modifications. The powers (including voting powers), if any, of the Preferred Stock and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the Preferred Stock may be waived or modified as to all shares of Preferred Stock in any instance (without the necessity of calling, noticing or holding a meeting of stockholders) by the Holders acting by Majority Vote.

(f) Severability. If any right, preference or limitation of the Preferred Stock set forth in this Certificate (as amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of Law or public policy, all other rights, preferences and limitations set forth in this Certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(g) Other Rights. Except as expressly provided in any agreement between a Holder and the Corporation, the shares of Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable Law.

(h) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(i) Facts Ascertainable. When the terms of this Certificate refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Corporation shall maintain a copy of such agreement or document at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any Holder who makes a written demand therefore.

(j) Effectiveness. This Certificate shall become effective upon the filing thereof with the Secretary of State of the State of Delaware.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed and acknowledged by its undersigned duly authorized officer this _____ day of ____, 2024.

RESIDEO TECHNOLOGIES, INC.

By:

Name:

Title:

Exhibit B

Form of Registration Rights Agreement

[See attached.]

Final Form

REGISTRATION RIGHTS AGREEMENT

of

RESIDEO TECHNOLOGIES, INC.

dated as of [•], 2024

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [•], 2024, by and among Resideo Technologies, Inc., a Delaware corporation (the “Company”), CD&R Channel Holdings, L.P., a Cayman Islands exempted limited partnership (“CD&R Investor”), and any Person who becomes a party hereto pursuant to Section 8(d) (each such party and CD&R Investor, a “CD&R Stockholder” and collectively, the “CD&R Stockholders”). Capitalized terms used herein shall have the meaning assigned to such terms in the text of this Agreement or in Section 1.

WHEREAS, on or prior to the date hereof, the Company has adopted and filed with the Secretary of State of the State of Delaware the Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Participating Preferred Stock in the form attached hereto as Exhibit A (the “Certificate of Designations”) in order to create a series of preferred stock, par value $0.001 per share, designated as Series A Cumulative Convertible Participating Preferred Stock (the “Preferred Stock”);

WHEREAS, pursuant to the Investment Agreement, dated as of April 14, 2024, by and among the Company, CD&R Investor and Clayton, Dubilier & Rice Fund XII, L.P. (solely for purposes of Section 4.10 thereof) (as such agreement may be amended from time to time, the “Investment Agreement”), CD&R Investor acquired from the Company, and the Company issued to CD&R Investor, an aggregate of 500,000 shares of Preferred Stock;

WHEREAS, pursuant to the Certificate of Designations, the Preferred Stock may be converted into a certain number of shares of Common Stock, on the terms and subject to certain conditions specified in the Certificate of Designations; and

WHEREAS, the Company desires to provide to the CD&R Stockholders rights to registration under the Securities Act of Registrable Securities, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

AGREEMENT

1. Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such person.

“Agreement” has the meaning given to such term in the Preamble.

“Automatic Shelf Registration Statement” has the meaning given to such term in Section 2(d).

“Block Sale” means the sale of shares of Common Stock to one or several purchasers in a registered transaction by means of a bought deal, a block trade or a direct sale.

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“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City.

“CD&R Investor” has the meaning given to such term in the Preamble.

“CD&R Stockholders” has the meaning given to such term in the Preamble.

“Certificate of Designations” has the meaning given to such term in the Recitals.

“Closing” means the closing of the transactions contemplated by the Investment Agreement.

“Closing Date” means the date on which the Closing occurs.

“Common Stock” means the common stock, par value $0.001 per share, of the Company, including any shares of capital stock into which the Common Stock may be converted (as a result of recapitalization, share exchange or similar event) or are issued including with respect to any stock split or stock dividend, or a successor security.

“Company” has the meaning given to such term in the Preamble.

“control” (including the terms “controlling,” “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Covered Person” has the meaning given to such term in Section 5(a).

“Demand Registration” has the meaning given to such term in Section 2(e).

“Demand Request” has the meaning defined in Section 2(e).

“Effective Period” has the meaning given to such term in Section 2(g).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” has the meaning given to such term in Section 4(a).

“Holdback Period” means, with respect to any Underwritten Offering, 90 days after (or such shorter period as may be agreed to by the managing underwriter(s) for such offering) and during the 10 days before, the effective date of the related Registration Statement or, in the case of an underwritten takedown from a Shelf Registration Statement, 90 days after (or such shorter period as may be agreed to by the managing underwriter(s) for such offering) the date of the Prospectus supplement filed with the SEC in connection with such takedown and during such prior period (not to exceed 10 days) as the Company has given reasonable written notice to the CD&R Stockholders holding Registrable Securities.

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“including” means “including without limitation.”

“Indemnified Party” has the meaning given to such term in Section 5(c).

“Indemnifying Party” has the meaning given to such term in Section 5(c).

“Investment Agreement” has the meaning given to such term in the Recitals.

“Lock-Up Period” means the period commencing on the Closing Date and ending on the date that is twenty-four (24) months after the Closing Date; provided that any provisions of this Agreement that limit the CD&R Stockholders’ rights to request registrations or otherwise during the Lock-Up Period shall not apply during the Lock-Up Period with respect to any Registrable Securities (and the CD&R Stockholders shall have all rights pursuant to this Agreement without application of the Lock-Up Period with respect to such Registrable Securities) if a transfer of such Registrable Securities is permitted pursuant to Section 4.7 of the Investment Agreement.

“Losses” has the meaning given to such term in Section 5(a).

“Marketed Underwritten Offering” means (i) an Underwritten Offering pursuant to a Demand Registration or (ii) a Marketed Underwritten Shelf Offering.

“Marketed Underwritten Shelf Offering” has the meaning given to such term in Section 2(b).

“Other Stockholders” shall mean Persons who by virtue of agreements with the Company (other than this Agreement) are entitled to include their securities in any registration of the offer or sale of securities pursuant to the Securities Act. Any references herein to “Registrable Securities” in respect of Other Stockholders shall refer to the corresponding defined term for “registrable securities” in their respective registration rights agreement(s) with the Company.

“Permitted Rights Transferee” means, for the purposes of this Agreement, any Person to whom CD&R Investor transfers shares of Preferred Stock or Common Stock in accordance with Section 4.7 of the Investment Agreement.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or any department or agency thereof or any other entity.

“Piggyback Registration” has the meaning given to such term in Section 3(a).

“Piggybacking Holder” has the meaning given to such term in Section 2(h)(iii).

“Preferred Stock” has the meaning given to such term in the Recitals.

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“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, relating to Registrable Securities, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registration Expenses” has the meaning given to such term in Section 6.

“Registrable Securities” means, as of any date of determination, (a)(i) any shares of Common Stock held by a CD&R Stockholder and (ii) any shares of Common Stock issuable upon conversion of shares of Preferred Stock (including shares of Preferred Stock issued as dividends thereon as permitted under the terms of the Certificate of Designations) held by a CD&R Stockholder and (b) any equity securities or other equity interests issued or issuable, directly or indirectly, with respect to the shares of Common Stock described in clause (a) by way of conversion or exchange thereof or stock dividends, stock splits or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) they are disposed of pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold to the public pursuant to Rule 144 or Rule 145 (or other exemption from registration under the Securities Act) or (iii) they shall have ceased to be outstanding.

“Registration Statement” means any registration statement of the Company filed with the SEC under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including any Prospectus, Free Writing Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 145” means Rule 145 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 405” means Rule 405 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all underwriting and brokerage discounts, selling commissions, transfer taxes, if any; provided that, for the avoidance of doubt, Selling Expenses shall not include any fees and disbursements of any counsel retained by any underwriter in connection with any such sales.

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“Shelf Registration Statement” has the meaning given to such term in Section 2(a).

“Shelf Takedown” has the meaning given to such term in Section 2(b).

“Subsidiary” means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

“Underwritten Offering” means an offering registered under the Securities Act in which securities of the Company are sold to one or more underwriters for reoffering to the public.

“WKSI” has the meaning given to such term in Section 2(d).

2. Registration Rights.

(a) Shelf Registration. Promptly upon the Closing, but in no event later than forty (40) calendar days following the Closing Date, the Company shall file with the SEC and thereafter use its reasonable best efforts to cause to be declared effective a registration statement on Form S-3 or any comparable or successor form or forms or any similar short-form registration constituting a “shelf” registration statement providing for the registration of, and the sale by the CD&R Stockholders on a continuous or delayed basis of, all of the Registrable Securities, pursuant to Rule 415 or otherwise (a “Shelf Registration Statement”).

(b) Shelf Takedowns. Subject to the provisions of Section 2(c) hereof, the CD&R Stockholders shall be entitled, at any time and from time to time when a Shelf Registration Statement is effective, to sell such Registrable Securities held by them as are then registered pursuant to a Shelf Registration Statement (each, a “Shelf Takedown”). Subject to the following sentence, the number of Shelf Takedowns that the CD&R Stockholders may effect pursuant to this Section 2(b) shall not be limited. The number of Underwritten Offerings that may be effected hereunder shall be limited to a total of six (6) Underwritten Offerings and the Company shall not be required to facilitate an Underwritten Offering where the plan of distribution contemplates a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (any such Underwritten Offering, a “Marketed Underwritten Shelf Offering”) unless the aggregate gross proceeds from such offering are reasonably expected to be at least the lesser of (x) seventy-five million dollars ($75,000,000) and (y) the aggregate gross proceeds from such offering assuming all of the remaining number of Registrable Securities held by the CD&R Stockholders are sold. Any such Shelf Takedown may be made in the United States by and pursuant to any method or combination of methods legally available to the CD&R Stockholders (including an underwritten offering, a direct sale to purchasers, a sale to or through brokers, dealers or agents, a sale over the internet, Block Sales, derivative transactions with third parties, sales in connection with short sales and other hedging transactions). The Company shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended methods of disposition by the CD&R Stockholders participating in such Shelf Takedown.

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(c) Cooperation with Shelf Takedowns. Upon receipt of prior written notice by the CD&R Stockholders that they intend to effect a Shelf Takedown, subject to Section 2(i), the Company shall use its reasonable best efforts to cooperate in such Shelf Takedown, whether or not such Shelf Takedown constitutes an Underwritten Offering, by amending or supplementing the Prospectus related to such Shelf Registration Statement as may be reasonably requested by the CD&R Stockholders for so long as any CD&R Stockholders hold Registrable Securities; provided that the Company shall not be obligated to cooperate in an Underwritten Offering to be effected by means of a Block Sale if notice of such Underwritten Offering has not been delivered to the Company at least three (3) Business Days prior to the intended launch of such Block Sale.

(d) Automatic Shelf Registration Statements. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405) (a “WKSI”) at a time when it is obligated to file a Shelf Registration Statement pursuant to this Agreement, the Company shall file an automatic shelf registration statement (as defined in Rule 405) on Form S-3 (an “Automatic Shelf Registration Statement”) in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, that covers the Registrable Securities. The Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an Automatic Shelf Registration Statement at the time of filing of the Automatic Shelf Registration Statement and shall not elect to pay any portion of the registration fee on a deferred basis. The Company shall use its reasonable best efforts to remain a WKSI (and not to become an ineligible issuer (as defined in Rule 405)) during the period during which any Automatic Shelf Registration Statement is effective. If at any time following the filing of an Automatic Shelf Registration Statement when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to post-effectively amend the Automatic Shelf Registration Statement to a Shelf Registration Statement that is not automatically effective or file a new Shelf Registration Statement or, if the Company is not eligible at such time to file a Shelf Registration Statement, a Registration Statement on Form S-1; have such Registration Statement declared effective by the SEC; and keep such Registration Statement effective during the period during which such Shelf Registration Statement or Registration Statement on Form S-1 is required to be kept effective in accordance with Section 2(g) hereof.

(e) Demand Rights. After the expiration of the Lock-Up Period, in the event the Company ceases to be eligible to register Registrable Securities on Form S-3 or has failed to perform its obligations under Section 2(a), the CD&R Stockholders shall have the right to require the Company to file a registration statement under the Securities Act in respect of all or a portion of Registrable Securities owned by the CD&R Stockholders, which may, for the avoidance of doubt, include an Underwritten Offering (so long as such request covers at least $25,000,000 worth of the then current value of shares of Common Stock (including, for purposes of such determination, any shares of Common Stock issuable upon conversion of shares of Preferred Stock (including shares of Preferred Stock issued as dividends thereon as permitted under the terms of the Certificate of Designations))), by delivering to the Company written notice stating that such right is being exercised, specifying the number of Registrable Securities owned by the CD&R Stockholders to be included in such registration, and describing the intended method of distribution thereof (each, a “Demand Request” and any registration effected pursuant thereto, a “Demand

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Registration”). Notwithstanding the foregoing, the Company shall not be required to file any Registration Statement pursuant to a Demand Request within 90 days after the effective date of a previous Demand Registration or any previous Registration Statement in which the holders of Registrable Securities were given piggyback rights pursuant to Section 3 in which there was no reduction in the number of Registrable Securities to be included, and in each case, in which the sale of the Registrable Securities included therein was consummated. The Company shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Demand Registration in accordance with the intended methods of disposition by the CD&R Stockholders.

(f) Effectiveness of Demand Registration. As promptly as practicable, but in no event later than 20 Business Days after the Company receives a Demand Request pursuant to Section 2(e) hereof, the Company shall file with the SEC and thereafter use its reasonable best efforts to cause to be declared effective promptly a registration statement on the appropriate form (it being agreed that, subject to Section 2(l) hereof, such Registration Statement shall be an Automatic Shelf Registration Statement, if then available to the Company) providing for the registration of such number of Registrable Securities the CD&R Stockholders shall have requested be registered for distribution in accordance with such intended method of distribution; provided, however, no sale shall be made by any CD&R Stockholder pursuant to any Demand Registration prior to the expiration of the Lock-Up Period. The Company shall comply in all material respects with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by any such registration statement in accordance with the intended method or methods of disposition by the CD&R Stockholders.

(g) Continued Effectiveness. The Company shall use its reasonable best efforts to keep (A) any Shelf Registration Statement filed pursuant to this Agreement continuously effective and usable for the resale of the Registrable Securities covered thereby until the date on which all of the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement and (B) any Registration Statement filed pursuant to a Demand Request effective for a period of at least 360 days after the effectiveness thereof or such shorter period during which all Registrable Securities included therein shall have actually been sold (such period, the “Effective Period”); provided, however, that in the event the Company suspends, postpones or delays the filing of a Registration Statement required to be filed pursuant to this Agreement, the Effective Period shall be extended by the duration of each such applicable suspension, postponement or delay.

(h) Priority on Demand Registration or Shelf Takedown. If any of the Registrable Securities registered pursuant to a Demand Request or a Shelf Takedown are to be sold in a Marketed Underwritten Offering, and the managing underwriter(s) advise the CD&R Stockholders that in its good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such Marketed Underwritten Offering (including securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), is such as to adversely affect the success of such offering, then there shall be included in such Marketed Underwritten Offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter(s) can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows, unless the underwriters require a different allocation:

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(i) first, to the CD&R Stockholders requesting such registration pro rata on the basis of the percentage of Registrable Securities owned by each such CD&R Stockholder relative to the number of Registrable Securities owned by all CD&R Stockholders, until with respect to each such CD&R Stockholder, all Registrable Securities requested for registration by such Holders have been included in such registration;

(ii) second, the securities for which inclusion in such Registration Statement was requested by the Company; and

(iii) third, Common Stock requested by other holders of Common Stock (each, a “Piggybacking Holder”) to be included in such Marketed Underwritten Offering, on a pro rata basis or in such other manner as such Piggybacking Holders shall agree.

Notwithstanding the foregoing, no securities other than Registrable Securities held by the CD&R Stockholders shall be eligible for inclusion in the total number or dollar amount of Registrable Securities proposed to be sold in any Block Sale effected pursuant to Section 2(b) or Section 2(e) of this Agreement.

(i) Postponements in Requested Registrations. If the filing, initial effectiveness or continued use of a Registration Statement, including a Shelf Registration Statement, filed hereunder, including any proposed Underwritten Offering thereunder, (i) would require the Company, under applicable securities laws or other laws, to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Company (after consultation with external legal counsel) (a) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, and (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or (ii) would reasonably be expected to adversely affect in any material respect the Company or its business or the Company’s ability to effect a bona fide material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the CD&R Stockholders participating in such registration, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement; provided that the Company shall not be permitted to do so (x) more than once in any 6-month period or (y) for any single period of time in excess of 90 days, or for periods exceeding, in the aggregate, 120 days during any 12-month period. In the event that the Company exercises its rights under the preceding sentence, such CD&R Stockholders agree to suspend, promptly upon receipt of the notice referred to above, the use of any Prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. If the Company so postpones the filing of a Prospectus or the effectiveness of a Registration Statement, the demanding CD&R Stockholder shall be entitled to withdraw such request. The Company shall promptly give the CD&R Stockholders requesting registration thereof pursuant to this Section 2 written notice of any postponement made in accordance with the preceding sentence.

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(j) Registration Expenses. The Company shall pay, and shall be responsible for, all Registration Expenses in connection with any registrations and offerings pursuant to this Section 2, including any underwritten offering, direct sales to purchasers, sales to or through brokers, dealers or agents, derivative transactions with third parties, sales in connection with short sales and other hedging transactions, that are effectuated pursuant to this Section 2; provided, however, that the CD&R Stockholders shall pay all Selling Expenses, if any, with respect to Registrable Securities sold by them.

(k) Selection of Underwriters. The lead underwriters of any Underwritten Offering effected pursuant to a Demand Registration or a Shelf Takedown shall be selected by the CD&R Stockholders, subject to the consent, not to be unreasonably withheld, of the Company. If the CD&R Stockholders intend that the Registrable Securities requested to be covered by a Demand Registration shall be distributed by means of an Underwritten Offering, the CD&R Stockholders shall so advise the Company in writing. The right of any CD&R Stockholder to participate in an Underwritten Offering pursuant to this Section 2 will be conditioned upon such CD&R Stockholder’s participation in such underwriting and the inclusion of such CD&R Stockholder’s Registrable Securities in the underwriting and each such CD&R Stockholder will (together with the Company and any Piggybacking Holder distributing its securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)), provided that (A) no CD&R Stockholder shall be required to sell more than the number of Registrable Securities that such CD&R Stockholder has requested the Company to include in any registration and (B) if any CD&R Stockholder disapproves of the terms of the underwriting, such CD&R Stockholder may elect to withdraw therefrom by written notice to the Company, the managing underwriter(s) and, in connection with an Underwritten Offering pursuant to this Section 2, the other CD&R Stockholders, provided, further, that no such Person (other than the Company) shall be required to make any representations or warranties other than (x) those related to the title and ownership of, and power and authority to transfer, Registrable Securities and (y) those related to the accuracy and completeness of statements made in a Registration Statement, Prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by such Person pertaining exclusively to such CD&R Stockholder. Notwithstanding the foregoing, no CD&R Stockholder shall be required to agree to any indemnification obligations on the part of such CD&R Stockholder that are greater than its obligations pursuant to Section 5.

3. Piggyback Restrictions.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities for its own account, including, but not limited to, pursuant to a Shelf Takedown or an Underwritten Offering (other than (w) pursuant to a registration statement Form S-4 (or similar form that relates to a transaction subject to Rule 145) or in which the Company is offering to exchange its own securities for other securities, (x) a registration pursuant to this Agreement, (y) a registration relating solely to employee benefit plans or any dividend or distribution reinvestment or similar plan, or relating to a registration relating solely to the sale of debt or convertible debt instruments or (z) a “universal” shelf registration statement on Form S-3 (provided, that for the avoidance of doubt, the foregoing clause (z) shall apply only to the filing of a “universal” shelf

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registration statement, but not to any Shelf Takedown or other sales of equity securities thereunder) and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give written notice at least fifteen (15) days before the anticipated filing date to the CD&R Stockholders of its intention to effect such a registration (which notice shall be held in confidence by the CD&R Stockholders until such registration is publicly disclosed) and will include in such registration all Registrable Securities held by the CD&R Stockholders with respect to which the Company has received from the CD&R Stockholder a written request for inclusion therein within ten (10) days after the date of the Company’s notice (a “Piggyback Registration”). If the CD&R Stockholder has made such a written request, it may withdraw its or any Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter(s), if any, on or before the fifth (5th) day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 3 prior to the effectiveness of such registration, whether or not the CD&R Stockholder has elected to include Registrable Securities in such registration, and, except for the obligation to pay Registration Expenses pursuant to Section 3(c), the Company will have no liability to the CD&R Stockholder in connection with such termination or withdrawal.

(b) Underwritten Registration. If the registration referred to in Section 3(a) is proposed to be an Underwritten Offering, the Company will so advise the CD&R Stockholders as a part of the written notice given pursuant to Section 3(a). In such event, the right of any CD&R Stockholder to registration pursuant to this Section 3 will be conditioned upon such CD&R Stockholder’s participation in such underwriting and the inclusion of such CD&R Stockholder’s Registrable Securities in the underwriting, and any CD&R Stockholder that holds Registrable Securities that are to be sold in such offering will (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such offering by the Company. If the CD&R Stockholder disapproves of the terms of the underwriting, the CD&R Stockholder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s).

(c) Piggyback Registration Expenses. The Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final; provided, however, that the CD&R Stockholders shall pay all Selling Expenses, if any, with respect to Registrable Securities sold by them.

(d) Priority on Primary Registrations. If a Piggyback Registration relates to a primary Underwritten Offering on behalf of the Company, and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering, the Company will include in such registration or prospectus only such number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the CD&R Stockholders (and, if applicable, Other Stockholders) on a pro rata basis relative to the total number of Registrable Securities requested to be included therein by such holders, until all Registrable Securities

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requested for registration by such holders have been included in such registration and (iii) third, Common Stock requested by any other persons to be included in the Piggyback Registration, on a pro rata basis relative to the total number of registrable securities requested to be included in the Piggyback Registration by such other requesting persons, or in such other manner as such other requesting persons shall agree.

(e) Priority on Secondary Registrations. If a Piggyback Registration relates to a secondary Underwritten Offering on behalf of any Other Stockholders, and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, the Company will include in such registration only such number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, which securities shall include Registrable Securities requested to be included therein by the Other Stockholders making demand for such offering, together with any Registrable Securities requested to have been included in such registration by the CD&R Stockholders on a pro rata basis relative to the number of total shares of Registrable Securities requested to be included therein by the CD&R Stockholders.

4. Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of such Registrable Securities and shall, as expeditiously as possible:

(a) prepare and file, in each case as promptly as practicable, with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the CD&R Stockholders thereof or by the Company in accordance with the intended method or methods of distribution thereof, make all required filings with FINRA, and, if such Registration Statement is not automatically effective upon filing, use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 (each a “Free Writing Prospectus”)), the Company shall furnish or otherwise make available to the CD&R Stockholders, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed (including exhibits thereto), which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus, or any amendments or supplements thereto (including Free Writing Prospectuses) with respect to a Demand Registration to which CD&R Stockholders or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law;

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(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act in each case, until such time as all of such securities have been disposed of in accordance with the intended method or methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c) notify each selling CD&R Stockholder of Registrable Securities, its counsel and the managing underwriter(s) of any Underwritten Offering (i) when a Registration Statement, pre-effective amendment to any Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment or any Free Writing Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(n) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of such Registrable Securities for sale in any jurisdiction, or the initiation of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus, Free Writing Prospectus, amendment or supplement thereto, or any document incorporated or deemed to be incorporated therein by reference, as then in effect, untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (which notice shall notify the selling CD&R Stockholders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practical;

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(e) if requested by the CD&R Stockholders, or, in the case of an Underwritten Offering, the managing underwriter(s) of such Underwritten Offering, promptly include in a Prospectus supplement or post-effective amendment such information as the CD&R Stockholders or such managing underwriter(s), as the case may be, may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of distribution of such securities set forth in the Registration Statement and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(f) deliver to each selling CD&R Stockholder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto (including any Free Writing Prospectus) as such Persons may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof; and the Company, subject to the last paragraph of this Section 4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling CD&R Stockholders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(g) use its reasonable best efforts to register or qualify or cooperate with the selling CD&R Stockholders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such CD&R Stockholders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction in accordance with the intended method or methods of disposition thereof; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(g), (ii) subject itself to taxation in any jurisdiction wherein it is not so subject or (iii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(h) cooperate with the selling CD&R Stockholders of Registrable Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each CD&R Stockholder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such CD&R Stockholder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or CD&R Stockholders may request at least two Business Days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within 10 Business Days prior to having to issue the securities;

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(i) upon the occurrence of any event contemplated by Section 4(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of such Registration Statement;

(k) use its reasonable best efforts to cause all shares of Registrable Securities covered by any Registration Statement to be listed on each primary national securities exchange (if any) on which shares of the particular class of Registrable Securities are at that time listed; provided that, for the avoidance of doubt, neither this clause (k) nor any other provision of this Agreement shall prohibit the Company from effecting a merger, sale or other “take-private” transaction (each, a “Take-Private Transaction”) in which all or substantially all of the shares of Common Stock outstanding immediately prior to such transaction (other than “rollover” shares) are converted into or exchanged for the right to receive consideration consisting of cash or other property and, following such transaction, the Common Stock is no longer listed on a national securities exchange nor registered under the Securities Act and/or the Exchange Act;

(l) in the case of any Underwritten Offering in which any CD&R Stockholder participates, enter into an underwriting agreement containing such provisions as are acceptable to the Company, acting reasonably (including provisions for indemnification, lockups, opinions of counsel and comfort letters), and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Securities, including adding information requested by the managing underwriters to the Prospectus, and making such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its material subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested;

(m) in the case of any Underwritten Offering in which any CD&R Stockholder participates, (A) make reasonably available, for inspection by the managing underwriters of such Underwritten Offering and one law firm and accounting firm acting for such managing underwriters, pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by such managing underwriters or law firm or accounting firm in connection with such offering, (C) make the Company’s independent auditor available for any such managing underwriters’ due diligence and have them provide customary comfort letters to such underwriters in connection therewith and to each CD&R Stockholder selling Registrable Securities in such offering (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and (D) cause the Company’s outside

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counsel to furnish customary legal opinions and updates thereof (which legal opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s)) to such underwriters and to each CD&R Stockholder selling Registrable Securities in such offering in connection therewith (subject to delivery to outside counsel of each such CD&R Stockholder’s representation that it is knowledgeable with respect to the due diligence review process that an underwriter would perform in connection with an offering of securities registered pursuant to the Securities Act), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters; provided, however, that any such records and other information provided under clauses (A) and (B) above that is not generally publicly available shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews;

(n) in the case of any Underwritten Offering in which any CD&R Stockholder participates, cause its management to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in such number of “road shows” as the underwriter(s) reasonably request, and in any management diligence meetings or teleconferences as the underwriter(s) or their counsel reasonably request), in each case consistent, to the extent commercially reasonable, with the historical practices of the Company for an underwritten offering by the Company having an aggregate offering size comparable to such Underwritten Offering;

(o) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA; and

(p) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of any Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

The Company may require each CD&R Stockholder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request and the Company may exclude from such registration the Registrable Securities of any CD&R Stockholder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus or any Free Writing Prospectus used in connection therewith, that refers to any CD&R Stockholder covered thereby by name, or otherwise identifies such CD&R Stockholder as the holder of any securities of the Company, without first furnishing or otherwise making available to such CD&R Stockholder a copy of any such amendment or supplement no less than five Business Days prior to the filing of such amendment or supplement (unless and to the extent such amendment or supplement is required by law to be filed earlier) and including all comments reasonably and timely requested by such CD&R Stockholder thereon.

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If the Company files any Shelf Registration Statement for the benefit of the holders of any of its securities other than the CD&R Stockholders, the Company agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the CD&R Stockholders) in order to ensure that the CD&R Stockholders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

Each CD&R Stockholder holding Registrable Securities agrees if such CD&R Stockholder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v) and 4(c)(vi) hereof, such CD&R Stockholder will promptly discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such CD&R Stockholder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(i) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the CD&R Stockholder is required to discontinue disposition of such securities.

5. Indemnification.

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each CD&R Stockholder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such CD&R Stockholder and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Prospectus, Registration Statement or Free Writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the

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Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and relating to any action or inaction in connection with the related offering of Registrable Securities, and will reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person relating to such Covered Person or its Affiliates (other than the Company or any of its Subsidiaries), but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, in each case in reliance upon and in conformity with written information furnished to the Company by such Covered Person with respect to such Covered Person for use therein. It is agreed that the indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Indemnification by CD&R Stockholder of Registrable Securities. As a condition to including any Registrable Securities in any Registration Statement filed in accordance with Section 4 hereof, the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other CD&R Stockholders holding Registrable Securities, the Company, its directors and officers and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company and all other prospective sellers, from and against all Losses arising out of or based on any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, controlling persons and prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, in each case in reliance upon and in conformity with written information furnished to the Company by such CD&R Stockholder with respect to such CD&R Stockholder for inclusion in such Registration Statement, Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein; provided, however, that the obligations of such CD&R Stockholder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such CD&R Stockholder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such CD&R Stockholder of Registrable Securities shall be limited to the net proceeds received by such selling CD&R Stockholder from the sale of Registrable Securities covered by such Registration Statement.

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(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

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The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), an Indemnifying Party that is a selling CD&R Stockholder holding Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 5(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(e) Non-Exclusivity. The obligations of the parties under this Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

6. Registration Expenses. All fees and expenses incurred in the performance of or compliance with this Agreement by the Company including (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the SEC, all applicable securities exchanges and/or FINRA and (B) of compliance with securities or blue sky laws, including any fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities pursuant to Section 4(g)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any, of an Underwritten Offering, or by the CD&R Stockholders, (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, (vi) fees and disbursements of all independent registered public accounting firms referred to in Section 4(m) hereof (including the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company, shall be borne by the Company whether or not any Registration Statement is filed or becomes effective and (vii) fees and disbursements of any counsel retained by any CD&R Stockholder holding Registrable Securities in an aggregate amount not to exceed $100,000 per Marketed Underwritten Shelf Offering or Demand Registration, or $100,000 in the case of the Shelf Registration Statement required to be filed pursuant to Section 2(a). (all such expenses, “Registration Expenses”). In addition, the Company shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

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The Company shall not be required to pay (i) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Company) or (ii) expenses (other than the Company’s internal expenses) in connection with any offering pursuant to a Demand Request or Shelf Takedown begun pursuant to Section 2, the request of which has been subsequently withdrawn by the demanding CD&R Stockholder unless (x) the withdrawal is based upon (A) any fact, circumstance, event, change, effect or occurrence that individually or in the aggregate with all other facts or circumstances, events, changes, effects or occurrences has a material adverse effect on the Company or (B) material adverse information concerning the Company that the Company had not publicly disclosed at least forty-eight (48) hours prior to such registration request or that the Company had not otherwise notified, in writing, the demanding CD&R Stockholder of at the time of such request or (y) the CD&R Stockholder issuing such Demand Request or requesting such Shelf Takedown, as applicable, has not withdrawn three Demand Requests relating to Underwritten Offerings of a type not covered by the foregoing clauses (iii)(x)(A) or (iii)(x)(B).

7. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports (except as a result of a Take-Private Transaction), it will, upon the request of any of the CD&R Stockholders, make publicly available such information so long as necessary to permit sales of Registrable Securities pursuant to Rule 144), and it will take such further action as any CD&R Stockholder of Registrable Securities (or, if the Company is not required to file reports as provided above (except as a result of a Take-Private Transaction), any of the CD&R Stockholders) may reasonably request, all to the extent required from time to time to enable such CD&R Stockholder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any CD&R Stockholder of Registrable Securities, the Company will deliver to such CD&R Stockholder a written statement as to whether it has complied with such requirements and will, within the limitations of the exemption provided by Rule 144 (as such rule may be amended from time to time) or any similar rule enacted by the SEC, instruct the transfer agent to remove the restrictive legend affixed to any Common Stock to enable such shares to be sold in compliance with Rule 144 (as such rule may be amended from time to time) or any similar rule enacted by the SEC.

8. Miscellaneous.

(a) Termination. The provisions of this Agreement (other than Section 5) shall terminate upon the earliest to occur of (i) its termination by the written agreement of all parties hereto or their respective successors in interest, (ii) the date on which the CD&R Stockholders cease to own any Registrable Securities or shares of Preferred Stock and (iii) the dissolution, liquidation or winding up of the Company. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

(b) Holdback Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each CD&R Stockholder agrees in connection with any Marketed Underwritten Shelf Offering or Marketed Underwritten Offering of the Company’s Common Stock (whether or not such CD&R Stockholder is participating in such transaction) upon the request of the Company and the underwriter(s) managing such Underwritten Offering, not to effect (other than pursuant to such registration) any public sale or distribution of Common Stock,

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including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, or enter into any swap or other arrangement that transfers to another Person any of the economic consequences of ownership of, any Common Stock, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, during the Holdback Period.

If any registration pursuant to Section 2 of this Agreement shall be in connection with any Marketed Underwritten Shelf Offering or other Marketed Underwritten Offering where the plan of distribution contemplates a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters, the Company will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms promulgated for similar purposes or (ii) filed in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, during the Holdback Period.

(c) Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if any such amendment, action or omission to act, has received the written consent of the Company and each of the CD&R Stockholders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any CD&R Stockholder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the CD&R Stockholder granting such waiver in any other respect or at any other time.

(d) Successors, Assigns and Transferees. This Agreement may not be assigned without the prior written consent of the Company. Notwithstanding the foregoing, (i) the CD&R Investor may assign any of its rights, interests and obligations hereunder to (a) any Affiliate of the CD&R Investor and (b) any Permitted Rights Transferee who acquires at least 25% of the Registrable Securities held by the CD&R Stockholders as of the date hereof, and (ii) in the event of and as a condition to any such assignment, such assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned. The CD&R Stockholders acknowledge that no limited partner of an investment fund managed by Clayton, Dubilier & Rice, LLC or any portfolio company thereof (excluding the Company and its subsidiaries) will be deemed to be a CD&R Stockholder for purposes of this Agreement. Notwithstanding the foregoing, any notice (or Demand Request, as applicable) of a CD&R Stockholder to register Registrable Securities pursuant to a registration statement under the Securities Act pursuant to, and in accordance with, Section 2(b), Section 2(e) or Section 3(a) shall be deemed to include, and the Company shall register (subject to the limitations and conditions otherwise applicable to the CD&R Stockholder), any portion of such Registrable Securities that are transferred to a Permitted Rights Transferee prior to the execution of an underwriting agreement in connection with an Underwritten Offering and the effectiveness of the registration statement, in each other case, provided that the notice (or Demand Request, as applicable)

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described in Section 2(b), Section 2(e) or Section 3(a), as applicable, includes the identity of such Permitted Rights Transferee, the relationship (if any) of such Permitted Rights Transferee with the Company, their beneficial ownership of Common Stock, the Registrable Securities held by such Permitted Rights Transferee to be included in such registration and the intended method of distribution thereof, and any other information reasonably requested by the Company and/or the managing underwriter(s) for inclusion in the applicable Registration Statement, Prospectus, Free Writing Prospectus or any amendment thereof or supplement thereto.

(e) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

If to the Company, to:

Resideo Technologies Inc.

16100 N. 71st Street, Suite 550

Scottsdale, Arizona 85254

E-mail: Jeannine.lane@resideo.com

Attention: Jeannine Lane

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Russell Leaf; Tej Prakash

Fax: (212) 728-8111

Email: Rleaf@Willkie.com; TPrakash@Willkie.com

if to a CD&R Stockholder, to:

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, NY 10152

Attention:    Andrew Campelli

       Michael Pratt

Email:    ACampelli@cdr-inc.com

       mpratt@cdr-inc.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Richard J. Campbell, P.C.

   Kyle P. Elder, P.C.

Email: richard.campbell@kirkland.com

   kyle.elder@kirkland.com

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

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All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

(f) Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

(g) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(h) Entire Agreement; No Third Party Beneficiaries. This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersede any prior discussions, correspondence, negotiation, proposed term sheet, agreement, understanding or agreement and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement and (ii) except as provided in Section 5 with respect to an Indemnified Party, is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

(i) Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.

(i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the laws of a different jurisdiction.

(ii) Each party to this Agreement irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in such district any suit, action or other proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such court. Each party to this Agreement hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or other proceeding. The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any suit, action or other proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

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(iii) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k) Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and other available remedies.

(l) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

(m) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each CD&R Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, general or limited partner or member of any CD&R Stockholder or of any Affiliate thereof (in each case other than an assignee pursuant to Section 8(d) that is a Permitted Rights Transferee), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, shareholder, general or limited partner or member of any CD&R Stockholder or of any Affiliate or assignee thereof, as such for any obligation of any CD&R Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

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(n) Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the CD&R Stockholders, enter into any agreement with any holder or prospective holder of any securities of the Company that would give such holder or prospective holder the right to include any securities in any Demand Registration, Shelf Takedown, Underwritten Offering or Piggyback Registration or other registration rights, in each case on terms which are more senior to, conflict with or are otherwise more favorable to such holder or prospective holder (including, for the avoidance of doubt, any such registration rights that adversely impact or dilute the priority rights of the CD&R Stockholders under Section 2(h) with respect to a Demand Request or a Shelf Takedown initiated by the CD&R Stockholders that is a Marketed Underwritten Offering) than the registration rights granted to the CD&R Stockholders hereunder and, if any such terms are pari passu to such rights granted hereunder, the Company shall consult with the CD&R Stockholders prior to entering into any such agreement.

(o) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts (including via facsimile and electronic transmission), each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

RESIDEO TECHNOLOGIES, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

CD&R CHANNEL HOLDINGS, L.P.

By: CD&R Investment Associates XII, Ltd.
Its: General Partner

By:
Name: Rima Simson
Title: Vice President, Treasurer and Secretary

[Signature Page to Registration Rights Agreement]

Exhibit A

Form of Certificate of Designations, Preferences and Rights of Series A Cumulative

Convertible Participating Preferred Stock

[Intentionally omitted]

Schedule A

Company Competitor

[Redacted]